AS FILED WITH THE  SECURITIES  AND  EXCHANGE  COMMISSION  ON FEBRUARY  27
                                                  1996 REGISTRATION NO.
                                                  33-65337

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1

                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              EASTGROUP PROPERTIES
             (Exact name of registrant as specified in its charter)

                MARYLAND                         6798                      13-2711135
(State or other jurisdiction        (Primary Standard Industrial         (I.R.S. Employer
of incorporation or organization)       Classification No.)              Identification No.)

                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                                 (601) 354-3555
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                         DAVID H. HOSTER II, PRESIDENT
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                                 (601) 354-3555
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
  JOSEPH P. KUBAREK, ESQ.                          DANIEL G. HISE, ESQ.
 JAECKLE, FLEISCHMANN & MUGEL      BUTLER, SNOW, O'MARA, STEVENS & CANNADA, PLLC
   800 FLEET BANK BUILDING               17TH FLOOR, DEPOSIT GUARANTY PLAZA
    TWELVE FOUNTAIN PLAZA              210 EAST CAPITOL STREET, P.O. BOX 22567
   BUFFALO, NEW YORK 14202                  JACKSON, MISSISSIPPI 39225-2567
      (716) 856-0600                                   (601) 948-5711

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS PROMPTLY AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. / /



    The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                 CROSS REFERENCE SHEET PURSUANT TO RULE 404(a)
                     SHOWING THE LOCATION IN THE PROSPECTUS
               OF THE INFORMATION REQUIRED BY PART I OF FORM S-4



                             FORM S-4 ITEM                                LOCATION IN PROSPECTUS
                             -------------                                ----------------------

A.       INFORMATION ABOUT THE
         TRANSACTION


         1.        Forepart of Registration Statement
                   and Outside Front Cover Page
                   of Prospectus.......................................   Outside front cover page.

         2.        Inside Front and Outside Back Cover
                   Pages of Prospectus.................................   AVAILABLE INFORMATION;
                                                                          INCORPORATION OF CERTAIN


         3.        Summary Information, Risk Factors,
                   Ratio of Earnings to Fixed Charges and                 PROXY STATEMENT/ PROSPECTUS
                   Other Information...................................   SUMMARY; RISK FACTORS.

         4.        Terms of the Transaction ...........................   INTRODUCTION--The Merger Agreement;
                                                                          THE MERGER; DESCRIPTION OF
                                                                          CAPITAL STOCK OF EASTGROUP;
                                                                          DIFFERENCES IN SHAREHOLDERS'
                                                                          RIGHTS; APPENDIX A.

         5.        Pro Forma Financial Information.....................   INDEX TO FINANCIAL STATEMENTS.

         6.        Material Contacts with the Company
                   Being Acquired .....................................   THE MERGER--Background of the Merger;
                                                                          THE MERGER--LNH Directors' Reasons for
                                                                          Recommending the Merger.

         7.        Additional Information Required for
                   Reoffering by Persons and Parties
                   Deemed to be Underwriters...........................   Not applicable.

         8.        Interests of Named Experts
                   and Counsel ........................................   Not applicable.

                             FORM S-4 ITEM                                LOCATION IN PROSPECTUS
                             -------------                                ----------------------

         9.        Disclosure of Commission Position on
                   Indemnification for Securities Act
                   Liabilities  .......................................  INDEMNIFICATION PROVISIONS.

B.       INFORMATION ABOUT THE REGISTRANT


         10.       Information with Respect to S-3
                   Registrants ........................................   INCORPORATION OF CERTAIN
                                                                          DOCUMENTS BY REFERENCE;
                                                                          AVAILABLE INFORMATION;
                                                                          INFORMATION CONCERNING
                                                                          EASTGROUP; MARKET PRICES AND
                                                                          DIVIDENDS.

         11.       Incorporation of Certain Information by
                   Reference...........................................   INCORPORATION OF CERTAIN
                                                                          DOCUMENTS BY REFERENCE;
                                                                          INFORMATION CONCERNING
                                                                          EASTGROUP.

         12.       Information with Respect to S-2 or S-3
                   Registrants.........................................   Not applicable.


         13.       Incorporation of Certain Documents by
                   Reference...........................................   INCORPORATION OF CERTAIN
                                                                          DOCUMENTS BY REFERENCE.

         14.       Information with Respect to Registrants
                   Other than S-3 or S-2 Registrants...................   Not applicable.


C.       INFORMATION ABOUT THE COMPANY
         BEING ACQUIRED


         15.       Information with Respect to S-3
                   Companies...........................................   Not applicable.

                             FORM S-4 ITEM                                LOCATION IN PROSPECTUS
                             -------------                                ----------------------


         16.       Information with Respect to S-2 or S-3
                   Companies...........................................   INCORPORATION OF
                                                                          CERTAIN DOCUMENTS BY
                                                                          REFERENCE; AVAILABLE
                                                                          INFORMATION; INFORMATION
                                                                          CONCERNING LNH; MARKET
                                                                          PRICES AND DIVIDENDS.

         17.       Information with Respect to Companies
                   Other Than S-3 or S-2 Companies.....................   Not applicable.



D.       VOTING AND MANAGEMENT
         INFORMATION


         18.       Information if Proxies, Consents or
                   Authorizations are to be Solicited..................   INTRODUCTION; VOTING AND PROXY
                                                                          INFORMATION; THE MERGER--No Dissen-
                                                                          ters' Rights; THE MERGER--Interest of LNH
                                                                          Management and EastGroup in the Merger;
                                                                          THE MERGER--Board of Trustees and
                                                                          Management of EastGroup;
                                                                          INCORPORATION OF CERTAIN
                                                                          DOCUMENTS BY REFERENCE.

         19.       Information if Proxies, Consents or
                   Authorizations are not to be Solicited or
                   in an Exchange Offer ...............................   Not applicable.

                                 LNH REIT, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195




                               ____________, 1996



Dear Shareholder:


         A special meeting of shareholders of LNH REIT, Inc. ("LNH") will be held on __________, 1996. The purpose of the meeting is to vote on a merger (the "Merger") of LNH with and into EastGroup-LNH Corporation ("Sub"), a wholly-owned subsidiary of EastGroup Properties ("EastGroup"). The proposed transaction would result in LNH being acquired by EastGroup and the shareholders of LNH receiving, in exchange for each share of common stock of LNH, the number of shares of beneficial interest of EastGroup ("EastGroup Shares"), determined by dividing the value $8.10 by the average closing price for EastGroup Shares for the 10 trading days preceding the closing of the transaction (the "Exchange Ratio"). It is anticipated that the closing will be held on the date of the special meeting of LNH shareholders. As a result of the transaction, EastGroup will succeed to the operations and assets of LNH and LNH will cease to be a reporting company under the Securities Exchange Act of 1934, as amended.


         The proposed Merger has been approved by LNH's Board of Directors, which believes the transaction to be in the best interest of LNH and its shareholders and recommends a vote FOR its approval. The reasons for this belief are set forth in "The Merger--LNH Directors' Reasons for Recommending the Merger" in the accompanying Proxy Statement/Prospectus. The investment banking firm of Rauscher Pierce Refsnes, Inc. has issued its opinion to LNH, a copy of which is attached as Appendix B to this Proxy Statement/Prospectus, that the consideration to be received by LNH shareholders in the Merger is fair to the shareholders of LNH from a financial point of view.

         The proposed transaction is very important to you as a shareholder. Therefore, whether or not you plan to attend the meeting, I urge you to give your immediate attention to the proposal. Please review the enclosed materials, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

                                        Very truly yours,


                                        LELAND R. SPEED
                                        Chairman of the Board of Directors

                                 LNH REIT, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON ____________, 1996

To the Shareholders:

         Notice is hereby given that a special meeting of shareholders of LNH REIT, Inc. ("LNH") will be held at LNH's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi on ___________, 1996 at ____ a.m., local time, for the following purpose:

         To consider and act on a proposal to approve the Agreement and Plan of Merger dated as of December 22, 1995 among LNH, EastGroup-LNH Corporation ("Sub"), and EastGroup Properties ("EastGroup"), pursuant to which, among other things, (i) LNH will be merged with and into Sub (the "Merger"), (ii) each outstanding share of common stock of LNH will be converted into the right to receive the number of shares of beneficial interest of EastGroup ("EastGroup Shares"), determined by dividing the value $8.10 by the average closing price for EastGroup Shares for the 10 trading days preceding the closing of the transaction (the "Exchange Ratio"), and (iii) LNH will cease to exist as a separate legal entity.

         Only shareholders of record at the close of business on ____________, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         Dissenting shareholders will not have appraisal rights in connection with the Merger.

                                        By Order of the Board of Directors


                                        N. Keith McKey
                                        Senior Vice-President, Chief Financial
                                        Officer and Secretary
DATE:  ____________, 1996


--------------------------------------------------------------------------------
THIS IS AN IMPORTANT MEETING.  SHAREHOLDERS ARE URGED TO VOTE BY SIGNING,
DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH
NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                       PROXY STATEMENT OF LNH REIT, INC.
                                      AND
                       PROSPECTUS OF EASTGROUP PROPERTIES


         This Proxy Statement/Prospectus is being furnished to the shareholders of LNH REIT, Inc. ("LNH") in connection with the solicitation of proxies by the Board of Directors of LNH for use at the special meeting of its shareholders to be held __________, 1996, to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger dated December 22, 1995 (the "Merger Agreement"), a copy of which is attached hereto as Appendix A. Pursuant to the Merger Agreement, LNH will be merged (the "Merger") with and into EastGroup-LNH Corporation ("Sub"), a wholly-owned subsidiary of EastGroup Properties ("EastGroup"). In the Merger, each share of common stock, $0.50 par value per share, of LNH ("LNH Shares"), will be converted into the right to receive the number of shares of beneficial interest, $1.00 par value per share, of EastGroup ("EastGroup Shares"), determined by dividing the value $8.10 by the average closing price for EastGroup Shares for the 10 trading days preceding the closing of the Merger (the "Exchange Ratio"). It is anticipated that the closing will take place on the date of the special meeting of LNH shareholders. As a result of the Merger, LNH will cease to be a reporting company under the Securities Exchange Act of 1934, as amended.


         This document also constitutes a Prospectus of EastGroup covering the EastGroup Shares to be issued upon consummation of the Merger. EastGroup is a Maryland real estate investment trust ("REIT"), with its principal executive offices located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, telephone number (601) 354-3555. Sub was formed for the purpose of effecting the Merger. The principal executive offices of LNH are also located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, and the telephone number of LNH is (601) 354-3555.


         SEE "RISK FACTORS" ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE MERGER.


                     -----------------------------------
         NEITHER THIS TRANSACTION NOR THE SHARES OF BENEFICIAL INTEREST OF EASTGROUP HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     -----------------------------------
                 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK
           HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                     -----------------------------------
         Consummation of the Merger is subject to the affirmative approval of the holders of at least two-thirds of the LNH Shares outstanding and entitled to vote, and certain other conditions. EastGroup owns 515,200 of the LNH Shares entitled to vote (23.42% of the LNH Shares entitled to vote). The directors and officers of LNH do not own any of the LNH Shares entitled to vote. EastGroup's trustees and officers have indicated they intend to vote EastGroup's LNH Shares in favor of the Merger.


         The date of this Proxy Statement/Prospectus is _____________, 1996. This Proxy Statement/Prospectus is first being mailed to shareholders of LNH on or about _____________, 1996.

                             AVAILABLE INFORMATION



         EastGroup and LNH are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected at and, upon payment of the SEC's customary charges, copies obtained from, the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information are also available for inspection and copying at prescribed rates at the SEC's regional offices in New York, New York (Seven World Trade Center, 15th Floor, New York, New York 10007), and in Chicago, Illinois (Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60551-2511). In addition, LNH shares are traded on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "LHC" and EastGroup Shares are traded on the NYSE under the symbol "EGP." Similar information concerning both EastGroup and LNH can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


         EastGroup and LNH have filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to shares of EastGroup to be issued in the Merger. This Proxy Statement/Prospectus constitutes the Prospectus of EastGroup filed as part of the Registration Statement. As permitted by the rules and regulations of the SEC, this Proxy Statement/Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and the exhibits listed therein, which can be inspected at the public reference facilities of the SEC noted above, and copies of which can be obtained from the SEC at prescribed rates as indicated above.

         No person has been authorized to give any information or to make any representation other than as contained herein in connection with the matters described herein and, if given or made, such information or representation must not be relied upon as having been authorized by EastGroup or LNH. Neither the delivery hereof nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered by this Proxy Statement/Prospectus or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



         Incorporated into this Proxy Statement/Prospectus by reference are the documents listed below filed by EastGroup and LNH under the Securities Exchange Act of 1934, as amended. Copies of any such documents, other than exhibits to such documents, are available without charge to each person to whom a copy of this Proxy Statement/Prospectus has been delivered upon written or oral request of such person from EastGroup, 300 One Jackson Place, 188 East

Capitol Street, Jackson, Mississippi 39201-2195, Attention: Chief Financial Officer, telephone number (601) 354-3555. In order to insure timely delivery of the documents, requests should be received by ______________, 1996.

         The following documents or portions thereof are hereby incorporated into this Proxy Statement/Prospectus by reference:


     1. EastGroup's 1994 Annual Report to Shareholders (Commission file No. 1-7094).

     2. EastGroup's Annual Report on Form 10-K for the year ended December 31, 1994 (Commission file No. 1-7094).

     3. EastGroup's Form 10-K/A (Amendment No. 1 to 1994 Form 10-K) dated March 31, 1995 (Commission file No. 1-7094).

     4. EastGroup's Form 10-K/A (Amendment No. 2 to 1994 Form 10-K) dated February 21, 1996 (Commission file No. 1-7094).


     5. EastGroup's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 (Commission file No. 1-7094).

     6. EastGroup's Form 10-Q/A (Amendment No. 1 to Form 10-Q for the quarter ended March 31, 1995) dated May 16, 1995 (Commission file No. 1-7094).

     7. EastGroup's Form 10-Q/A (Amendment No. 2 to Form 10-Q for the quarter ended March 31, 1995) dated February 21, 1996 (Commission file No. 1-7094).

     8. EastGroup's Form 10-Q/A (Amendment No. 1 to Form 10-Q for the quarter ended June 30, 1995) dated February 21, 1996 (Commission file No. 1-7094).

     9. EastGroup's Form 10-Q/A (Amendment No. 1 to Form 10-Q for the quarter ended September 30, 1995) dated February 21, 1996 (Commission file No. 1-7094).

    10. EastGroup's Proxy Statement, dated April 27, 1995, used in connection with the 1995 Annual Meeting of Shareholders of EastGroup (Commission file No. 1-7094).

    11. LNH's 1994 Annual Report to Shareholders (Commission file No. 1-8330).

    12. LNH's Annual Report on Form 10-KSB for the year ended December 31, 1994 (Commission file No. 1-8330).

    13. LNH's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 (Commission file No. 1-8330).

    14. LNH's Form 10-QSB/A (Amendment No. 1 to Form 10-QSB for the quarter ended March 31, 1995) dated May 16, 1995 (Commission file No. 1-8330).

     15. LNH's Current Report on Form 8-K dated April 20, 1995 (Commission file No. 1-8330).

     16. LNH's Proxy Statement dated April 27, 1995, used in connection with the 1995 Annual Meeting of Shareholders (Commission file No. 1-8330).

     17. LNH'S Current Report on Form 8-K dated December 15, 1995 (Commission file No. 1-8330).

     18. The Agreement and Plan of Merger dated as of December 22, 1995 among LNH, Sub and EastGroup (attached hereto as Appendix A).



         All documents filed by EastGroup pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                               TABLE OF CONTENTS


                                                                            Page

PROXY STATEMENT/PROSPECTUS SUMMARY..............................................................................  1
         LNH REIT, Inc. and EastGroup Properties................................................................  1
         Date, Time and Place of Shareholders' Meeting..........................................................  1
         Record Date; Securities Entitled to Vote...............................................................  1
         The Merger.............................................................................................  2
         Certain Effects of the Merger..........................................................................  2
         Conflicts of Interest..................................................................................  2
         Benefits to LNH Affiliates.............................................................................  3
         Required Votes.........................................................................................  3
         Management's Recommendation............................................................................  3
         LNH Fairness Opinion...................................................................................  3
         Conditions to Closing..................................................................................  4
         Regulatory Approval....................................................................................  4
         No Dissenters' Rights..................................................................................  5
         Risk Factors...........................................................................................  5
         Market Prices..........................................................................................  6
         Stock Certificates.....................................................................................  6
         Differences in Shareholders' Rights....................................................................  7
         Unaudited Pro Forma Consolidated Selected Financial Data...............................................  7
         Selected Comparative Per Share Data....................................................................  8

RISK FACTORS.................................................................................................... 10
         Conflicts of Interest.................................................................................. 10
         Benefits to LNH Affiliates............................................................................. 10
         Certain Effects of the Merger.......................................................................... 11
         Risks of Real Estate Ownership......................................................................... 11
         Uncertain Market for and Price of EastGroup Shares..................................................... 11
         Dividends.............................................................................................. 12
         No Dissenters' Rights.................................................................................. 12
         Continuation of REIT Status............................................................................ 12
         Differences Between Rights of EastGroup Shareholders and LNH Shareholders.............................. 13

INTRODUCTION.................................................................................................... 14
         The Merger Agreement................................................................................... 14

VOTING AND PROXY INFORMATION.................................................................................... 17

THE MERGER...................................................................................................... 20
         Background of the Merger............................................................................... 20

         LNH Directors' Reasons for Recommending the Merger..................................................... 24
         EastGroup's Reasons for Effecting the Merger........................................................... 29
         LNH Fairness Opinion................................................................................... 31
         Operations Following the Merger........................................................................ 34
         Expense-Sharing Arrangements........................................................................... 34
         Federal Income Tax Consequences........................................................................ 36
         Taxation of EastGroup.................................................................................. 37
         Taxation of the Shareholders of a REIT................................................................. 39
         Accounting Treatment................................................................................... 40
         No Dissenters' Rights.................................................................................. 40
         Restrictions on Resales of Securities.................................................................. 40
         Board of Trustees and Management of EastGroup.......................................................... 41
         Other Directors and Trusteeships....................................................................... 43
         Interest of LNH Management and EastGroup in the Merger................................................. 44
         Executive Compensation................................................................................. 44
         Certain Relationships and Related Transactions......................................................... 47


INFORMATION CONCERNING LNH...................................................................................... 48

INFORMATION CONCERNING EASTGROUP................................................................................ 54

MARKET PRICES AND DIVIDENDS..................................................................................... 56
         EastGroup Shares....................................................................................... 56
         LNH Shares............................................................................................. 57

DIFFERENCES IN SHAREHOLDERS' RIGHTS............................................................................. 58

DESCRIPTION OF CAPITAL STOCK OF EASTGROUP....................................................................... 59

INDEMNIFICATION PROVISIONS...................................................................................... 60

EXPERTS......................................................................................................... 60

LEGAL OPINIONS.................................................................................................. 60

REPORTS TO SHAREHOLDERS......................................................................................... 61

OTHER MATTERS................................................................................................... 61

   APPENDIX A        Agreement and Plan of Merger among EastGroup Properties,
                     EastGroup-LNH Corporation and LNH REIT, Inc. dated as of
                     December 22, 1995

   APPENDIX B        Opinion of Rauscher Pierce Refsnes, Inc. dated as of
                     December 21, 1995.


   APPENDIX C        Tax Opinion of Jaeckle, Fleischmann & Mugel dated
                     as of February 26, 1996 as to certain tax matters

                       PROXY STATEMENT/PROSPECTUS SUMMARY


         The following summary is a selective outline of certain information from this Proxy Statement/Prospectus and is qualified in its entirety by the more detailed information and financial statements included or incorporated herein by reference.


LNH REIT, INC. AND EASTGROUP PROPERTIES

         LNH. LNH REIT, Inc. ("LNH") (formerly known as L&N Housing Corp.) is a Maryland corporation qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). LNH's primary investments consist of mortgage loans, real estate and shares of a REIT. The principal executive offices of LNH are located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201, and its telephone number is
(601) 354-3555.

         EastGroup. EastGroup Properties ("EastGroup") is a Maryland REIT which is qualified under the Code. EastGroup owns a balanced portfolio of income producing real estate properties, with a primary emphasis on industrial buildings, garden apartment complexes and selected office properties in the southeastern and southwestern United States. At October 10, 1995, EastGroup owned or had an interest in ten apartment complexes, twenty one industrial facilities and three office buildings. For more information regarding EastGroup, see the 1994 Annual Report to Shareholders of EastGroup that accompanies this Proxy Statement/Prospectus. EastGroup-LNH Corporation ("Sub"), is a wholly-owned subsidiary of EastGroup formed on September 29, 1995 for the purpose of effecting the Merger (as defined below). EastGroup's offices are located at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201. Its telephone number is (601) 354-3555.


DATE, TIME AND PLACE OF SHAREHOLDERS' MEETING

         The special meeting of the shareholders of LNH will be held on ______________, 1996 at _____ a.m., local time, at 300 One Jackson Place, 188
East Capitol Street, Jackson, Mississippi (the "Meeting"). The purpose of the Meeting is to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of December 22, 1995 among LNH, Sub and EastGroup (the "Merger Agreement").


RECORD DATE; SECURITIES ENTITLED TO VOTE

         The record date for the Meeting is ___________, 1996; holders of the 2,200,000 shares of common stock, $0.50 par value per LNH Share, of LNH outstanding ("LNH Shares"), are entitled to one vote per LNH Share.

THE MERGER


         Under the terms of the Merger Agreement, LNH will be merged with and into Sub (the "Merger"), EastGroup will succeed to the operations and assets of LNH and LNH will cease to exist as a separate legal entity. Upon consummation of the Merger, each outstanding LNH Share will be converted into the right to receive a certain amount of shares of beneficial interest, $1.00 par value per share, of EastGroup ("EastGroup Shares"), based on an exchange ratio (the "Exchange Ratio"). The Exchange Ratio will be determined by dividing the value $8.10 by the average closing price for EastGroup Shares for the ten trading days preceding the closing of the Merger (the "Closing Price"). It is anticipated that the closing will be held on the date of the special meeting of LNH shareholders.No fractional EastGroup Shares will be issued but, in lieu thereof, each holder of LNH Shares otherwise entitled to receive a fractional EastGroup Share will be paid cash in an amount equal to the Closing Price. The currently outstanding EastGroup Shares will not be exchanged in the Merger. See "Introduction--The Merger Agreement."



CERTAIN EFFECTS OF THE MERGER


         If the Merger is approved, shareholders of LNH will become shareholders of EastGroup. Other than LNH's officers and directors, the shareholders of LNH who currently beneficially own 77% of the outstanding LNH Shares will only own 13% of the EastGroup Shares outstanding after the Merger and, accordingly, will have less voting power and less of a percentage interest in the LNH assets which will become assets of EastGroup by reason of the Merger. See "Risk Factors--Certain Effects of the Merger."


 CONFLICTS OF INTEREST

         Two members of the four-person Board of Directors of LNH (Messrs. Speed and Bailey) are also members of the Board of Trustees of EastGroup, and have abstained from voting on the Merger as members of LNH's Board. Three officers of LNH were also officers of EastGroup at the time the Merger was proposed and negotiated. The Special Committee of the LNH Board of Directors received much of the financial, economic and other data upon which it relied in its decision making process from management personnel of LNH who are also management personnel of EastGroup. See "Risk Factors -- Conflicts of Interest."


         EastGroup and LNH, along with four other companies, were parties to expense-sharing arrangements. As contemplated by the expense-sharing arrangements, the executive officers of LNH also served as executive officers of EastGroup and the other participants. These expense- sharing arrangements terminated on December 31, 1994. See "The Merger -- Expense-Sharing Arrangements." Pursuant to an Administration Agreement (defined herein), EastGroup and LNH were parties to certain arrangements concerning the administration of LNH. The Administration Agreement was terminated effective March 31, 1995. Additionally, pursuant to a Management Agreement, EastGroup, through its wholly-owned subsidiary EGP Managers, Inc. ("EGP Managers"), provides management services to LNH. See "The Merger -- Expense-Sharing Arrangements."

         The relationships between LNH and EastGroup described above may have resulted or may result in the directors and officers of LNH having a conflict of interest with the shareholders of LNH in the negotiation, proposal, recommendation and consummation of the Merger. In this regard, the idea of combining LNH and EastGroup originated with the common management. The transaction was first proposed, however, by a special committee of EastGroup's disinterested trustees to a committee of LNH's disinterested directors, and the structure and terms of the Merger were negotiated by these two committees, with common management providing to those committees economic analyses and information regarding the companies' respective assets.


BENEFITS TO LNH AFFILIATES



         According to the terms of the Merger Agreement, EastGroup has agreed to indemnify each of the members of the Board of Directors of LNH against certain liabilities, including any liability arising under the Merger Agreement or in connection with the Merger. See "Risk Factors--Benefits to LNH Affiliates."



REQUIRED VOTES

         The proposal to approve and adopt the Merger Agreement must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding LNH Shares entitled to vote. As of the date hereof, the directors and officers of LNH and members of their immediate families do not beneficially own any of the outstanding LNH Shares. As of the date hereof, EastGroup owns 515,200 of the outstanding LNH Shares (23.42% of the outstanding LNH Shares). EastGroup's officers and trustees have indicated that they intend to vote all of the LNH Shares held by them in favor of the Merger. See "Voting and Proxy Information."


MANAGEMENT'S RECOMMENDATION

         The directors of LNH are of the opinion that the Merger is fair to and in the best interests of both LNH and its shareholders, and have unanimously recommended (with Messrs. Speed and Bailey abstaining) to LNH's shareholders that they vote in favor of the Merger. The Board of Directors believes that the Merger will: tend to maximize the value of LNH's assets; result in LNH shareholders owning a portion of the equity interest in a more viable entity with greater financial resources than LNH; and enable LNH shareholders to participate in the ownership of a larger and more diversified real estate investment trust than LNH. See "The Merger--LNH Directors' Reasons for Recommending the Merger."


LNH FAIRNESS OPINION

         Rauscher Pierce Refsnes, Inc. ("Rauscher Pierce") has rendered an opinion to the Board of Directors of LNH that the consideration to be received by the holders of LNH Shares in the Merger is fair from a financial point of view to such shareholders. A copy of the opinion is included as Appendix B hereto. Rauscher Pierce's opinion was based on Rauscher Pierce's review and analysis of (i) the trading histories of LNH Shares and EastGroup Shares prior to and after the public announcement of the proposed Merger on September 6, 1995 and the announcement of the revised agreement in principle on December 6, 1995;
(ii) LNH's quarterly operating results for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 plus LNH's operating results for the years ended December 31, 1992, 1993, and 1994; (iii) EastGroup's quarterly operating results for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 plus EastGroup's operating results for the years ended December 31, 1992, 1993 and 1994; (iv) the fact that the Merger would be submitted to a vote of the shareholders of LNH; (v) the fact that the transaction is intended to be tax-free; and (vi) certain other matters and other factors as Rauscher Pierce deemed relevant. See "The Merger--LNH Fairness Opinion."


FEDERAL TAX CONSEQUENCES

          LNH has received an opinion of Jaeckle, Fleischmann & Mugel that no gain or loss will be recognized by the holders of LNH Shares to the extent they receive EastGroup Shares in the Merger in exchange for their LNH Shares, and that such shareholders' basis in the EastGroup Shares received by such LNH shareholders in the Merger will be the same as their basis in the LNH Shares exchanged. See "The Merger--Federal Income Tax Consequences."


CONDITIONS TO CLOSING

         Consummation of the Merger is subject to a number of conditions, including the approval of the Merger Agreement by the holders of two-thirds of the outstanding LNH Shares and the continued accuracy of the representations and warranties of EastGroup, Sub and LNH as of the effective date of the Merger. The representations and warranties relate to, among other things, the absence of any material adverse changes in the business or assets of EastGroup or LNH. The Merger may also be abandoned at any time prior to its consummation by the agreement of the Board of Trustees of EastGroup and the Board of Directors of LNH. See "Introduction--The Merger Agreement."


REGULATORY APPROVAL

         EastGroup and LNH believe that the Merger may be consummated without notification being given or certain information being furnished to the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and that no waiting period requirements under the HSR Act are applicable to the Merger. However, there can be no assurance that the consummation of the Merger will not be delayed by reason of the HSR Act. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of EastGroup or LNH. At any time before or after the effective time of the Merger, any state could take such action under its own antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of LNH or assets of EastGroup or LNH by EastGroup.

Private parties may also seek to take legal action under antitrust laws under certain circumstances.




NO DISSENTERS' RIGHTS

         If the Merger is approved, such approval will bind all the shareholders of LNH, including those who vote against the Merger or abstain or fail to return a completed Proxy. No holder of LNH Shares will have any dissenters' rights in connection with, or as a result of, the matters to be acted upon relating to the Merger at the Meeting. See "The Merger--No Dissenters' Rights."



RISK FACTORS

         Two members of LNH's four-person Board of Directors are members of EastGroup's Board of Trustees. Each of the members of the Board of Directors of LNH will enter into an indemnification agreement with EastGroup pursuant to which EastGroup will agree to indemnify such persons against certain liabilities, including any liability arising under the Merger Agreement or in connection with the Merger. Additionally, three of the officers of LNH also serve as officers of EastGroup. The Special Committee of the LNH Board of Directors received much of the financial, economic and other data upon which it relied in its decision making process from management personnel of LNH who are also management personnel of EastGroup. The relationships described above may result in the directors and officers of LNH having a conflict of interest with the shareholders of LNH in the negotiation, proposal, recommendation and consummation of the Merger. See "Risk Factors--Benefits to LNH Affiliates and Conflicts of Interest."

         Risks Associated with Real Estate. Shareholders of LNH and EastGroup should be aware that there are certain risks inherent in the ownership of real estate and the securities of companies that own real estate, and that EastGroup's assets and LNH's assets may have particular risks associated with them. These risks include, among others: adverse changes in general or local economic conditions; adverse changes in interest rates and in the availability of permanent mortgage funds which may render the acquisition, sale or refinancing of properties difficult or unattractive; existing laws, rules and regulations and judicial decisions regarding liability for a variety of potential problems related to real estate generally; adverse changes in real estate, zoning, environmental or land-use laws; increases in real property taxes and federal or local economic or rent controls; other governmental rules; increases in operating costs and the need for additional capital and tenant improvements; the supply of and demand for properties; possible insolvencies and other material defaults by tenants; overbuilding in certain markets; ability to obtain or maintain full occupancy of properties or to provide for adequate maintenance or insurance; the presence of hazardous waste materials; mechanics liens resulting from construction; property related claims and litigation; fiscal policies; and acts of God. The illiquidity of real estate investments generally impairs the ability of real estate owners to respond quickly to changed circumstances. See "Risk Factors--Risks of Real Estate Ownership."

MARKET PRICES

         EastGroup Shares are traded on the New York Stock Exchange ("NYSE") under the symbol "EGP." LNH Shares are traded on NYSE under the symbol "LHC." The following table shows the sales prices of EastGroup Shares and LNH Shares as reported by NYSE, on the dates indicated.


                                                                                          Closing
                                                                                          Price
                                                                                    -----------------
September 5, 1995, the last trading day before LNH and EastGroup issued a joint press release announcing that they had agreed in principle to the
Merger(1):
  EastGroup Share                                                                      $19.875
  LNH Share                                                                              6.50


February 23, 1996, the most recent trading day prior to the date of this Proxy
Statement/Prospectus with respect to which it is practicable to provide market price information(1):
  EastGroup Share                                                                      $22.25
  LNH Share                                                                              7.75


------------------------------------------------


(1) Price per share as of a particular day reflects the last reported transaction in the indicated shares on or before that day.


         EastGroup paid a quarterly dividend of $0.45 per EastGroup Share for the last quarter of 1994 and the first and second quarter of 1995. EastGroup increased the quarterly dividend to $0.47 per EastGroup Share for the third quarter of 1995 and paid $0.47 for the fourth quarter of 1995. LNH paid a quarterly dividend of $0.14 per LNH Share for the first and second quarter of 1994, $0.09 per LNH Share for the third and last quarter of 1994 and for the first, second and third quarter of 1995, and $0.15 for the fourth quarter of 1995. LNH paid a special dividend of $1.50 per LNH Share in the third quarter of 1994 and a special dividend of $0.66 per LNH Share in the first quarter of 1995. See "Market Prices and Dividends" for more information regarding historical market prices and dividends.


STOCK CERTIFICATES

         Promptly after the Effective Time, EastGroup shall cause its transfer agent, KeyCorp Shareholder Services, Inc. (the "Exchange Agent"), to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented LNH Shares (the "Certificate(s)"), a form Letter of Transmittal and instructions for use in effecting the surrender of the Certificate and for receiving any payment for fractional shares. Upon surrender to the Exchange Agent of a Certificate, together with such Letter of Transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates representing EastGroup Shares and cash and such surrendered Certificate shall then be cancelled. Shareholders of LNH who fail to deliver their LNH Share certificates and Letter of Transmittal to the Exchange Agent will not receive their EastGroup Share certificates, nor any dividends with respect to such EastGroup Shares, unless and until such LNH Share certificates are forwarded to the Exchange Agent. Upon the Exchange Agent's receipt of the LNH Share certificates and Letter of Transmittal, the LNH shareholder will receive all unpaid dividends, if any, with respect to such LNH Shares, without interest. Shareholders who are unable to locate their LNH Share certificates may contact the Exchange Agent at the address indicated in the Letter of Transmittal for assistance. Shareholders of EastGroup will not need to exchange their share certificates. See "Introduction-- The Merger Agreement--Exchange of Shares."


DIFFERENCES IN SHAREHOLDERS' RIGHTS

         The laws and charter documents governing the rights of shareholders of EastGroup differ in certain respects from those governing the rights of shareholders of LNH. For example, shareholders of EastGroup are limited by EastGroup's Restated Declaration of Trust, as amended (the "EastGroup Declaration"), to vote only on the election and removal of trustees, amendment of the EastGroup Declaration and termination of EastGroup. LNH shareholders, however, are not restricted by LNH's Articles of Incorporation, as amended (the "LNH Articles"), as to those matters upon which LNH shareholders may vote.


UNAUDITED PRO FORMA CONSOLIDATED SELECTED FINANCIAL DATA

         The selected pro forma financial data that appears below is based on LNH's and EastGroup's historical financial data as adjusted to give effect to the Merger and EastGroup's proposed merger with Copley Properties, Inc. ("Copley"), on the basis described in the notes to the Pro Forma Consolidated Financial Statements (Unaudited). See "Information Concerning EastGroup." This information is not necessarily indicative of the results that actually would have occurred and should be read in conjunction with the Pro Forma Financial Statements (Unaudited) included elsewhere in this Proxy Statement/Prospectus.

                                                   Twelve Months Ended                          Nine Months Ended
                                                  December 31, 1994 for                       September 30, 1995 for
                                              EastGroup,  LNH and Copley(1)               EastGroup,  LNH and Copley(1)
                                              -----------------------------              -------------------------------
                                                             (In thousands, except per share data)
Unaudited Pro Forma Consolidated
   Operation Data:

Net Revenues                                        $      46,909                                    $34,454
Expenses                                                   42,687                                     30,600
Income before gain on investments                           4,222                                      4,854
Net income                                                  4,185                                      4,854
Net income per share                                         0.61                                       0.69
Weighted average number of shares
   of beneficial interest outstanding                       6,885                                      6,996



                                                                                            As of September 30, 1995
                                                                                         for EastGroup, LNH and Copley(1)
                                                                                         --------------------------------
                                                                                                  (In thousands)
Unaudited Pro Forma Consolidated
   Balance Sheet Data:
Total assets                                                                                       $288,332
Total liabilities                                                                                   145,777
Shareholders' equity                                                                                142,555

---------------------------

(1)      EastGroup, LNH and Copley have a December 31 fiscal year.



SELECTED COMPARATIVE PER SHARE DATA


         The following tables set forth certain information concerning EastGroup Shares, LNH Shares and Copley shares. Entries captioned "EastGroup pro forma consolidated" is EastGroup's and LNH's historical data combined and adjusted to give effect to the Merger and EastGroup's proposed merger with Copley on the basis described in the notes to the Pro Forma Consolidated Financial Statements (Unaudited). LNH's equivalent pro forma consolidated per share data is determined by multiplying the EastGroup pro forma consolidated data by the number of shares EastGroup issues to LNH shareholders (617,000) divided by the total number of weighted average shares outstanding after the proposed LNH and Copley mergers (6,885,000 for the twelve months ended December 31, 1994 and 6,996,000 for the nine months ended September 30, 1995). Copley's equivalent pro forma consolidated per share data is determined by multiplying the EastGroup pro forma consolidated data by the number of shares EastGroup issues to Copley shareholders (2,154,000) divided by the total number of weighted average shares outstanding after the proposed LNH and Copley mergers (6,885,000 for the twelve months ended December 31, 1994 and 6,996,000 for the nine months ended September 30, 1995).



         The following data should be read in conjunction with the Pro Forma Consolidated Financial Statements (Unaudited) included elsewhere in this Proxy Statement/Prospectus, EastGroup's Consolidated Financial Statements incorporated by reference in this Proxy Statement/Prospectus and LNH's Financial Statements incorporated by reference in this Proxy
Statement/Prospectus and Copley's Financial Statements included herein.



                                                        As of September 30, 1995
                                                     for EastGroup, LNH and Copley
                                                     ------------------------------
Book value per share of beneficial interest:
  EastGroup historical
  EastGroup pro forma consolidated
                                                                  $19.22

Book value per share of common stock:
  LNH historical                                                   20.37


                                                                   10.85



LNH equivalent pro forma consolidated                                                                     1.80

Book value per share of common stock:
  Copley historical                                                                                      10.66
  Copley equivalent pro forma consolidated                                                                6.27



                                                        Year Ended                         Nine Months Ended
                                                     December 31, 1994                     September 30, 1995
                                                     -----------------                 ------------------------

EastGroup:
  Historical net income per share of
    beneficial interest                                              $1.74                               $1.14
  Pro forma consolidated net income per
    share of beneficial interest

                                                                       .61                                 .69
  Historical consolidated cash dividends
    declared per share of beneficial                                  1.31                                1.37
    interest

                                                        Year Ended                           Nine Months Ended
                                                     December 31, 1994                       September 30, 1995
                                                     -----------------                 ------------------------
LNH:
Historical net income per share of
    common stock                                                     $0.12                               $0.52
Equivalent pro forma consolidated net
    income per share of common stock
                                                                      0.05                                0.06
Historical cash dividends declared per
    share of common stock                                             1.96                                0.93
Equivalent pro forma consolidated cash
    dividends declared per share of common
    stock                                                             0.12                                0.12

COPLEY:
Historical net income (loss) per share of
    common stock                                                     $(.15)                              $ .15
Equivalent pro forma consolidated
    net income per share of common stock                               .19                                 .21
Historical cash dividends declared per
    share of common stock                                              .94                                 .79
Equivalent pro forma consolidated cash
    dividends declared per share of common
    stock                                                              .41                                 .72


                                  RISK FACTORS

         In analyzing the Merger, shareholders of LNH should consider, among other factors, the following:



CONFLICTS OF INTEREST

         Two members of the four-person Board of Directors of LNH (Messrs. Speed and Bailey) are also members of the Board of Trustees of EastGroup, and have abstained from voting on the Merger as members of LNH's Board. Three officers of LNH are also officers of EastGroup. The Special Committee of the LNH Board of Directors received much of the financial, economic and other data upon which it relied in its decision making process from management personnel of LNH who are also management personnel of EastGroup.

         EastGroup and LNH, along with four other companies, were parties to expense-sharing arrangements pursuant to which certain executive officers of LNH also served as executive officers of EastGroup. These expense-sharing arrangements were terminated on December 31, 1994. See "The Merger -- Expense-Sharing Arrangements." Pursuant to an Administration Agreement, EastGroup and LNH were parties to certain arrangements concerning the administration of LNH. The Administration Agreement was terminated effective March 31, 1995. Additionally, pursuant to a Management Agreement, EastGroup's wholly-owned subsidiary, EGP Managers, is currently responsible for the management of LNH subject to the oversight of LNH's Board of Directors. See "The Merger -- Expense-Sharing Arrangements."

         The relationships between LNH and EastGroup described above may have resulted or may result in the directors and officers of LNH having a conflict of interest with the shareholders of LNH in the negotiation, proposal, recommendation and consummation of the Merger. In this regard, the idea of combining LNH and EastGroup originated with common management. There can be no assurance that the terms and conditions of the Merger were not affected by these relationships.

BENEFITS TO LNH AFFILIATES

         Pursuant to the Merger Agreement, EastGroup has agreed to indemnify each of the members of the Board of Directors of LNH against certain liabilities, including any liability arising under the Merger Agreement or in connection with the Merger.

CERTAIN EFFECTS OF THE MERGER


         If the Merger is approved, shareholders of LNH will become shareholders of EastGroup. The shareholders of LNH other than EastGroup, who currently beneficially own 77% of the outstanding LNH Shares, will only own approximately 13% of EastGroup Shares outstanding after the Merger and, accordingly, will have less voting power and less of a percentage interest in LNH assets which will become assets of EastGroup by reason of the Merger.


RISKS OF REAL ESTATE OWNERSHIP

         EastGroup's assets primarily consist of equity investments in various types of real property. If the Merger is consummated, shareholders of LNH will become shareholders of EastGroup, which will own all of the outstanding stock of Sub, and Sub, by operation of law, will own all of the assets of LNH. As a result, shareholders of LNH will be, as shareholders of EastGroup, subject to the risks inherent in the ownership and management of real property owned by both LNH and EastGroup. These risks include, among others: adverse changes in general or local economic conditions; adverse changes in interest rates and in the availability of permanent mortgage funds which may render the acquisition, sale or refinancing of properties difficult or unattractive; existing law, rules and regulations and judicial decisions regarding liability for a variety of potential problems related to real estate generally; adverse changes in real estate, zoning, environmental or land-use laws; increases in real property taxes and federal or local economic or rent controls; other governmental rules; increases in operating costs and the need for additional capital and tenant improvements; the supply of and demand for properties; possible insolvencies and other material defaults by tenants; overbuilding in certain markets; ability to obtain or maintain full occupancy of properties or to provide for adequate maintenance or insurance; the presence of hazardous waste materials; mechanics liens resulting from construction; property related claims and litigation; fiscal policies; and acts of God. The illiquidity of real estate investments generally impairs the ability of real estate owners to respond quickly to changed circumstances.


UNCERTAIN MARKET FOR AND PRICE OF EASTGROUP SHARES

         There can be no assurance as to the trading volume or price of EastGroup Shares after the Merger. Events outside the control of EastGroup and LNH which would adversely affect the market value of their existing real estate and other investments, as well as the market value of LNH Shares and EastGroup Shares, may occur during the period from the date of this Proxy Statement/Prospectus to the date the Merger is consummated or thereafter.

DIVIDENDS


         EastGroup has paid 63 consecutive quarterly cash distributions to its shareholders. From December 1994 until September 1995, EastGroup paid a quarterly distribution of $0.45 per EastGroup Share. Based on improvements in EastGroup's funds from operations, in September 1995, the Board of Trustees raised EastGroup's quarterly distribution from $0.45 to $0.47 per EastGroup Share. Dividends paid during the twelve months ended June 30, 1995 totaled $1.80 per EastGroup Share. EastGroup intends to maintain a conservative dividend policy. Assuming an EastGroup Share price of $21.50 and the present EastGroup quarterly dividend rate, a LNH shareholder can expect an annual dividend of $0.71 per LNH Share cancelled in the Merger. Dividends paid by LNH during the fourth quarter of 1995 were $0.15 per LNH Share ($0.60 per LNH Share on an annualized basis). See "Market Prices and Dividends" and "LNH Directors' Reasons For Recommending the Merger." For federal income tax purposes, EastGroup has determined that of the $1.84 per EastGroup Share distributed in 1995, none was a return of capital and all was ordinary income. See "The Merger--Taxation of EastGroup." Further distributions by EastGroup will be at the discretion of its Board of Trustees and will depend on EastGroup's actual cash available for distribution, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Trustees deems relevant.



NO DISSENTERS' RIGHTS

          Shareholders of LNH who vote against the Merger (or do not vote) will be bound by the results of the vote if LNH's shareholders approve the Merger. Dissenting shareholders will not have appraisal rights in connection with, or as a result of, the matters to be acted upon relating to the Merger at the Meeting. See "The Merger--No Dissenters' Rights."


CONTINUATION OF REIT STATUS


         EastGroup is a REIT. If the Merger is approved, the shareholders of LNH will become shareholders of EastGroup and, consequently, will continue to experience the tax benefits available to REITs. Continuation of these tax benefits will depend on EastGroup continuing to meet the various REIT qualification rules, which include: (a) maintaining ownership of specified minimum levels of real estate related assets; (b) maintaining specified minimum levels of real estate related income; (c) maintaining certain ownership restrictions on its shares of beneficial interest; and (d) distributing substantially all real estate investment taxable income on an annual basis. The consummation of the Merger should not affect EastGroup's continuing ability to qualify as a REIT. See "The Merger -- Taxation of EastGroup" and "The Merger -- Taxation of the Shareholders of a REIT."




DIFFERENCES BETWEEN RIGHTS OF EASTGROUP SHAREHOLDERS AND LNH SHAREHOLDERS


         If the Merger is consummated, the rights of the holders of LNH Shares that are converted into EastGroup Shares pursuant to the Merger will be governed by the Maryland General Corporation Law and Maryland Real Estate Investment Trusts Law and the rights of holders of EastGroup Shares will differ from the rights of holders of LNH Shares by virtue of different provisions appearing in the charter documents of these two companies and different statutory provisions. Certain differences between the rights of stockholders of EastGroup and the rights of stockholders of LNH include the following: (i) shareholders of EastGroup are limited by the EastGroup Declaration to vote only on the election and removal of trustees, amendment of the EastGroup Declaration and termination of EastGroup, whereas LNH shareholders are not restricted by the LNH Articles or by Maryland Law as to those matters upon which LNH shareholders may vote, (ii) the EastGroup Declaration requires the affirmative vote of the holders of not less than two-thirds of the EastGroup Shares then outstanding to remove a trustee from office, to amend the EastGroup Declaration and to terminate EastGroup, whereas LNH requires only the affirmative vote of the holders of a majority of the LNH Shares outstanding and entitled to vote for comparable actions involving LNH, and (iii) the LNH charter documents provide that the Chairman of the Board of Directors, the President or a majority of the Board of Directors may call a special meeting of LNH shareholders, whereas any trustee or officer of EastGroup, upon receiving the written request of EastGroup shareholders holding not less than 25 percent of the outstanding EastGroup Shares, shall call a special meeting of EastGroup shareholders. See "Differences in Shareholders' Rights."

                                  INTRODUCTION


         This Proxy Statement/Prospectus is being furnished to the shareholders of LNH in connection with the solicitation of proxies by the Board of Directors of LNH for use at the Meeting, which will be held on ______________, 1996, at ___________, local time, at LNH's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, and at all adjournments and postponements thereof.

         As set forth more fully below, at the Meeting, the holders of LNH Shares will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus, and is hereby incorporated by this reference into this Proxy Statement/Prospectus. Upon satisfaction of certain conditions set forth therein, the Merger Agreement provides for, among other things, (i) the merger of LNH with and into Sub, (ii) the conversion of each LNH Share outstanding into the right to receive a certain amount of EastGroup Shares based upon the Exchange Ratio (as defined below); and (iii) LNH's ceasing to exist as a separate legal entity.


THE MERGER AGREEMENT


         The statements and descriptions contained in this Proxy Statement/Prospectus with respect to the terms and conditions of the Merger Agreement are intended only as a summary of the material terms of the Merger and all descriptions of the transaction and of the Merger Agreement and are qualified in their entirety by the detailed provisions set forth in the Merger Agreement reprinted as Appendix A. Each shareholder of LNH is advised to read the Merger Agreement carefully.


         General. The Merger Agreement provides that, subject to the approval and adoption thereof by the shareholders of LNH and the satisfaction of the other conditions set forth therein, LNH will be merged with and into Sub and LNH will cease to exist as a separate legal entity. At the time the Merger becomes effective, each LNH Share will be converted into the right to receive a certain number of EastGroup Shares based on the following Exchange Ratio. The Exchange Ratio is the number of EastGroup Shares determined by dividing $8.10 by the average closing price for EastGroup Shares for the 10 trading days preceding the closing of the Merger (the "Closing Price"). It is the intention of the parties to consummate the Merger as soon as possible following adoption and approval of the Merger Agreement by the shareholders of LNH and satisfaction of all conditions (or, to the extent permitted, waiver thereof) to the parties' respective obligations to consummate the Merger. The Merger will become effective when Articles of Merger are filed with the Secretary of State of the State of Maryland and any other necessary documents are so filed (the "Effective Time"), which will occur on or about the date of the Meeting.

         Exchange of Shares. At the Effective Time, each outstanding LNH Share will be converted into the right to receive a certain amount of EastGroup Shares based on the Exchange Ratio. No fractional EastGroup Shares will be issued but, in lieu thereof, each holder of LNH Shares entitled to receive a fractional EastGroup Share will be paid cash in an amount equal to the value of such fractional share, which value will be based on the Closing Price. No interest will be paid or accrued on any cash amounts payable in lieu of fractional shares.

         Each holder of one or more certificates that represent LNH Shares prior to the Effective Time will be required to surrender such stock certificate(s), together with a duly executed Letter of Transmittal, to the Exchange Agent, in order to receive a new certificate representing the number of whole EastGroup Shares into which such LNH Shares were converted in the Merger and the cash payable with respect to any fractional shares, as set forth in the Merger Agreement. From and after the Effective Time of the Merger, until so surrendered, each certificate that theretofore represented LNH Shares will be deemed for all purposes to evidence the number of whole shares of EastGroup into which such LNH Shares were converted in the Merger, except that dividends, if any, with respect to such LNH Shares will not be paid until the certificates for LNH Shares are forwarded to the Exchange Agent together with a properly completed Letter of Transmittal, at which time the shareholder will receive all unpaid dividends, if any, with respect to such LNH Shares, without interest. Promptly after the Effective Time, each LNH shareholder will be sent a form of Letter of Transmittal which sets forth instructions concerning procedures to be followed for the submission of LNH Share certificates to the Exchange Agent after the Effective Time.

         If a new certificate representing EastGroup Shares is to be issued in the name of a person other than the one to whom the surrendered LNH Share certificate is registered on the stock transfer books of LNH immediately prior to the Effective Time, it will be a condition of such issuance that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance either pay to the Exchange Agent any transfer or other taxes required by reason of the issuance to a person other than the registered owner of the certificate or establish that such tax has been paid or is not applicable.

         At and after the Effective Time, there will be no transfers of LNH Shares on the books of LNH.

         Conditions to the Merger. The obligations of EastGroup, Sub and LNH to effect the Merger are subject to the fulfillment or waiver of, among others, the following conditions: (i) no "stop order" shall be in effect with respect to the Registration Statement of which this Proxy Statement/Prospectus forms a part and there shall be no proceeding instituted or threatened by the SEC or any state to suspend the effectiveness thereof; (ii) the holders of outstanding LNH Shares shall have approved the Merger Agreement as required by LNH's organization documents and Maryland law; (iii) all necessary permits, authorizations, regulatory approvals and consents necessary for the consummation of the Merger shall have been received; and (iv) the Effective Time shall have occurred on or before April 15, 1996.

         The obligations of EastGroup and Sub to effect the Merger are also subject to the fulfillment or waiver of certain additional conditions, including the following: (i) the material accuracy of the representations and warranties made by LNH in the Merger Agreement; (ii) the material compliance by LNH with all agreements contained in the Merger Agreement required to be performed by it prior to the Effective Time; (iii) the absence of any action or proceeding that seeks to restrain, enjoin or otherwise prohibit the Merger;
(iv) the receipt by EastGroup of an opinion of counsel to LNH as to certain specified matters, including LNH's good standing and existence, and LNH's authorization, execution and delivery of the Merger Agreement; (v) the receipt of all permits, authorizations, regulatory approvals and consents from third parties necessary for consummation of the Merger; and (vi) the absence of any material adverse developments with respect to the business or assets of LNH.

         The obligation of LNH to consummate the Merger is also subject to the fulfillment or waiver of certain additional conditions, including the following: (i) the material accuracy of the representations and warranties made by EastGroup and Sub in the Merger Agreement; (ii) the material compliance by EastGroup and Sub with all agreements contained in the Merger Agreement required to be performed by them prior to the Effective Time; (iii) the absence of any action or proceeding that seeks to restrain, enjoin or otherwise prohibit the Merger; (iv) the receipt by LNH of an opinion of counsel to EastGroup and Sub as to certain specified matters, including the good standing and existence of EastGroup and Sub, and the due authorization, execution and delivery by EastGroup and Sub of the Merger Agreement; (v) the confirmation by Rauscher Pierce of its fairness opinion described below as of the day before the date of the Effective Time; (vi) the receipt of all permits, authorizations, regulatory approvals and consents from third parties necessary for consummation of the Merger; and (vii) the absence of any material adverse development with respect to the business or assets of EastGroup.

         Amendment and Termination of the Merger Agreement. The Merger Agreement may be amended at any time, whether before or after approval of the Merger Agreement by LNH shareholders, by LNH, EastGroup and Sub; provided, however, that after any such approval, no amendment shall be made without the further approval of LNH shareholders if it decreases the number of EastGroup Shares to be exchanged for LNH Shares or adversely affects the rights of LNH shareholders.

         The Merger Agreement may be terminated by the mutual consent of the Boards of Trustees and Directors of EastGroup, Sub and LNH at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by the shareholders of LNH. In addition, the Merger Agreement may be terminated
(i) by EastGroup or LNH if the Effective Time has not occurred on or before April 15, 1996, (ii) by the Board of Trustees of EastGroup if the conditions to its closing are not satisfied prior to the Effective Time, or (iii) by the Board of Directors of LNH if the conditions to its closing are not satisfied prior to the Effective Time.

         In the event either EastGroup or LNH elects to terminate the Merger Agreement because the other party has breached any covenant in the Merger Agreement or any representation or warranty by the other party is untrue in any material respect, the party in breach shall pay to the non-terminating party its out-of-pocket expenses incurred in connection with the Merger and the non-terminating party will have any other remedy available at law or in equity.

         If the Merger is consummated, EastGroup has agreed to indemnify each person who becomes an employee, agent, officer or trustee of EastGroup with respect to claims arising after the Effective Time, and LNH has agreed to indemnify each person who was an employee, agent, officer or director of LNH prior to the Effective Time with respect to claims arising in connection with such person's service. EastGroup has also agreed to assume any liability of LNH pursuant to such indemnification to the extent of any distributions from LNH to EastGroup or any affiliate or to the extent of any claim against any person indemnified by LNH arising under the Merger Agreement or pursuant to the Merger.

         No business will be presented, or be in order for consideration, at the Meeting other than the proposal described above and such matters as may be necessary in connection therewith.

         EastGroup is not required to submit the Merger to its shareholders for approval under Maryland law or under the EastGroup Declaration and EastGroup has elected not to do so.


                          VOTING AND PROXY INFORMATION


         The Board of Directors of LNH has fixed the close of business on __________, 1996 as the record date for determining the holders of LNH Shares entitled to receive notice of and to vote at the Meeting (the "Record Date"). At the close of business on the Record Date, there were outstanding 2,200,000 LNH Shares, the only outstanding securities of LNH entitled to vote at the Meeting. Approval of the Merger will require the affirmative vote of the holders of at least two-thirds of the outstanding LNH Shares.

         The accompanying proxy is solicited on behalf of the Board of Directors of LNH and is revocable at any time before it is exercised. A proxy may be revoked by written notice of revocation or by a later dated proxy, in either case delivered to the Secretary of LNH. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

         All outstanding LNH Shares represented by properly executed and unrevoked proxies received in the accompanying form in time for the Meeting will be voted. Shareholders may (i) vote "FOR" approval of the Merger Agreement, (ii) vote "AGAINST" approval of the Merger Agreement, or (iii) "ABSTAIN" from voting on the Merger Agreement. A vote to abstain from voting on the Merger Agreement (as well as a failure to vote at all) would have the effect of a vote against the Merger Agreement. LNH Shares will be voted as instructed in the accompanying proxy. If no instructions are given, the shares will be voted for approval of the Merger Agreement.

         A proxy submitted by a shareholder may indicate that all or a portion of LNH Shares represented by such proxy are not being voted by such shareholder. This could occur, for example, when a broker is not permitted to vote shares held in street name in the absence of instructions from the beneficial owner of the shares (a "broker non-vote"). Broker non-votes will be counted in determining whether a quorum is present at the Meeting, but such shares will not be counted as having voted for or against the Merger and will have the effect of having been voted against the Merger Agreement, as approval of the Merger Agreement will require the affirmative vote of two-thirds of the outstanding LNH Shares.

         The following table sets forth information concerning ownership of LNH Shares by each person known to LNH to be the beneficial owner of more than five percent of the outstanding LNH Shares based on public filings with the SEC as of the Record Date.


                         Name and Address                                 Amount and Nature of            Percent
                       of Beneficial Owner                                Beneficial Ownership            of Class
------------------------------------------------------------------    -----------------------------      -----------

EastGroup ........................................................             515,200(1)                  23.42%
   300 One Jackson Place
   188 East Capitol Street
   Jackson, Mississippi  39201

Cardinal Portfolios Company and others............................             139,600(2)                   6.35%
   500 Crescent Court
   Suite 250
   Dallas, Texas  75201

Dimensional Fund Advisors Inc.....................................             139,100(3)                   6.32%
   1299 Ocean Avenue
   Suite 650
   Santa Monica, California  90401

Spiritas, Inc.....................................................             110,800(1)                   5.04%
   5219 Second Avenue
   Dallas, Texas   75210

---------------------------------


(1)      Based upon an amended Schedule 13D filed with the SEC.

(2) Based upon an amended Schedule 13D filed with the SEC by Cardinal Portfolios Company ("Cardinal") and certain individuals and entities that have business and personal relationships with the principals of Cardinal.

(3)      As disclosed in a filing with the SEC dated February 11, 1992, on
         Schedule 13G by Dimensional Fund Advisors Inc. ("Dimensional"), as registered investment advisor, Dimensional is deemed to have beneficial ownership of 139,100 LNH Shares, all of which LNH Shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open end investment company, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such LNH Shares.

                                   THE MERGER


BACKGROUND OF THE MERGER


         In 1992, EastGroup and Walker Investments, L.P. and affiliated entities including Walker Investments, L.P., whose general partner is Billco, Inc., a Mississippi corporation wholly-owned by the William E. Walker, Jr. Revocable Trust, a grantor trust of which the late William E. Walker, Jr. was settlor, and the W. E. Walker Foundation, a Mississippi charitable foundation, (collectively the "Walker Interests") began to purchase LNH Shares in open market transactions. At the time of these purchases Lomas Financial Corporation ("LFC") was under court protection from its creditors under Chapter 11 of the United States Bankruptcy Code. LFC owned 16% of the outstanding LNH Shares. In early 1992, EastGroup and the Walker Interests entered into an agreement with LFC pursuant to which the Walker Interests and EastGroup jointly purchased the LNH Shares owned by LFC (75% by the Walker Interests, 25% by EastGroup), and a partnership affiliated with EastGroup and Walker became the manager for LNH under the Management Agreement as part of the purchase. As a result of the purchase of LNH Shares from LFC, EastGroup and the Walker Interests jointly owned 23.12% of the outstanding LNH Shares.



         In March 1995, EastGroup announced that it had agreed to purchase the 383,775 LNH Shares owned by the Walker Interests for $7.50 per LNH Share in cash. At the same time, EastGroup also agreed to purchase the Walker Interests' share of the partnership that was the manager under the Management Agreement for $183,738 in cash. As a result of these transactions, which were consummated in April 1995, EastGroup became the beneficial owner of a total of 515,200 LNH Shares (23.42%). At the time that management proposed that EastGroup purchase the LNH Shares from the Walker Interests, management also suggested that a future business combination transaction between LNH and EastGroup might be appropriate. When it announced the agreements with the Walker Interests, EastGroup also announced that it had formed a Special Committee comprised of independent trustees (Alexander G. Anagnos and Harold B. Judell) to consider EastGroup's future strategy for its investment in LNH. EastGroup also disclosed at that time that its future strategy with respect to LNH could include a business combination transaction in which EastGroup would be the surviving entity. LNH formed a similar committee, comprised entirely of disinterested directors (Robert Ted Enloe and George R. Farish).


         During early April 1995, both Special Committees requested that management provide them with information with respect to LNH, EastGroup, their assets and the historic prices of LNH Shares and EastGroup Shares. EastGroup's Special Committee held a meeting by telephone on April 13, 1995, in which Messrs. Anagnos and Judell participated along with counsel and N. Keith McKey, Chief Financial Officer of both LNH and EastGroup. Mr. McKey answered the EastGroup Special Committee's questions about the financial position and results of operations of both LNH and EastGroup. The EastGroup Special Committee requested that management provide it with additional information with respect to LNH's assets.

         On May 1, 1995, the EastGroup Special Committee held another meeting by telephone, in which Messrs. Anagnos and Judell participated. Also present were counsel, Mr. McKey and David H. Hoster II, President of EastGroup and Executive Vice President of LNH. The Special Committee conducted a detailed review of LNH's assets, and asked questions of the members of management present. In particular, the Special Committee looked into the situation with respect to the Cowesett Corners investment, which is a mortgage loan made by LNH secured by a shopping center in Rhode Island. The borrower with respect to this loan had sought protection under the United States Bankruptcy Code, and the Special Committee was concerned as to the value of LNH's investment.


         Later on May 1, 1995, the full EastGroup Board of Trustees held a meeting at which the EastGroup Special Committee discussed its findings with respect to LNH and recommended that EastGroup propose a business combination transaction to LNH if acceptable terms could be negotiated. The Board decided that EastGroup should hold off making such a proposal to LNH until legal decisions with respect to Cowesett were rendered and the status of certain other business combination transactions that EastGroup was studying became clearer. With respect to Cowesett, the borrower pursuant to a mortgage secured by the Cowesett Corners Shopping Center had filed for relief under Chapter 11 of the United States Bankruptcy Code on February 11, 1995. Following the filing of various motions concerning issues of foreclosure, an agreement was reached whereby the property would be sold to an unrelated third party and the lien held by LNH and its co-investor would be released. The potential purchaser decided not to proceed with the transaction and, following the proposed sale deadline of November 30, 1995, LNH and its co-investor foreclosed their lien and took title to the property on December 1, 1995. See "Information Concerning LNH -- Recent Developments." With respect to other potential business combinations, EastGroup was considering whether to engage in a business combination transaction with Copley. EastGroup began acquiring shares of the capital stock of Copley in April 1995 and made a proposal to merge with Copley in May 1995. In the late summer of 1995 Copley advised EastGroup that it had determined that it was in the best interest of Copley's shareholders to gauge the market's interest in acquiring Copley by soliciting the interest of third parties in merging with Copley or acquiring Copley's stock or assets. Following an extended process during which Copley received a number of preliminary proposals to merge with Copley or acquire Copley's stock or assets, including a proposal submitted by EastGroup, Copley and EastGroup entered into an Agreement and Plan of Merger dated February 12, 1996 (the "Copley Merger Agreement"). See "Information Concerning EastGroup -- Recent Developments."


         In mid-August 1995, common management suggested that it might be appropriate for EastGroup to consider whether to propose a business combination to LNH. The EastGroup Special Committee requested further information with respect to LNH and also directed management to prepare financial analyses with respect to a merger between LNH and EastGroup. The EastGroup Special Committee met by telephone on August 28, 1995. Messrs. Anagnos and Judell, counsel, and Messrs. McKey and Hoster participated in the meeting. After a discussion of the present situation with respect to Cowesett Corners and the financial analysis, the EastGroup Special Committee decided that it would like to meet with the LNH Special

Committee. Counsel to EastGroup communicated to counsel for LNH the EastGroup Special Committee's desire to meet LNH's Special Committee.

         The LNH Special Committee met by teleconference on August 31, 1995. Messrs. Farish and Enloe participated at the meeting, and also present was LNH Counsel. Counsel reported that EastGroup management had requested the LNH Special Committee to give preliminary consideration to a merger of LNH into EastGroup based upon a ratio that would assume a value of LNH in the $7.50 per share range and the value of EastGroup in the $20.00 per share range. After a discussion of the assumed ratio, the Committee concluded that they were not presently discouraged by the values of the assumed ratio, and that they saw merit in the idea of a possible combination with EastGroup.


         On September 6, 1995, the LNH Special Committee met again in Jackson, Mississippi. Present at the meeting were Messrs. Farish, Enloe (via telephone) and LNH counsel. Also present (via telephone) for a portion of the meeting was Mr. G. Clyde Buck of Rauscher Pierce. Although Rauscher Pierce was not formally engaged to deliver a fairness opinion until October 19, 1995, there was a sufficient possibility of such an engagement that the Special Committee believed it to be desirable to include Mr. Buck in this significant meeting. No reports, oral or written, were provided by Mr. Buck at the September 6, 1995 meeting. The Committee discussed at length specific assets of LNH. Mr. Farish gave a summary of the report on the Cowesett Corners property that had been given to the full LNH Board of Directors at its regular meeting earlier in the day. According to that report, a third party had made a preliminary offer to purchase the property, but consummation of the purchase was subject to many contingencies.


         Simultaneously, the EastGroup Special Committee was also meeting in Jackson, Mississippi. Present at the meeting were Messrs. Anagnos and Judell and EastGroup counsel. Following discussion, the EastGroup Special Committee proposed that there be a merger of LNH into EastGroup in which each LNH Share would be valued at $7.50. Assuming a value per EastGroup Share of $20.00, the shares of LNH would be exchanged for EastGroup Shares in the merger at a ratio of one LNH Share for each .375 EastGroup Shares. This proposal was communicated to the LNH Special Committee.

         Following the discussion of the proposal of the EastGroup Special Committee, the LNH Special Committee offered a counter-proposal whereby each LNH Share would be converted into EastGroup Shares at a value of $8.40 per LNH Share. The EastGroup Special Committee met separately to consider the proposal, and decided that they could not recommend a transaction at that exchange ratio because it would be dilutive to EastGroup's shareholders on a funds from operations per share basis. Counsel for EastGroup met with the LNH Special Committee and its counsel to explain EastGroup's position.

         The LNH Special Committee once again met separately. With the participation of Mr. Buck, the LNH Special Committee discussed a number of factors, and sought additional information from LNH's Chief Financial Officer and from EastGroup Counsel. After that meeting, counsel to EastGroup again met with the LNH Special Committee and LNH's counsel, at which time the LNH Special Committee proposed that there be a merger of LNH into EastGroup in which each LNH Share would be valued at $7.75. The EastGroup Special Committee decided it could recommend a merger of LNH into an EastGroup wholly-owned subsidiary in which each LNH Share was converted into EastGroup Shares with a value of $7.75; PROVIDED, HOWEVER, that the exchange ratio would not be greater than four tenths of one (0.4) EastGroup Share or less than three hundred seventy five thousandths of one (0.375) EastGroup Share. On September 6, 1995, the agreement in principle between the Special Committees was publicly announced.

         The LNH Special Committee met again on October 27, 1995 by teleconference. Present were Messrs. Farish and Enloe, and also present was LNH Counsel. Following a discussion of the possible sale of the Cowesett Corners property, and related issues, the LNH Special Committee decided to make alternative proposals to the EastGroup Special Committee regarding the terms of the merger, as follows: (1) assuming a sale of the Cowesett Corners property prior to the merger with EastGroup, there would be an exchange of shares at the previously agreed values, and the shareholders of LNH would also receive cash equal to the amount realized from the sale of Cowesett Corners in excess of its current net asset value; or (2) if no sale occurred, the exchange ratio in the merger would be based upon a value of $8.00 per LNH Share.

         The EastGroup Special Committee met by telephone on October 30, 1995 to consider the desire of the LNH Special Committee to revise the terms of the Merger. Messrs. Anagnos, Judell and McKey and EastGroup counsel were present at the meeting. The EastGroup Special Committee discussed the LNH Special Committee's proposal and asked questions about the Cowesett Corners situation, the complicated nature of the proposal made by the LNH Special Committee, and the probability that the sale of Cowesett Corners would actually take place. The EastGroup Special Committee decided that it would not agree to a transaction in which consideration other than EastGroup Shares would be paid by EastGroup. The EastGroup Special Committee decided to propose to LNH a transaction in which each LNH Share would be converted into EastGroup Shares with a value of $8.00, with floor and ceiling ratios of .368 and .393.

         On November 3, 1995, the LNH Special Committee met to consider the response of the EastGroup Special Committee to its October 27 proposal. Present by teleconference were Messrs. Farish and Enloe, and also present was LNH Counsel. Present for a portion of the meeting (via telephone) was Mr. Buck of Rauscher Pierce. Following discussion, Mr. Enloe suggested that it would be valuable for the LNH Special Committee to be furnished with an analysis by the Chief Financial Officer of LNH as to what LNH might reasonably expect to realize if all of its assets were liquidated within the next several months. The LNH Special Committee determined to request such an analysis prior to making any additional proposals to the EastGroup Special Committee.

          The LNH Special Committee met again on November 30, 1995, by teleconference. Present were Messrs. Farish and Enloe, and also present was Mr. McKey, Chief Financial Officer of LNH. Mr. Farish reported that LNH was in the process of foreclosure on the

Cowesett Corners property, and would take title to it. Mr. Farish also reported that a potential buyer was still interested in the property, but that any sale of the property in the near future was not certain. There followed a discussion of the liquidation analysis furnished to the LNH Special Committee by Mr. McKey. The Committee determined that for a number of reasons it would be preferable for LNH to combine with EastGroup rather than undertake other strategic alternatives. (See "LNH Directors' Reasons for Recommending the Merger.") The LNH Special Committee determined to propose that LNH merge into EastGroup based upon a valuation of $8.10 per LNH Share and $21.00 per EastGroup Share, with floor and ceiling ratios of .375 and .40.

         The EastGroup Special Committee met by telephone on December 4, 1995 to consider the proposal of the LNH Special Committee. Present at the meeting were Messrs. Anagnos and Judell and EastGroup counsel. The EastGroup Special Committee once again analyzed the Cowesett Corners situation, the present price of EastGroup Shares and the other assets of LNH. The EastGroup Special Committee decided to request that management do an analysis of the effect that the proposed merger as revised would have on EastGroup's funds from operations per share. If that analysis showed that the proposed merger would not be dilutive to EastGroup's funds from operations per share, the EastGroup Special Committee would accept the proposal by the LNH Special Committee.

         On December 6, 1995, the LNH Special Committee met in Atlanta, Georgia. The LNH Special Committee determined that the shareholders should be offered a specific dollar value of EastGroup Shares for their LNH Shares and that the final exchange ratio should not be subject to a collar. They also requested the 30 day trading period be reduced to 10 days. Later on December 6, 1995, the LNH Special Committee met with the EastGroup Special Committee, and the two special committees reached the revised agreement in principle on the Merger. The revised agreement in principle was announced on December 6, 1995. On December 22, 1995, the Merger Agreement was executed by the parties.


LNH DIRECTORS' REASONS FOR RECOMMENDING THE MERGER

         At a Special Meeting of the LNH Board of Directors on December 22, 1995, the independent members of the Board of Directors voted unanimously, with Messrs. Bailey and Speed abstaining, to approve the Merger Agreement and the transactions contemplated thereby. The vote was based upon the Board's determination that the proposed Merger was in the best interests of and fair to the shareholders of LNH.

         In making its determination, the Board considered the following factors to be material to its decision:

         1. Limited Opportunities for Growth. Due to a number of factors, principally the real estate recession of the late 1980's and several poorly performing investments, LNH has not experienced any growth in assets in the last five years. Approximately 5% of LNH's assets were non-earning. Although the real estate investment trust industry as a whole was experiencing a recovery, the LNH Board believed that recovery was based substantially upon the growth of real estate investment trusts that were focused on a single type of property or a single geographic area, or both. The assets of LNH were located in a number of different geographic areas and consisted of a number of different types of properties, with no core group upon which LNH could base an effort to generate new growth. At the time LNH commenced serious merger discussions with EastGroup, in August 1995, the LNH Board believed that any opportunities for short-term growth were negligible, and that there was no clear assurance that a long-term growth strategy would result in a significant improvement in shareholder value above that of the EastGroup offer.

         2. Premium over Walker Purchase. On March 24, 1995, EastGroup entered into an agreement with the Walker Interests pursuant to which EastGroup agreed to purchase 383,775 shares of LNH for $2,878,312.50, or $7.50 per share, from the Walker Interests. This substantial transaction was negotiated at arm's length by a willing buyer and a willing seller with each having reasonably full knowledge of all relevant facts and neither being under any compulsion to act. The Board believed that the $7.50 per share price in March 1995 provided a clear indication that an $8.10 per share price in December 1995 (with few material changes in the asset value of LNH during the interim) was fair to and in the best interests of the shareholders of LNH.

         3. Premium over Market Value. During July 1995, immediately prior to the time when serious merger discussions between LNH and EastGroup commenced, the average market price for LNH stock was $6.375 per share. During the first eight months of 1995, prior to the public announcement on September 6, 1995 that the two companies had reached an agreement in principle with respect to a merger, the average market price of LNH stock was $6.27 per share. The $8.10 value per share to be received by the LNH shareholders represented a 27% premium over the average market price of LNH stock during July 1995, and a 29% premium over the average market price of LNH stock during the first eight months of 1995. In addition, the $8.10 value represented a premium of 8% over a per share value of $7.50, which was the highest price of LNH Shares during the 12 months prior to the execution of the Merger Agreement on December 22, 1995.

         4. Absence of Other Offers. On March 24, 1995, EastGroup filed a
Schedule 13D relating to the purchase of the Walker Interests in LNH Shares. In describing the purpose of the transaction, EastGroup indicated that it had formed a special committee of the EastGroup Board of Trustees to consider a future strategy for its LNH investment, and that such a strategy might include a business combination between LNH and EastGroup in which EastGroup would be the surviving company. On September 6, 1995, the two companies announced publicly that an agreement in principle on the exchange ratio of a stock-for-stock merger had been reached between special committees of the respective Boards. Between March 24, 1995, when the possibility that LNH might be a merger candidate was first made public, and December 22, 1995, when LNH and EastGroup entered into the Merger Agreement, a period of nearly nine months, no offers to enter into a merger or other business combination were received by LNH from any company other than EastGroup, nor did LNH receive during that period any other indications of interest in such a transaction.

         5. Merger Preferable to Liquidation. The Board considered whether an orderly liquidation of the assets of LNH might provide more value to the shareholders of LNH than a merger with EastGroup under the terms proposed. On November 3, 1995, the LNH Special Committee requested from LNH management a liquidation analysis which would show the amount of cash available for distribution if all of LNH's assets were liquidated in a 12-month period. The liquidation analysis was furnished to members of the LNH Special Committee on November 8, 1995. The analysis, which consisted of estimates prepared by LNH management and which was not based upon an independent valuation, concluded that the estimated 12-month cash liquidation value of LNH's assets was $19,835,671, or $9.02 per share. Assuming net operating income during the 12-month period of $1,039,516, the analysis estimated a total value of $20,875,187, or $9.49 per share. After factoring in a discount of 9%, representing the time value of money, the analysis concluded that the estimated per share value of an LNH Share in such a liquidation process would be $8.68, or an estimated $0.58 per share higher than the $8.10 offer from EastGroup. Given this analysis, the LNH Board concluded that the difference in values was insufficient for it to reject the EastGroup offer in favor of liquidation because (i) the EastGroup offer was certain, while there could be no assurance that the estimated liquidation values could be achieved in one year, (ii) a merger with EastGroup could be accomplished in a relatively short period of time, while a liquidation process might continue indefinitely and (iii) during the liquidation process, LNH would continue to incur substantial fixed costs in connection with the management of its residual assets (such costs having been approximately $598,000 in fiscal 1993, $565,000 in fiscal 1994, and $574,000 for the first nine months of fiscal 1995).

          6. Increase in Dividend Income. Based upon the dividend declared for the fourth quarter of 1995, LNH was paying an annual cash dividend of $0.60 per share, or $0.15 per quarter (up from $0.09 per quarter during the first three quarters of 1995). Given a market price of $7.50 per share in December of 1995, at the time the Merger Agreement was entered into, the current dividend yield per LNH Share was 8% ($0.60/$7.50). During the same period, EastGroup was paying an annual cash dividend of $1.88 per share, representing a current yield of 8.7% based upon a market price for EastGroup Shares during December 1995 of $21.625 ($1.88/$21.625). Assuming an exchange based upon values of $8.10 per LNH Share and $21.625 per EastGroup Share, the dividend value per LNH Share would rise from $0.60 per share on an annual basis to approximately $0.70 per share, representing an increase of approximately 16.7%.

         7. Improved Liquidity. The Board believed that exchanging LNH stock for EastGroup stock would provide greater liquidity for LNH shareholders, based upon the following: (i) the market capitalization of EastGroup was 4,227,000 shares compared to 2,200,000 for LNH; (ii) the average daily trading volume during the first nine months of 1995 was 5,618 for EastGroup compared to 1,854 for LNH; and (iii) EastGroup Shares were followed by four research analysts compared to none for LNH.

         8. Tax Considerations. The Board of Directors viewed as favorable to its determination the fact that the transaction is structured as a tax free reorganization, thus providing its shareholders the opportunity to share as equity participants in EastGroup's on-going activities without payment of any federal income tax, while preserving the ability of those LNH shareholders who wish to obtain cash the continued ability to do so by sale of the EastGroup shares received in the Merger on the open market.

         9. Fairness Opinion. In making its determinations, the Board took into consideration the opinion of Rauscher Pierce that, as of the date of such opinion, the consideration to be received by the shareholders of LNH pursuant to the proposed Merger was fair to the shareholders of LNH from a financial point of view. While the Board did not explicitly adopt Rauscher Pierce's financial analyses, the Board placed special emphasis on such analyses in its overall evaluation of the Merger and viewed such analyses as favorable to its determination. The Board viewed Rauscher Pierce's opinion as favorable to its determination because Rauscher Pierce is a nationally recognized investment banking firm with experience in evaluation of businesses and their securities in connection with mergers and other business combinations, and with experience in providing services to real estate investment trusts in particular. The opinion of Rauscher Pierce as to the fairness of the exchange ratio was confirmed in writing on December 21, 1995.

         10. No Break-Up Fee. The LNH Board took into consideration that the terms of the Merger Agreement did not impose a termination fee or obligation to reimburse EastGroup's expenses in the event that LNH should terminate the Merger Agreement and accept a competing offer from another company.

         The LNH Board also considered the following potentially negative factors in its deliberations concerning the Merger:

         1. Discount to Book Value. As of September 30, 1995, the book value of LNH's assets was $23,877,000, or $10.85 per share. At a value per LNH Share of $8.10, the EastGroup offer represented a discount of approximately 25% from LNH's book value per share. However, based upon the November 8, 1995 liquidation analysis discussed above, the Board believed that a one year liquidation of assets resulted in a liquidation value lower than their book value. The LNH Board did not seek an independent appraisal of the liquidation value of LNH's assets, primarily because the Board believed that such an appraisal would substantially confirm the valuations provided by LNH Management and that the expense of such an appraisal would be unjustified.

         2. No Auction Process. The Board considered the advisability of engaging a financial advisor to conduct an auction process for the sale of LNH's stock or assets, but elected not to do so. Had such an advisor been retained, merger candidates or bidders other than EastGroup may have been identified, and other offers may have been obtained based upon a valuation of LNH stock higher than $8.10 per share. The Board believed, however, that the expense to LNH of such a bidding process was likely to equal or exceed any increase in valuation. Moreover, given the fact that LNH and EastGroup were both listed on the NYSE and the public announcement of merger discussions had not elicited any indications of interest from other potential bidders (as discussed above), the Board believed that an auction process was unlikely to identify other bidders willing to make competing offers significantly higher in value than the offer of EastGroup.

         3. Uncertain Market and Price. The Board considered that there could be no assurance as to the trading volume or price of EastGroup Shares after Merger. See "Risk Factors--Uncertain Market for and Price of EastGroup Shares."

         4. Diluted Voting Power. The Board considered that the shareholders of LNH, other than EastGroup, who currently beneficially own 77% of the outstanding LNH stock will only own 13% of EastGroup stock outstanding after the Merger and, accordingly, will have less voting power and less of a percentage interest in LNH assets which will become assets of EastGroup by reason of the Merger. See "Risk Factors--Certain Effects of the Merger."

         In view of the wide variety of factors considered by the LNH Board of Directors, the LNH Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, the LNH Board concluded that the potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors considered by the Board in its deliberations relating to the Merger.

         In the event the Merger is not consummated for any reason, LNH will continue to pursue its business objectives of maximizing the value of its assets and reducing overhead and fixed costs to increase its net cash flow. LNH may also seek other financial or strategic business combinations. The LNH Board of Directors believes that there are no feasible alternatives to the Merger available to LNH at the present time that are likely to significantly improve the profitability of LNH's existing operations or result in greater shareholder value.


EASTGROUP'S REASONS FOR EFFECTING THE MERGER


         The Board of Trustees of EastGroup believes that the Merger is fair to and in the best interest of EastGroup and its shareholders. In reaching this determination, the EastGroup Special Committee and Board of Trustees of EastGroup consulted with EastGroup management, legal counsel and accountants and considered a number of factors. The material factors considered by EastGroup's Board of Trustees in reaching the foregoing conclusions are described below.

         In making its determination with respect to the Merger and the consideration to be paid to LNH shareholders in the Merger, the EastGroup Special Committee and Board of Trustees considered the following factors, all of which the Board of Trustees deemed favorable, in approving the Merger and the Merger Agreement:

         (i) The Merger would increase the total market capitalization of EastGroup. Based upon the analysis provided to the EastGroup Board of Trustees by EastGroup management, the Merger would increase the number of outstanding EastGroup Shares by approximately 13%. This is in furtherance of the Board of Trustees' goal of increasing EastGroup's market capitalization. The Board had examined other methods of increasing EastGroup's market capitalization, such as a public or private offering of EastGroup Shares, but believed that such a sale of securities was not in the best interests of EastGroup's shareholders at that time.

         (ii) The Board reviewed information relating to the financial performance, business operations and prospects of LNH and EastGroup and current industry, economic and market conditions. In this regard, the EastGroup Board placed special emphasis on and viewed as favorable to its determination the analysis prepared by EastGroup management which indicated that the Merger would be not dilutive to EastGroup's FFO per share and cash available for distribution per share.

         (iii) The Merger would reduce the ratio of EastGroup's total debt to total market capitalization from 45% to 42% as of September 30, 1995 because LNH has no indebtedness. The EastGroup Board believed that this would increase EastGroup's liquidity by making it a more attractive borrower to lending institutions.

         (iv) The Board considered the effect that the Merger would have on other business combination transactions that EastGroup was considering. The Board believed that each would be beneficial to the existing shareholders of EastGroup and that the increase in EastGroup's market capitalization and the decrease in the ratio of EastGroup's total debt to total market capitalization would make EastGroup Shares more attractive as consideration for other business combination transactions and increase the likelihood that such other business combination transactions would be completed.

         (v) The Merger would result in ongoing cost savings, such as legal, audit, shareholder relations and directors' fees, initially estimated to be approximately $400,000 per year, approximately 25% of which would have been borne by EastGroup shareholders through EastGroup's ownership of LNH.

         (vi) The Merger could be effected through the issuance of EastGroup Shares, which the Board viewed as favorable and in accordance with its goal of increasing EastGroup's market capitalization.

         The Board also considered the following factors, all of which the Board considered negative in its deliberations concerning the Merger:

         (i) The uncertainty with respect to the Cowesett Corners Shopping Plaza, and the legal proceedings in connection therewith. As the status of Cowesett Corners became more certain, the EastGroup Board became willing to increase the amount of consideration per LNH shareholders. See "Background of Merger."

         (ii) The fact that certain of LNH's assets consisted of non-recourse loans secured by undeveloped real property in Houston, Texas.

         (iii) The transaction costs to be incurred in connection with consummating the Merger (approximately $300,000) and the substantial management time and effort required to effectuate Merger.

         (iv) The risk that the anticipated benefits of the Merger might not be fully realized.

         In the opinion of the EastGroup Special Committee and Board, the factors listed above represent the material potential risks and adverse consequences to EastGroup's existing shareholders which could occur as a result of the Merger. Considering the Merger, the Special Committee and Board considered the impact of these risks and consequences on EastGroup's existing shareholders. In the opinion of the EastGroup Board, however, these potential risks and consequences were outweighed by the potential favorable factors considered by the Board which are described above. Accordingly, the EastGroup Board voted to approve the Merger and the Merger Agreement as recommended by the EastGroup Special Committee. In view of the wide variety of factors considered by the EastGroup Board and Special Committee in determining whether to enter into the Merger and the consideration to be paid to LNH shareholders, the EastGroup Board did not quantify or otherwise attempt to assign relative rights to the specific factors considered in making this determination.

LNH FAIRNESS OPINION


         LNH engaged Rauscher Pierce on October 19, 1995 to evaluate the fairness from a financial point of view of the consideration to be received in the Merger by the shareholders of LNH. Rauscher Pierce has not performed investment banking services for LNH or EastGroup during the past five years, but it has performed investment banking services for The Parkway Company, First Continental Real Estate Investment Trust and Eastover Corporation. The Parkway Company is and Eastover Corporation was affiliated with EastGroup and were parties to the Expense-Sharing Agreement described below, and First Continental Real Estate Investment Trust was merged into The Parkway Company. Within the past two years, Rauscher Pierce received the following fees (plus expenses) for fairness opinions delivered in connection with the transactions indicated: merger of First Continental Real Estate Investment Trust into The Parkway Company ($50,000); merger of EB, Inc. into The Parkway Company ($45,000); merger of Eastover Corporation into EastGroup ($30,000); and The Parkway Company's shareholder rights plan ($15,000). See "--Expense-Sharing Arrangements". LNH agreed to pay Rauscher Pierce a fee of $50,000 plus reasonable out-of-pocket expenses for its services. LNH agreed to pay Rauscher Pierce 50% of such amount when it engaged Rauscher Pierce and the remaining 50% upon the delivery of Rauscher Pierce's opinion or termination of the transaction.

         LNH interviewed three investment banking firms with which it was familiar with a view to selecting one firm to opine on the fairness of the Merger, and selected Rauscher Pierce on the basis of Rauscher Pierce's general reputation as a nationally recognized investment banking firm with experience in evaluation of businesses and their securities in connection with mergers and other business combinations, and with experience in providing services to real estate investment trusts in particular. As part of Rauscher Pierce's investment banking business, Rauscher Pierce is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.


         On December 21, 1995, Rauscher Pierce delivered to the Board of Directors of LNH its written opinion dated December 21, 1995 setting forth its opinion that, based on its review and on the information provided to it by LNH and EastGroup, the consideration to be received by shareholders of LNH in the Merger is fair to LNH and its shareholders from a financial point of view. A copy of Rauscher Pierce's opinion is reproduced as Appendix B to this Proxy Statement/Prospectus and should be read in its entirety.

         Rauscher Pierce's opinion was based on Rauscher Pierce's review and analysis of, among other things: (i) the trading histories of LNH Shares and EastGroup Shares prior to and after the public announcement of the proposed Merger; (ii) LNH's quarterly operating results for the quarters ended March 31, 1995, June 30, 1995, September 30, 1995 and yearly operating results for the years ended December 31, 1992, 1993 and 1994; (iii) EastGroup's quarterly operating results for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 plus EastGroup's operating results for the years ended December 31, 1992, 1993 and 1994; (iv) the fact that the Merger would be submitted to a vote of the shareholders of LNH; (v) the fact that the transaction is intended to be tax-free; and (vi) certain other matters and other factors as Rauscher Pierce deemed relevant such as the lack of indications of interest in LNH's assets from any third party.


         As part of its review, Rauscher Pierce reviewed: (i) drafts of the Agreement and Plan of Merger subsequently dated December 22, 1995 and entered into by EastGroup, Sub and LNH; (ii) an analysis dated November 8, 1995, prepared by LNH, of the values of assets and liabilities of LNH and EastGroup with adjustments for the estimated fair market value of certain assets; (iii) EastGroup's recent annual and quarterly reports filed pursuant to the Exchange Act; (iv) LNH's recent annual and quarterly reports filed pursuant to the Exchange Act; (v) EastGroup's Notice of Annual Meeting and Proxy Statement dated April 27, 1995; (vi) LNH's Notice of Annual Meeting and Proxy Statement dated April 27, 1995; (vii) pro forma financial statements; (viii) LNH Board of Directors' meeting file dated September 6, 1995, May 31, 1995, and March 21, 1995; (ix) EastGroup Board of Directors meeting file dated September 6, 1995, June 1, 1995, and March 16, 1995; and (x) a draft of this Registration Statement on Form S-4. In addition, representatives of Rauscher Pierce discussed with management of EastGroup and LNH the respective outlooks for future operating results, the assets and liabilities of both companies, various matters disclosed in the documents Rauscher Pierce reviewed as described above, and other matters Rauscher Pierce considered relevant to its review.


         Stock Trading Histories. As noted above, Rauscher Pierce reviewed the trading histories of LNH Shares and EastGroup Shares prior to and after the September 6, 1995 public announcement that EastGroup and LNH had agreed in principal to the proposed Merger. Based on such review, Rauscher Pierce observed that the $8.10 per LNH Share in market value of EastGroup Shares to be issued represented a 27% premium to LNH shareholders over the $6.375 average price during July 1995 of LNH Shares and an 8% premium over the highest price of LNH Shares during the past 12 months of $7.50 per LNH Share.

         Annual and Quarterly Operating Results. Rauscher Pierce reviewed LNH's and EastGroup's quarterly operating results as set forth in their quarterly reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 plus their annual reports and Form 10-K for the years ended December 31, 1992, 1993 and 1994.


         Submission to a Vote of LNH's Shareholders. Rauscher Pierce noted that the Merger will be submitted to a vote of LNH's Shareholders, and that a two-thirds majority of the LNH Shares outstanding and entitled to vote must be voted in favor of the transaction for the Merger to be consummated. If holders of one-third of the LNH Shares believe that they should receive more value than is offered, they can avoid being forced into what they believe to be an unfair transaction by voting against it.

         No Unrecognized Value. Based upon discussions with LNH management, Rauscher Pierce noted that there is no potential source of substantial "hidden" or "unrecognized value" in LNH that would suddenly make the assets of LNH much more valuable in the future. Rauscher Pierce discussed the status of the Cowesett Corners Shopping Center and the Liberty Corners Shopping Center with management and took those matters into account in connection with its fairness opinion.

         No Dilution. Rauscher Pierce considered certain specific information regarding the potential dilution per EastGroup Share from such items as outstanding options, stock appreciation rights and incentive compensation units. Assuming the exercise of all such items, the resulting dilution of approximately 0.19% was considered by Rauscher Pierce to be immaterial to the analysis of the fairness of the Merger. Rauscher Pierce also considered the dilutive effects of the Merger on LNH shareholders discussed above at "Risk Factors -- Certain Effects of the Merger."

         In analyzing the benefits of a tax free reorganization, Rauscher Pierce took into account the tax consequences that would apply in the event there was no tax free reorganization and LNH sold its assets and liquidated, with all proceeds distributed to the LNH shareholders. The LNH shareholders would treat the receipt of these liquidating distribution amounts as amounts received from the sale of their LNH stock. Accordingly, if they have held the stock for more than one year, and as a capital asset, they would recognize long term capital gain to the extent they receive amounts in excess of their tax basis in the shares, and long term capital loss to the extent the amount received was less than the basis in their shares. LNH would not be subject to tax on the sale of its assets, since it would receive a dividends paid deduction as long as it distributed amounts to its shareholders in excess of the capital gain realized on the sale of the underlying assets. Since the LNH shareholders have acquired their shares under various circumstances and for various prices, Rauscher Pierce could not quantify the tax costs associated with a liquidation of LNH in comparison to a tax free reorganization. Rauscher Pierce did ascribe some value, however, to a tax free reorganization that would not be available in a taxable liquidation, since those shareholders who desire to obtain tax free reorganization status would do so and those who desire a taxable transaction could obtain the same by sale of their LNH Shares (prior to the Merger) or sale of their EastGroup Shares (subsequent to the Merger).

         Rauscher Pierce indicated that based upon its review and analysis and considering the lack of other interested buyers of LNH, the consideration to be received in the Merger by the shareholders of LNH was fair to LNH's shareholders from a financial point of view.

         Neither LNH, EastGroup nor any other person imposed any limitation of any nature on the scope or any other aspect of Rauscher Pierce's review. Rauscher Pierce did not independently verify the accuracy of any of the information provided to it by EastGroup or LNH, and did not make an independent evaluation or appraisal of specific real estate holdings or other assets of EastGroup or LNH. The consideration to be paid to LNH shareholders upon consummation of the Merger was determined by negotiations between directors and officers of LNH and trustees and officers of EastGroup; Rauscher Pierce did not recommend the amount.

OPERATIONS FOLLOWING THE MERGER

         If the Merger Agreement is approved by the shareholders of LNH, EastGroup will survive as the parent corporation, and LNH will merge with and into Sub, which will succeed to all of the assets and liabilities of LNH. EastGroup, both directly and through its subsidiaries, will continue to actively seek new investment properties to add to its portfolio of real estate properties. See "Information Concerning EastGroup."

EXPENSE-SHARING ARRANGEMENTS


        Description of Arrangements. Until December 31, 1994, EastGroup had an expense-sharing agreement with Congress Street Properties, Inc. ("Congress Street"), The Parkway Company ("Parkway"), and Eastover Corporation ("Eastover") pursuant to which the participants shared administrative offices at the same location in Jackson, Mississippi and common officers and other personnel, subject to the authority of the board of each member company to elect or appoint and remove its officers in accordance with its certificate of incorporation, declaration of trust or other charter documents and applicable law. EB, Inc. ("EB") had a separate administrative agreement with Congress Street which allowed EB to participate in the expense-sharing arrangement on the same basis as the companies which were parties to the expense-sharing agreement. LNH had a separate administration agreement with Congress Street (and later EastGroup) which terminated effective March 31, 1995. See "--Administration Agreement." Under this arrangement, the participants shared the cost of the common officers and other employees and of shared facilities and activities. These common costs were initially paid by Congress Street, which served as the administrator of the arrangement, and the other participants paid Congress Street an annual fee (on a monthly basis) of one-half of one percent of their assets which were publicly-traded securities, and Congress Street was paid a fixed annual fee in equal monthly installments by LNH. After these fees and any profits of Eastover Realty Corporation, a real estate company that was a subsidiary of Congress Street, were subtracted from total common costs, the remaining common costs were allocated on a monthly basis among EastGroup, Parkway, Congress Street, Eastover and EB (collectively, the "Expense-Sharing Participants") in proportion to their assets other than publicly-traded securities, based on their balance sheets as contained in their most recent SEC filings. Certain costs which the common officers believed to be particularly attributable to each member company were not shared. These non-allocable costs included but were not limited to directors' and trustees' fees, legal, audit and stock transfer expenses, stationery and items of similar nature. Since the allocation formula was not based upon actual costs incurred by each member company, the allocation may have, from time to time, resulted in a greater or lesser charge to each member company than would have resulted if actual costs to each member company were allocated.

        In connection with the business combinations involving the Expense-Sharing Participants (i.e., Congress Street merged with a wholly-owned subsidiary of Parkway on November 29, 1994, Eastover combined with EastGroup on December 22, 1994 and EB combined with Parkway on April 27, 1995), the above described expense-sharing arrangements terminated on December 31, 1994, except that EastGroup had the responsibility for managing LNH under the prior administration agreement between LNH and Congress Street. See "-- Administration Agreement." Since that date, Parkway and EastGroup each have their own respective officers and employees, who do not serve as officers or employees of the other company, except for Leland R. Speed, who continues to serve as the Chief Executive Officer of both companies, and a small number of clerical and support staff employees. The officers of EastGroup also continue to serve as officers of LNH; in addition, the President of Parkway--Steven G. Rogers--continues to serve as an officer of LNH. David H. Hoster II and N. Keith McKey, who formerly served as officers of all the Expense-Sharing Participants, now serve as officers of EastGroup and LNH and not Parkway. EastGroup, LNH and Parkway continue to share the same leased office space at One Jackson Place in Jackson, Mississippi and share the services of Mr. Speed and certain clerical and support staff employees and expenses related thereto are shared among Parkway and EastGroup (except for certain costs which can be attributed to either company based on its actual use of the services involved). LNH's costs are paid as provided in the Management Agreement (described below).

        LNH Management Agreement. LNH has no salaried employees; its officers are elected by the Board of Directors solely to facilitate the execution of commitments and other obligations on behalf of LNH. Except for certain benefits received pursuant to the Incentive Compensation Plan effective October 1, 1993, none of the officers of LNH receives any remuneration from LNH in his or her capacity as an officer of LNH. EGP Managers provides all executive and administrative personnel, office space and general services required by LNH.

        Management services for LNH are rendered by EGP Managers under a Management Agreement. Until April 3, 1995, the manager, pursuant to the Management Agreement, was LNH REIT Managers, a Mississippi general partnership in which Walker Managers, L.P. ("Walker") and EGP Managers were equal partners. In connection with EastGroup's purchase of 383,775 LNH Shares for $7.50 in cash per LNH Share from affiliates of Walker, EGP Managers purchased Walker's one-half interest in LNH REIT Managers, and EGP Managers replaced LNH REIT Managers as manager under the Management Agreement. EGP Managers is entitled to receive a basic annual fee (the "Basic Fee"), payable in monthly installments, equal to the sum of 1.25% of the first $100,000,000 or portion thereof of LNH's Invested Assets (as defined in the Management Agreement), 1.125% of the second $100,000,000 or portion thereof, 1.00% of the third $100,000,000 or portion thereof, 0.875% of the fourth $100,000,000 or portion thereof and 0.75% of the portion (if any) of Invested Assets exceeding $400,000,000.

        EGP Managers may also receive incentive compensation equal to the excess, if any, of (x) the Average Annual Incentive Fee (as defined below) for the period from May 26, 1981 (the date on which LNH received the net proceeds of the public offering of LNH Shares), to the end of any fiscal year, multiplied by the number of 12-month fiscal years and fractions thereof in such period, over (y) the aggregate amount of incentive fee, if any, earned by the manager in prior years. The "Average Annual Incentive Fee" at the end of any fiscal year will be equal to the sum of:

        (i) 10% of the amount by which the Average Annual Net Profit (as defined in the Management Agreement) from May 26, 1981, to such time exceeds 12% of the Average Net Worth (as defined in the Management Agreement) for such period; and

        (ii) 5% of the amount by which the Average Annual Net Profit from May 26, 1981, to such time exceeds 17% of the Average Net Worth for such period; and

        (iii) 5% of the amount by which the Average Annual Net Profit from May 26, 1981, to such time exceeds 22% of the Average Net Worth for such period.

        During the year ended December 31, 1994, LNH paid Management Fees of $338,000. EGP Managers did not receive incentive compensation in the fiscal year ended December 31, 1994, and is not expected to receive incentive compensation in the current fiscal year. Effective July 1, 1994, EGP Managers agreed to amend the Management Agreement to provide that the Management Fee paid by LNH will not exceed $29,167 per month. The Management Agreement will be terminated on the Effective Date.

        Administration Agreement. Effective April 22, 1992, LNH REIT Managers entered into an administration agreement (the "Administration Agreement"), with Congress Street. Under the Administration Agreement, Congress Street (and later EastGroup) administered the day-to-day business of LNH in return for a $125,000 annual fee, payable by LNH's manager. In connection with the termination of the expense-sharing arrangements described above, EastGroup assumed Congress Street's duties under the Administration Agreement. The Administration Agreement was terminated effective March 31, 1995.

FEDERAL INCOME TAX CONSEQUENCES


        Set forth below is a discussion of certain federal income tax consequences of the Merger generally applicable to EastGroup, LNH and their respective shareholders. This discussion has been prepared by and is based on an opinion rendered by Jaeckle, Fleischmann & Mugel, counsel to EastGroup, a copy of which is attached as Appendix C.

        Effect of the Merger. LNH has received an opinion from Jaeckle, Fleischmann & Mugel, based on the terms of the Merger Agreement and certain related factual representations and assumptions that:

        (i) The Merger will constitute a reorganization within the meaning of section 368(a) of the Code, and EastGroup, LNH and Sub will each be a party to the reorganization within the meaning of section 368(b) of the Code.

        (ii) No gain or loss will be recognized by EastGroup, LNH or Sub in the Merger.

        (iii) No gain or loss will be recognized by the holders of LNH Shares upon their receipt of EastGroup Shares in exchange for their LNH Shares, except that holders of LNH Shares who receive cash proceeds from the sale of fractional interests in EastGroup Shares will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to their fractional share interests and such gain or loss will constitute capital gain or loss if their LNH Shares are held as a capital asset at the Effective Time.

        (iv) The aggregate tax basis of the EastGroup Shares (including fractional share interests treated as received) received by the holders of LNH Shares will be the same as the aggregate tax basis of their LNH Shares.

        (v) The holding period of the EastGroup Shares in the hands of the holders of LNH Shares will include the holding period of their LNH Shares, provided such LNH Shares are held as a capital asset at the Effective Time.

        In rendering the foregoing opinions, counsel has relied upon information contained in this document and the Merger Agreement, and upon the representations by EastGroup, Sub and LNH set forth in their respective officers' certificates dated the date of such opinion.

TAXATION OF EASTGROUP

        Since its inception, EastGroup has elected to be taxed as a REIT under the Code. To qualify as a REIT for a taxable year, EastGroup must meet certain requirements. Generally, at the end of each calendar quarter at least 75% of the value of its total assets must consist of real estate assets, cash or governmental securities and not more than 25% of the value of its total assets may consist of securities that are not counted as good assets under the foregoing 75% test. EastGroup may not own more than 10% of the outstanding voting securities of any corporation and may not own securities of any one issuer comprising more than 5% of the total value of its assets; shares of qualified REITs and of certain wholly-owned subsidiaries, such as the Sub, are exempt from these prohibitions.

        The Code also places restrictions on a REIT's sources of income. It requires that in each taxable year at least 95% of EastGroup's gross income be derived from certain real estate activities, plus dividends, interest or gains from disposition of stock or securities. Additionally, gross income from the sale or other disposition of stock and securities held for less than one year and of real property held for less than four years must comprise less than 30% of the gross income for each taxable year of EastGroup. For each taxable year, at least 75% of a REIT's gross income must be derived from specified real estate sources. Real estate income for purposes of those requirements includes gains from the sale of real property not held primarily for sale to customers in the ordinary course of business, dividends on REIT shares, interest on loans secured by mortgages on real property, certain rents from real property and income from foreclosure property. For rents to qualify, they may not be based on the income or profits of any person, except that they may be based on a fixed percentage or percentages of gross income or receipts, and the REIT may not manage the property or furnish services to tenants except (i) through an independent contractor which is paid an arm's-length fee and from which the REIT derives no income, or (ii) for any services performed which are of a type customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant. The requirements that must be satisfied for income to be within the 75% class of gross income are highly technical and not always consistent with normal real estate practice.

        EastGroup must satisfy certain ownership restrictions that limit (i) concentration of ownership of shares by a few individuals and (ii) ownership by or common ownership of EastGroup of its tenants. The shares of EastGroup must be held by at least 100 shareholders. No more than 50% in value of the outstanding shares may be owned actually or constructively by five or fewer individuals or certain other entities at any time during the last half of EastGroup's taxable year. Accordingly, EastGroup's Declaration of Trust, as amended, authorizes EastGroup to redeem its shares if directors are of the good faith opinion that the beneficial ownership of EastGroup has become concentrated to such an extent as to jeopardize its REIT classification. However, because the Code imposes broad attribution rules in determining constructive ownership, no assurances can be given that the restrictions of the Declaration of Trust, as amended, will be effective in maintaining EastGroup's REIT status.

        So long as EastGroup qualifies for taxation as a REIT and distributes at least 95% of its real estate investment trust taxable income (computed without respect to net capital gains or the dividends received deduction) for its taxable year to its shareholders annually, EastGroup will not be subject to federal income tax on that portion of such income distributed to shareholders. Any undistributed taxable income or gain, however, will be taxed to EastGroup at regular corporate rates. In addition, EastGroup may be subject to other special income and excise taxes in certain circumstances.

        If EastGroup fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, EastGroup will be subject to federal income tax (including the alternative minimum tax) on its taxable income at regular corporate rates and it will not receive a deduction for dividends paid to its shareholders. Distributions to shareholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, will be eligible for the corporate dividends received deduction, but there can be no assurance that any such distributions would be made. Failure to qualify as a REIT could result in EastGroup significantly reducing its distributions and incurring substantial indebtedness or liquidating substantial investments in order to pay the resulting taxes. In addition, EastGroup would not be eligible to elect REIT status for the four subsequent taxable years, unless its failure to qualify was due to reasonable cause, and not to willful neglect, and certain other requirements were satisfied. In order to renew its REIT qualification, EastGroup would be required to distribute all of its current and accumulated earnings and profits, which distributions would be taxable as ordinary income to its shareholders, and EastGroup might be subject to taxation on any unrealized gain inherent in its assets.

TAXATION OF THE SHAREHOLDERS OF A REIT

        Distributions made to its shareholders out of current or accumulated earnings and profits of EastGroup (including earnings and profits from LNH) will generally be taxed to them as ordinary income. A distribution by EastGroup of net capital gains will generally be treated as a capital gain to shareholders to the extent properly designated by EastGroup as a capital gain dividend. Capital gains of corporations are generally taxed in the same manner as ordinary income except that capital losses are deductible only to the extent of capital gains. Under Section 291 of the Code, however, corporate shareholders may be required to treat up to 20% of any such capital gain as ordinary income. For noncorporate taxpayers, net capital gains are taxed at a maximum rate of 28%, while short-term capital gains and ordinary income are taxed at a maximum rate of 39.6%. However, because of certain limitations on itemized deductions and personal exemptions, the effective rate may be higher in certain circumstances. Except to a very limited extent, capital losses of noncorporate taxpayers are deductible only to the extent of capital gains. Neither distributions of earnings and profits nor capital gains dividends are eligible for the dividends-received deduction for corporations. Any loss on a sale of shares of a REIT which were held for six months or less and with respect to which a capital gain dividend was received will be treated as a long-term capital loss, up to the amount of the capital gain dividend received with respect to such shares. A distribution in excess of current or accumulated earnings and profits will constitute a nontaxable return of capital, to the extent of the shareholder's basis in his shares of the REIT, and is applied to reduce the shareholder's basis in such shares. To the extent such a distribution is greater than such basis, it will be treated as capital gain to those shareholders holding their shares as capital assets. EastGroup will notify each shareholder as to the portions of each distribution which, in its judgment, constitute ordinary income, capital gain or return of capital. Should EastGroup incur ordinary or capital losses, shareholders will not be entitled to include such losses in their own income tax returns.

          THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER OR REIT OPERATIONS. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. THE OPINIONS OF COUNSEL DESCRIBED ABOVE ARE NOT BINDING UPON THE INTERNAL REVENUE SERVICE AND NO

RULINGS OF THE INTERNAL REVENUE SERVICE HAVE BEEN OR WILL BE SOUGHT OR OBTAINED. THERE IS NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE WILL AGREE WITH THE OPINIONS DESCRIBED ABOVE. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. ANY SUCH CHANGE MAY OR MAY NOT BE RETROACTIVE AND COULD AFFECT THE TAX CONSEQUENCES OF THE MERGER AND QUALIFICATION AND TAXATION OF EASTGROUP AS A REIT. EACH HOLDER OF LNH SHARES SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP OF EASTGROUP SHARES TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT


        EastGroup will account for the Merger as a "purchase" transaction in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. The fair market value of the consideration (cash, stock, debt securities, etc.) given by the acquiring firm is used as the valuation basis for the combination. The assets and liabilities of the acquired firm are revalued to their respective fair market values at the combination date. The financial statements of the acquiring company reflect the combined operations from the date of combination.


NO DISSENTERS' RIGHTS

        Shareholders of LNH who vote against the Merger (or abstain or fail to vote at all) will nevertheless be bound by the results of the vote if LNH's shareholders approve the Merger. Dissenting shareholders do not have appraisal rights in connection with the Merger.

RESTRICTIONS ON RESALES OF SECURITIES

        The EastGroup Shares to be issued pursuant to the Merger Agreement have been registered under the Securities Act. Under present law, any public reoffering or sale of such shares by any person who is not an "affiliate" of LNH at the time the Merger Agreement is submitted to a vote of LNH's shareholders will not have restrictions thereon. Also, under present law, any public reoffering or sale of such shares by any person who is an "affiliate" of LNH at the time the Merger Agreement is submitted to a vote of LNH's shareholders ("LNH Affiliate") will require either (i) the further registration of such shares under the Securities Act, (ii) compliance with Rule 145 promulgated under the Securities Act, which permits sales under certain conditions, as discussed below, or (iii) the availability of another exemption from such further registration. In very general terms, under Rule 145, assuming that the LNH Affiliate is not, at any time, an affiliate of EastGroup, the LNH Affiliate may publicly sell such EastGroup Shares if the LNH Affiliate: (1) (a) sells during any three-month period no more than the number of EastGroup Shares permitted under Rule 144(e) (which is generally the greater of (i) 1% of the total number of EastGroup Shares outstanding, or (ii) the average weekly volume of trading of EastGroup Shares for the four calendar weeks prior to the sale); (b) sells in a "brokers' transaction" (which means, generally, that the broker can do no more than execute the order as agent for the seller, can receive no more than the usual broker's commission, cannot solicit orders to buy in connection with the transaction, and does not believe that the seller is an underwriter of the securities being sold); (c) does not solicit orders to buy in connection with the transaction and does not make any payment in connection with such sale to anyone other than the selling broker; and (d) sells at a time when there is adequate current public information about EastGroup (which will be satisfied so long as EastGroup Shares remain registered under the Exchange Act and EastGroup continues to file the necessary reports under the Exchange Act); or (2) (a) holds the EastGroup Shares for at least two years and (b) sells at a time where there is adequate public information about EastGroup (as in 1(d) above); or (3) holds the EastGroup Shares for at least three years.

BOARD OF TRUSTEES AND MANAGEMENT OF EASTGROUP

        The following table describes the present trustees and executive officers of EastGroup:


        Name, Position and Tenure with                                Principal Occupation and Business
                  EastGroup                        Age              Experience for the Past Five Years (1)
----------------------------------------------   -------   --------------------------------------------------------
Leland R. Speed                                     63     Chief Executive Officer of LNH since 1992,
        Chief Executive Officer since                      EB from 1993 to 1995, Eastover from 1977
        1988 and Managing Trustee                          to 1994, Congress Street from 1984 to 1994,
        since 1978                                         EastPark Realty Trust from 1983 to 1990,
                                                           Rockwood National Corporation from 1980
                                                           to 1994, Parkway and EastGroup.(2)(3)(4)

David H. Hoster II                                 50      Executive Vice President of EB until 1995,
        President and Trustee since                        Parkway, Congress Street and Eastover until
        1993                                               1994; President of EastGroup since 1993 and
                                                           Executive Vice President of EastGroup from
                                                           1988 to 1993 and Rockwood National
                                                           Corporation from 1988 to 1994; President of
                                                           EastPark Realty Trust from 1976 to 1990;
                                                           Executive Vice President of LNH until 1995
                                                           and President of LNH since 1995.(2)(3)(4)

        Name, Position and Tenure with                                Principal Occupation and Business
                  EastGroup                        Age              Experience for the Past Five Years (1)
----------------------------------------------   -------   --------------------------------------------------------
N. Keith McKey                                     44      Executive Vice President since 1993 and
        Executive Vice President                           Chief Financial Officer of EastGroup since
        Chief Financial Officer and                        1992; Senior Vice President since 1988 and
        Secretary since 1993                               Chief Financial Officer and Secretary since
                                                           1992; Executive Vice President of Parkway
                                                           from 1993 to 1994 and Chief Financial
                                                           Officer of Parkway from 1992 to 1994;
                                                           Senior Vice President of Congress Street and
                                                           Eastover until 1994; Chief Financial Officer
                                                           and Secretary of Congress Street and
                                                           Eastover from 1992 to 1994; Senior Vice
                                                           President until 1994 and Chief Financial
                                                           Officer and Secretary from 1992 to 1994 of
                                                           Rockwood National Corporation.(2)(3)(4)

Alexander G. Anagnos                               69      Financial Advisor with WR Family
        Trustee since 1994                                 Associates.


H.C. Bailey, Jr.                                   56      President of H.C. Bailey Company (real
        Trustee since 1980                                 estate development and investment);
                                                           President of Bailey Mortgage Company
                                                           (mortgage banking) until 1992; Chairman of
                                                           the Board and Chief Executive Officer and
                                                           President of Security Savings & Loan
                                                           Association until 1992; Director of EB until
                                                           1995; Director of LNH since 1992.(5)

Harold B. Judell                                   80      Senior partner in the law firm of Foley &
        Trustee since 1981                                 Judell LLP (municipal bond attorneys).

David M. Osnos                                     64      Partner in the law firm of Arent, Fox,
        Trustee since 1993                                 Kintner, Plotkin & Kahn.

John N. Palmer                                     61      Chairman of Mobile Telecommunication
        Trustee since 1994                                 Technologies Corp. since 1989.


-----------------------

(1) Unless otherwise stated, each nominee has held the positions indicated for at least the past five years.

(2) Each of these companies was or is primarily engaged in the real estate business.


(3) The Expense-Sharing Participants are the companies that formerly participated in the expense-sharing arrangements described above under "Expense-Sharing Arrangements." The date indicated in the table as the date an executive officer began serving as such for the Expense-Sharing Participants indicates generally that the officer began serving as such for the companies that were participants at that time. Service as an executive officer for a company that became an Expense-Sharing Participant after that date began generally at the time the company became a participant.

(4) Rockwood National Corporation, through its subsidiaries, is engaged in the real estate business in New Orleans, Louisiana. Rockwood National Corporation ceased participating in the expense sharing arrangements described above under "Expense-Sharing Arrangements" on June 28, 1994 and no longer shares common management with EastGroup and LNH.

(5) Security Savings & Loan Association was seized by the Resolution Trust Company in 1992.


OTHER DIRECTORS AND TRUSTEESHIPS

        Members of EastGroup's Board of Trustees serve on the Boards of Directors or the Boards of Trustees of the following publicly-held companies:

Name                                                      Company
H.C. Bailey, Jr.                                          LNH
                                                          The Parkway Company

Harold B. Judell                                          Sizeler Property Investors, Inc.

David M. Osnos                                            VSE Corporation
                                                          Washington Real Estate Investment Trust

John N. Palmer                                            Entergy Corporation
                                                          Mobile Telecommunications Technologies
                                                          Corp.
                                                          Deposit Guaranty National Bank

Leland R. Speed                                           Farm Fish, Inc.
                                                          First Mississippi Corporation
                                                          KLLM Transport Services, Inc.
                                                          LNH
                                                          The Parkway Company

INTEREST OF LNH MANAGEMENT AND EASTGROUP IN THE MERGER

        If the Merger is approved and consummated, LNH will be merged with and into Sub, which is a wholly-owned subsidiary of EastGroup. As a result, EastGroup will own all of the assets of LNH.


EXECUTIVE COMPENSATION

                  The following table summarizes, for the fiscal years ended December 31, 1995, 1994 and 1993 the amount of the compensation paid by EastGroup to its Chief Executive Officer and all other executive officers whose cash compensation during 1995 exceeded $100,000 (the "Named Officers").




                                                    Annual Compensation (1)(2)



                                                                            Other Annual
    Name and Principal Position   Year     Salary               Bonus       Compensation
    ---------------------------   ----     ------               -----       ------------


                                  1995    $129,863     (3)       (4)             -0-
Leland R. Speed                   1994    $139,423             $58,715           -0-
  Chief Executive Officer         1993    $113,367               -0-             -0-



David H. Hoster II                1995    $174,745               (4)             -0-
  President                       1994    $ 89,977             $42,314           -0-
                                  1993     $72,240             $12,230           -0-




N. Keith McKey                    1995    $127,212               (4)             -0-
  Executive Vice President,       1994    $ 63,911             $30,103           -0-
  Chief Financial Officer         1993     $51,900              $3,669           -0-
  and Secretary

                                  -----------------------------------------------------------
                                                           Long Term
                                                      Compensation Awards
                                  -----------------------------------------------------------
                                                          LTIP Payouts        All Other
                                      Options/SARs(5)         $(6)         Compensation(7)
                                      ---------------    -------------     ---------------


                                           -0-                -0-              $7,500
Leland R. Speed                           50,000            $23,047            $5,145
  Chief Executive Officer                  -0-              $13,608            $6,664



David H. Hoster II                         -0-                -0-              $7,500
  President                               40,000            $21,203            $5,145
                                           -0-              $12,519            $4,991




N. Keith McKey                             -0-                -0-              $7,500
  Executive Vice President,               25,000            $13,828            $4,397
  Chief Financial Officer                  -0-               $8,165            $2,878
  and Secretary


(1) Until December 31, 1994, the executive officers of Eastgroup also served as executive officers of all the Expense-Sharing Participants. See "The Merger -- Expense-Sharing Arrangements." Their salaries were paid by Congress Street and then allocated among the Expense-Sharing Participants in accordance with the allocation formula set forth in the agreement.

(2) For 1993 and 1994, all amounts are EastGroup's share of the particular Named Officer's compensation as allocated under the Expense-Sharing Agreement.

(3) Mr. Speed's salary is paid one-half by EastGroup and one-half by The Parkway Company, of which he is also Chief Executive Officer. See "The Merger--Expense Sharing Arrangements." This amount is EastGroup's share of Mr. Speed's compensation.

(4) EastGroup's Compensation Committee has not yet determined the amount of bonus payable to the Named Officers under EastGroup's 1994 Incentive Plan.

(5) These options were granted under EastGroup's 1994 Management
    Incentive Plan (the "1994 Incentive Plan") and become exercisable with respect to one-half the shares on the first anniversary date of grant and one-half the shares on the second anniversary date of grant.

(6) These payments were made under Incentive Compensation Units granted under EastGroup's 1989 Incentive Plan (the "1989 Plan"). The amount for 1994 includes a payment made in December 1994 in consideration of the officer agreeing to cancel the remaining term of the Incentive Compensation Units, which payment was made in EastGroup Shares. An Incentive Compensation Unit was a right to receive an amount equal to the dividend paid on a specified number of EastGroup Shares during a five year period beginning on the date of the grant of the unit. The amount that was payable with respect to an Incentive Compensation Unit was credited to an account for the holder of such unit. The grantee of the Incentive Compensation Unit shall be entitled to a cash payment of 20% of the amount in the account on the first anniversary date of its grant, 40% on the second anniversary date, 60% on the third anniversary date, 80% on the fourth anniversary date and 100% on the fifth anniversary date.

(7) For 1995, this is EastGroup's discretionary contribution to its 401(K) Plan for the Named Officer's benefit and for 1993 and 1994 this amount is EastGroup's share of Congress
    Street's discretionary contribution to a 401(K) plan for the respective Named Officer's benefit.


    Option Grants. No options were granted to the Named Officers during the year ended December 31, 1995.

    Option Exercises and Year End Values. No options were exercised by the Named Officers during 1995. The following table shows the year end value of unexercised in-the-money options held by the Named Officers. Year end values are based upon the closing price of EastGroup Shares on the NYSE on December 29, 1995 ($21.375).

                         Aggregated Options/SAR Exercises with Last Fiscal Year
                                      and FY-End Option/SAR Values


                                                                                  Value of
                                      Number of Unexercised               Unexercised In-The-Money
            Name                      Options at FY-End (#)                 Options at FY-End($)
                                  Exercisable/Unexercisable(1)            Exercisable/Unexercisable

Leland R. Speed                           25,000/25,000                        $59,375/$59,375
  Chief Executive Officer

David H. Hoster II                        20,000/20,000                        $47,500/$47,500
  President

N. Keith McKey                            12,500/12,500                     $29,687.50/$29,687.50
  Executive Vice President,
  Chief Financial Officer
  and Secretary




                  Trustees' Fees. Under EastGroup's standard compensation arrangements with trustees (except Mr. Speed and Mr. Hoster, who are salaried officers), trustees are paid a monthly stipend of $500, plus $1,000 and reimbursement of actual expenses for attendance at each meeting of the Board of Trustees and $750 and reimbursement of expenses for each meeting of a committee established by the Board of Trustees. Only one fee is paid in the event more than one meeting is held on a single day.

                  Trustees Stock Option Plan. At the 1991 annual meeting, the shareholders of EastGroup approved the EastGroup Properties 1991 Trustees Stock Option Plan (the "Trustees Plan"). The Trustees Plan authorizes the issuance of options for up to 100,000 EastGroup Shares to trustees of EastGroup who are not, and have not been for at least one year prior to the date of determination, employees of EastGroup ("Non-Employee Trustees"). Under the Trustees Plan, each Non-Employee Trustee of EastGroup on March 15, 1991 was automatically granted an option to purchase 5,000 EastGroup Shares. Each person who first becomes a Non-Employee Trustee after March 15, 1991 will automatically be granted an option to purchase 5,000 EastGroup Shares on the date the person becomes a Non-Employee Trustee, if such EastGroup Shares are available. Each Non-Employee Trustee will also be granted an option to purchase 1,500 additional EastGroup Shares on the date of any annual meeting at which such Non-Employee Trustee is reelected to the Board of Trustees. The option exercise price is the closing price of an EastGroup Share if EastGroup Shares are listed on an exchange or the average between the bid and the asked price for the date if the EastGroup Shares are traded over-the-counter (or, if no EastGroup Shares were publicly traded on that date, the next preceding date that such EastGroup Shares were so traded). Such options are exercisable in full on the date of grant and expire ten years after the date of grant, or, if earlier, six months after the termination of the optionee's service as a Non-Employee Trustee, unless such service is terminated by reason of death, in which case the optionee's legal representative shall have one year in which to exercise the option.

          No options were exercised by trustees under the Trustees Plan during 1995. On June 1, 1995, Messrs. Palmer, Bailey, Judell, Anagnos and Osnos were each granted options to purchase 1,500 EastGroup Shares at an exercise price of $19.00 per EastGroup Share.


CERTAIN RELATIONSHIPS AND RELATED TRANSCTIONS

          For a description of certain relationships among EastGroup, LNH and The Parkway Company, see "Expense-Sharing Arrangements."

                           INFORMATION CONCERNING LNH


          The following information regarding LNH is supplementary to the information contained in LNH's Annual Report to Shareholders for the year ended December 31, 1994 and LNH's Form 10-QSB for the quarter ended September 30, 1995, which accompany this Proxy Statement/Prospectus and are incorporated herein by reference. Shareholders should refer to the Annual Report and Form 10-QSB for financial statements regarding LNH and Management's Discussion and Analysis of Financial Condition and Results of Operations with respect to LNH.

RECENT DEVELOPMENTS

          COWESETT MORTGAGE. As disclosed in LNH's most recent Form 10-Q, the borrower with respect to the mortgage secured by the Cowesett Corners Shopping Center in Warwick, Rhode Island, petitioned for relief under Chapter 11 of the United States Bankruptcy Code on February 11, 1995. After various motions with respect to whether LNH and its co-investor should be able to foreclose on the Cowesett Corners Shopping Center and sell it at public auction, an agreement was reached and approved by the Court pursuant to which the Cowesett Corners Shopping Center was to be sold to an unrelated third party and LNH and its co-investor would release their lien on the Cowesett Corners Shopping Center in return for a cash payment of $13,250,000, of which $6,625,000 was to be paid to LNH. The potential purchaser of the Cowesett Corners Shopping Center decided not to proceed with the transaction. Because the proposed sale did not take place by the November 30, 1995 deadline, LNH and its co-investor foreclosed their lien on the property and took title to the property on December 1, 1995.

          LIBERTY CORNERS. On December 6, 1995, LNH's management and Audit Committee, based upon management's evaluation of operations in 1995 to date and projected operations for 1996, decided to record a write-down with respect to LNH's carrying value of the Liberty Corners Shopping Plaza to $4,650,000. This write-down will be reflected in the Company's December 31, 1995 financial statements. The resulting carrying value of Liberty Corners is management's best estimate of the property's net realizable value.



DESCRIPTION OF PROPERTIES

          LNH's primary investments in real estate related assets are summarized below.

Mortgage Loans

          Citrus Center. This 20.99% mortgage loan participation is secured by a 136,228 square foot shopping center in Inverness, Florida and has an outstanding principal balance of $1,868,000 and net carrying value of $1,593,000 at December 31, 1995. The other 79.01% of this mortgage loan, amounting to $7,029,000, is held by a mortgage fund. This project was funded in 1988 and was scheduled to mature May 31, 1998. However, the borrowers on the

Citrus Center mortgage loan failed to make five scheduled payments during 1993 and 1994 and, as a result, LNH recorded a provision for loss of $275,000 at December 31, 1994 to write down the investment to its estimated net realizable value. In June 1995, the borrowers and LNH agreed to a Modification Agreement. The Modification called for the interest rate to be reduced from 9% to 8%, with 1% to be deferred until the note matures on November 30, 1998. Also, of the five past due payments, the two payments most current were to be brought current, with the three remaining payments becoming due on November 30, 1998. As of December 31, 1995, the borrowers have made all payments agreed to in the Modification Agreement. During 1995, LNH has recognized interest income of $174,000 as compared to $85,000 in 1994. The shopping center is 84% occupied at year end.

                  West Houston, Ltd. In September 1993, pursuant to the sale of a 1,108 acre parcel of the Houston land, LNH received cash of $1,108,000 and a mortgage note receivable of $3,324,000. The terms of the note include interest at the prime lending rate (8% at year-end); payments of interest only for 18 months, increasing thereafter to fixed principal and interest payments based on a 20-year amortization; and, maturity on September 17, 1999. After being discounted to yield a market rate of interest, the note has a net carrying value of $3,091,000 at December 31, 1994.

                  MBSLD, Ltd. On March 18, 1994, LNH sold an 8.5 acre parcel of the unimproved Houston land to MBSLD, Ltd., a Texas limited partnership. LNH received $44,000 cash (net of closing costs) and a first mortgage of $200,000. The terms of the note include 36 monthly principal and interest payments beginning on May 1, 1994 that are based on a 15-year amortization accruing interest at 8 percent. The next 24 monthly payments will accrue interest at the lower of the prime rate plus 1.5% or a fixed rate of 10%. On April 1, 1999, a final principal payment of $158,000 becomes due along with any remaining accrued interest. No gain or loss was recorded at the time of this sale, and the principal balance of this loan at year-end was $146,000.

                  Baypointe. On April 20, 1994, LNH sold a 90 acre parcel of land located in Houston, Texas to Elektra Enterprises, Inc. LNH received cash of $550,000 and a mortgage note receivable of $2,200,000. The terms of the note call for semi-annual principal and interest payments for four years. These payments will be based on a 20-year amortization, and the balance of the note will be due after four years. Interest will accrue on the unpaid balance at the rate of 9.5% for the first 3 years and at prime plus 1.5% (with a 12% ceiling) for the fourth year. The balance of the note at December 31, 1995 was $2,046,000.

Real Estate

                  Cowesett Corners Shopping Center. LNH owns a 50% undivided interest in a 135,713 square foot shopping center in Warwick, Rhode Island. LNH acquired title through foreclosure on December 1, 1995 and recorded its net loan investment of $5,971,000 as an investment in a joint venture. LNH accounts for this investment on the equity method of accounting. The investment at December 31, 1994 amounted to $6,011,000. The shopping center is 97% leased at December 31, 1995.


          The following table sets forth certain information regarding the leases of the tenants that occupy more than 10% of the rentable square footage:


                                                                                        Edward's Painting &
                           Super Stop N' Shop                 The Fabric Place          Decorating
Minimum rent per year               $500,000                  $213,000                  $135,000
Expiration date                        2007                      1998                     2005
Renewal option                      6/5 yrs. ea.              2/5 yrs. ea.              3/5 yrs. ea.


                  Lease expirations by year of expiration are as follows (dollars in thousands):

                                 1996          1997         1998        2000          2001         2005          2007          2010


Number of leases expiring           3             1            8           3             2            1             1             1

Total area (in sq. ft.)         4,646           900       37,343       8,757        10,727       17,059        55,532         5,599

Annual rental                     $68           $14         $412        $121          $105         $135          $500           $50

Percent of gross rental          4.8%          1.0%        29.3%        8.6%          7.5%         9.6%         35.6%          3.6%




                  Based upon its experience to date, LNH believes that leases expiring in 1996 will be renewed (or replaced with new tenants in a few cases) at minimum rentals at least equal to existing rents for leases. However, LNH can give no assurance in this respect.


                  Linpro Commerce Center. This 99,000 square foot commercial building was acquired on December 6, 1992 through a deed in lieu of foreclosure on a land purchase-leaseback investment of $1,200,000 and a mortgage loan investment with a net book value of $3,930,000. It is used as an office, showroom and warehouse and was 95% occupied and 100% leased at December 31, 1995. The asset has a net book value of $3,730,000 at December 31, 1995.

                  The following table sets forth certain operating data with respect to the property during the period owned by LNH:


                                                                 Year Ended                    Nine Months Ended
                                                                 December 31                   September 30
                                                                 1993           1994           1994           1995

Occupancy rate (at end of period)                                85%            95%            95%            95%
Total rent per leased square foot                                $4.77          $4.13          $4.03          $4.22



                  The following table sets forth certain information regarding the leases of the tenants that occupy more than 10% of the rentable square footage:

                          Progressive
                             Games                  Mayor Supply                Pride Outdoor                 Lennox

Minimum rent per year       $61,000                   $100,000                     $60,000                    $77,000
Expiration date              1997                       1997                        1998                       1998
Renewal option           2/2 yrs. ea.               1/2 yrs. ea.                     ---                   2/5 yrs. ea.



                  Lease expirations by year of expiration are as follows (dollars in thousands):

                                       1997                    1998                      1999                      2000

Number of leases expiring                3                       3                         1                         1
Total area (in sq. ft.)               43,000                  32,500                     9,500                     9,000
Annual rental                          $199                    $159                       $52                       $46
Percent of annual rental               43.6%                   34.8%                     11.4%                     10.2%


                  Based upon its experience to date, LNH believes that leases expiring in 1996 will be renewed (or replaced with new tenants in a few cases) at minimum rentals at lease equal to existing rents for leases. However, LNH can give no assurance in this respect.

                  The realty taxes for the year ended December 31, 1994 amounted to $77,210. The federal income tax basis of the property at December 31, 1994 was $5,214,390.

          Liberty Corners. This 121,432 square foot shopping center was acquired on February 25, 1994 through a deed in lieu of foreclosure on a mortgage loan investment with a book value of $6,689,000 and a carrying value of $5,294,000. LNH owns 77.78% of the investment and records the total assets, liabilities, revenues and expenses of the center with minority interests provided for the 22.22% not owned. The net book value at December 31, 1995 was $4,650,000 net of an allowance for loss of $439,000. The shopping center was 87% occupied at December 31, 1995.

          The following table sets forth certain operating date with respect to the property during the period owned by LNH:


                                                                                        Nine Months Ended
                                            Year Ended December 31                      September 30
                                            1994                                        1994     1995

Occupancy rate (at end of
 period)                                    83%                                         82%      85%
Total rent per leased square foot        $6.74                                        $6.93   $7.15


                  The following table sets forth certain information regarding the leases of the tenants that occupy more than 10% of the rentable square footage:

                                            Price Chopper
Mininum rent per year                       $290,000
Expiration date                             2007


                  Lease expiration by year of expiration are as follows (dollars in thousands):

                                     1997             1998          1999           2000         2002          2007

Number of leases expiring               5                3             2              4            1             1
Total area (in sq. ft.)            10,650            6,700         9,850         18,070        1,400        56,000
Annual rental                         $99              $68           $73           $157          $12          $290
Percent of annual rental            14.2%             9.7%         10.4%          22.5%         1.7%         41.5%


                  Based upon its experience to date, LNH believes that leases expiring in 1997 will be renewed (or replaced with new tenants in a few cases) at minimum rentals at least equal to existing rents for leases. However, LNH can give no assurance in this respect.

          The realty taxes for the year ended December 31, 1994 amounted to $137,626. The federal income tax basis of the property at December 31, 1994 was $6,677,189.

          Unimproved Land. In December 1990, LNH received a deed in lieu of foreclosure on a mortgage loan investment collateralized by approximately 1,360 acres of unimproved land in Houston, Texas. At December 31, 1995, LNH had three tracts of land remaining consisting of 140 acres with a book value of $776,000.

Marketable Equity Securities

          Liberte' Investors. LNH owns 300,000 shares of this REIT, which was formerly known as Lomas & Nettleton Mortgage Investors and was managed by a subsidiary of LFC. The investment has a carrying value and a market value of $675,000 ($2.25 per LNH Share) at December 31, 1995. No dividends have been received from this investment since 1990.

                        INFORMATION CONCERNING EASTGROUP

         The following information regarding EastGroup is supplementary to the information contained in EastGroup's Annual Report or Form 10-K and Annual Report to Shareholders for the year ended December 31, 1994 and EastGroup's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, which are incorporated herein by reference.

RECENT DEVELOPMENTS

         PURCHASE OF LNH SHARES. In April 1995, EastGroup purchased 383,775 shares (17.4%) of LNH for $7.50 per LNH Share in cash and a one-half interest of LNH REIT Managers. As a result of this purchase, EastGroup owns 515,200 LNH Shares (23.42%). See "The Merger - Background of the Merger."


         PURCHASE OF SHARES OF COPLEY. In April 1995, EastGroup acquired 187,000 shares (5.2%) of common stock, $1.00 par value per share, of Copley, a Boston-based REIT with a portfolio of 13 industrial properties and two office buildings located in Maryland, Georgia, Florida, Arizona and California. On May 24, 1995, EastGroup proposed an offer to merge with Copley pursuant to which Copley shareholders would receive an amount of EastGroup Shares having a value of $12.00 for each Copley share held by such shareholder. After not receiving a formal response from Copley, EastGroup withdrew its offer on June 8, 1995. Since then, EastGroup purchased an additional 342,000 shares of Copley increasing EastGroup's ownership to 529,000 shares of Copley (14.76%). On November 15, 1995, EastGroup made a preliminary proposal to Copley pursuant to which Copley would be merged into EastGroup or a wholly-owned subsidiary of EastGroup in a transaction in which each Copley share would be converted into EastGroup shares with a value of $13.50 to $14.00.

         On February 12, 1996, Copley and EastGroup entered into the Copley Merger Agreement, pursuant to which Copley is to be merged with EastGroup. In the merger, each share of Copley common stock will be converted into EastGroup Shares based upon a value per Copley share of $15.60. If, however, Copley has sold its interest in University Business Center Associates ("UBC") to Copley's joint venture partner prior to the closing of the merger, each share of Copley common stock will be converted into EastGroup Shares based upon a value of $12.00 for each Copley share and the proceeds from the sale of the UBC interest will be distributed to Copley's shareholders prior to the merger. The value into which each share of Copley's common stock will be converted into EastGroup Shares is subject to further adjustment in the event certain other cash distributions are made to Copley shareholders prior to the effective date of the merger.

         The value of EastGroup Shares for purposes of calculating the ratio at which Copley's shares of common stock will be converted into EastGroup Shares in the merger will be the average of the closing price of EastGroup Shares on the NYSE on the 20 trading days immediately preceding the fifth trading day prior to the effective date of the merger (the

"EastGroup Stock Price"); however, the EastGroup Stock Price will be deemed to equal $20.25 if the average price of EastGroup Shares calculated above is less than or equal to $20.25 and $23.00 if the average price of EastGroup Shares is greater than or equal to $23.00. Copley has the right, waivable by it, to terminate the Copley Merger Agreement without liability if the average closing price of EastGroup Shares on the NYSE on the 20 trading days immediately preceding the fifth trading day prior to (i) the date on which the SEC declares EastGroup's Registration Statement with respect to the merger with Copley effective or (ii) the date on which Copley's stockholders' meeting with respect to the merger is held is equal to or less than $18.25.

         The merger is subject to several conditions including approval by the shareholders of both Copley and EastGroup and registration of the EastGroup Shares to be issued in the merger with the SEC.


         PURCHASE OF ADDITIONAL BUILDING AT JETPORT COMMERCE PARK. In September 1995, EastGroup acquired a 75 percent ownership interest in a 40,200 square foot multi-tenant industrial building at the JetPort Commerce Park, located in Tampa, Florida, for a purchase price of approximately $807,000. This acquisition increases EastGroup's ownership to nine buildings at the JetPort Commerce Park with a total of 219,900 square feet and also increases EastGroup's ownership of industrial facilities in the Tampa market to 515,900 square feet.

         SALE OF SUNCHASE APARTMENTS. In October 1995, EastGroup sold SunChase Apartments, a 224 unit apartment complex located in Corpus Christi, Texas, for an aggregate purchase price of $4,580,000 in cash. As a result of this sale, EastGroup will record a gain of approximately $1,895,000 ($0.45 per EastGroup Share) in the fourth quarter of 1995. The net proceeds from this sale were used to reduce EastGroup's outstanding variable rate debt.


         SALE OF CASCADE VII. In September 1995, EastGroup sold Cascade VII, a 20,000 square foot office building in Columbus, Ohio, for $1,600,000 which resulted in no gain or loss on the transaction. The net proceeds from this sale were used to reduce EastGroup's outstanding variable rate debt.

         SALE OF GARDEN VILLA APARTMENTS. In January 1996, EastGroup sold Garden Villa Apartments, a 146-unit apartment complex located in Seattle, Washington, for an aggregate purchase price of $4,400,000 in cash. As a result of this sale, EastGroup will record a gain of approximately $1,296,000 ($0.31 per EastGroup Share) in the first quarter of 1996. The net proceeds of approximately $3,132,000 from this sale were used to pay off a mortgage on this property and the remaining proceeds were used to reduce EastGroup's outstanding variable rate debt.

                          MARKET PRICES AND DIVIDENDS


EASTGROUP SHARES


         On May 3, 1994 EastGroup Shares became listed on the NYSE under the symbol "EGP." Prior to this date EastGroup Shares were listed on the American Stock Exchange under the symbol "EGP." As of February 23, 1996, there were 4,231,656 EastGroup Shares outstanding held of record by approximately 796 shareholders.


         The following table sets forth the high and low sales prices during and the cash distributions paid by EastGroup for the calendar quarters specified:



                                                                                                  Distribution
Quarter Ended                                                  High            Low               Paid Per Share
---------------------------------------------------------   -----------   --------------       ------------------

March 31, 1993...........................................     $20 1/4         $16 1/2                $0.38
June 30, 1993............................................      19 1/8          17                     0.38
September 30, 1993.......................................      23 5/8          18 1/4                 0.38
December 31, 1993........................................      24 1/4          20 1/8                 0.41
March 31, 1994...........................................      21 1/8          19                     0.43
June 30, 1994............................................      20 7/8          18 1/4                 0.43
September 30, 1994.......................................      19 7/8          18 3/8                 0.43
December 31, 1994........................................      19 3/4          16 1/2                 0.45
March 31, 1995...........................................      19 5/8          17 1/4                 0.45
June 30, 1995............................................      20              18 3/8                 0.45
September 30, 1995.......................................      20 3/4          19                     0.47
December 31, 1995........................................      22 3/8          20 1/4                 0.47
March 31, 1996...........................................      22 1/2          20 3/4                  0.0
         (through February 23, 1996)




         On September 5, 1995, the most recent trading day on which EastGroup Shares traded prior to the public announcement as to the agreement in principle between EastGroup and LNH regarding the Merger (which occurred on September 6, 1995), the closing price for EastGroup Shares on NYSE was $19.875. On December 4, 1995, the most recent trading day on which EastGroup Shares traded prior to the public announcement as to the revised agreement in principle between EastGroup and LNH regarding the Merger (which occurred on December 6, 1995), the closing price for EastGroup Shares on NYSE was $21.00. As of February 23, 1996, the most recent trading day as to which it is practicable to provide market price information, the closing price for EastGroup Shares on NYSE was $22.25 per share.

LNH SHARES


         LNH Shares are traded on the NYSE under the symbol "LHC." As of February 23, 1996 there were 2,200,000 LNH Shares outstanding held of record by approximately 506 shareholders.


         The following table sets forth, for the periods indicated, the high and low sales prices for LNH Shares and the cash distributions paid by LNH for the calendar quarters specified:




                                                                                                  Distribution
Quarter Ended                                                  High            Low               Paid Per Share
---------------------------------------------------------   -----------   --------------       ------------------

March 31, 1993...........................................       $10 3/4        $8                    $2.14
June 30, 1993............................................         8 3/4         7 7/8                 0.14
September 30, 1993.......................................         9 5/8         7 3/4                 0.14
December 31, 1993........................................         9 1/4         8 1/8                 0.14
March 31, 1994...........................................         8 7/8         7 7/8                 0.14
June 30, 1994............................................         8 7/8         7 3/4                 0.14
September 30, 1994.......................................         9 1/4         6 1/2                 1.59
December 31, 1994........................................         7             6 1/8                 0.09
March 31, 1995...........................................         6 3/4         5 3/4                 0.75
June 30, 1995............................................         6 3/4         6                     0.09
September 30, 1995.......................................         7 1/2         6 1/8                 0.09
December 31, 1995........................................         7 3/4         7 1/8                 0.15
March 31, 1996...........................................         8             7 5/8                 0.0
         (through February 23, 1996)




         On September 5, 1995, the most recent trading day on which LNH Shares were traded prior to the public announcement that EastGroup and LNH had reached an agreement in principle with respect to the Merger (which occurred on September 6, 1995), the closing price for LNH Shares was $6.50. On December 5, 1995, the most recent trading day on which LNH Shares traded prior to the public announcement as to the revised agreement in principle between LNH and EastGroup regarding the Merger (which occurred on December 6, 1995), the closing price for LNH Shares on NYSE was $7.125. On February 23, 1996, the most recent trading day as to which it is practicable to provide market price information, the closing price for LNH Shares was $7.75.

                      DIFFERENCES IN SHAREHOLDERS' RIGHTS


         The rights of holders of LNH Shares are governed by the provisions of the LNH Articles originally filed December 23, 1980, and by the Bylaws of LNH, as amended (the "Bylaws"), as well as by the Maryland General Corporation Law and other Maryland law. If the Merger is consummated, shareholders of LNH (other than those holding fewer than three shares on the Record Date) will become shareholders of EastGroup, and their rights as such will be governed by the EastGroup Declaration, and Trustees' Regulations, as amended (the "EastGroup Regulations"), as well as by the Maryland General Corporation Law, the Maryland Real Estate Investment Trusts Law and other Maryland law.

         The rights of LNH shareholders differ in certain respects from the rights they will have if they become shareholders of EastGroup pursuant to the Merger. A summary of some of these differences is set forth below. This summary is not intended in any way to be a complete description of all such differences.


         Capital Stock. The LNH Articles authorize LNH to issue 15,000,000 LNH Shares. As of February 23, 1996, 2,200,000 LNH Shares were issued and outstanding. EastGroup is presently authorized to issue up to 10,000,000 EastGroup Shares, of which 4,231,656 were issued and outstanding as of February 23, 1996.


         Voting. Under the LNH Bylaws, the presence, in person or by proxy, of the holders of a majority of the outstanding LNH Shares constitutes a quorum at any shareholders' meeting. The LNH Articles and LNH Bylaws do not restrict the matters on which shareholders of LNH may vote. The LNH Articles further provide that, notwithstanding any other provision of the Maryland General Corporation Law, an action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the LNH Shares outstanding and entitled to vote.

         In all elections for directors of LNH, shareholders of LNH are entitled to cumulate their votes. Each LNH Share may be voted for as many individuals as there are directors to be elected and for whose election the LNH Share is entitled to vote.

         Under the EastGroup Declaration, a majority of the outstanding EastGroup Shares represented in person or by proxy shall constitute a quorum at any meeting. The EastGroup Declaration authorizes shareholders to vote on the election and removal of trustees, amendment of the EastGroup Declaration and termination of EastGroup, but no other matters. The affirmative vote of the holders of not less than two-thirds of the EastGroup Shares then outstanding shall be necessary to remove a trustee, amend the EastGroup Declaration and terminate EastGroup.

         In the case of the election of trustees, shareholders of EastGroup are also entitled to cumulate their votes. Each shareholder of EastGroup is entitled to as many votes as shall equal the number of EastGroup Shares owned by him or her multiplied by the number of trustees to be elected, and each such shareholder may cast all of such votes for a single candidate for trustee or may distribute them among any two or more of the candidates as such shareholder may determine in his or her discretion. The candidates receiving the highest number of votes, up to the number of trusteeships to be filled in the election, shall be elected.

         Special Meetings of Shareholders. Pursuant to the LNH Bylaws, special meetings of the LNH shareholders may be called at any time in the interval between annual meetings by the Chairman of the Board of Directors or the President or by a majority of the Board of Directors by vote at a meeting thereof or in writing. The written request must be addressed to the Secretary of LNH. The EastGroup Declaration provides that special meetings of shareholders may be called by any trustee or officer upon the written request of shareholders holding not less than 25 percent of the outstanding EastGroup Shares. Additionally, the Maryland General Corporation Law provides that a special meeting may be called by the President, the Board of Directors or Trustees or on the written request of stockholders entitled to cast at least 25 percent of all the votes entitled to be cast at the special meeting.
[/R]

         Term of Office. Directors of LNH and trustees of EastGroup are each elected for one year terms and must stand for reelection annually. As of the date of this Proxy Statement/Prospectus, LNH had four directors and EastGroup had seven trustees.


                   DESCRIPTION OF CAPITAL STOCK OF EASTGROUP


         EastGroup is authorized to issue up to 10,000,000 EastGroup Shares. Holders of EastGroup Shares will be entitled to receive such dividends as may be declared from time to time by the trustees out of funds legally available therefor. All of the issued and outstanding EastGroup Shares are fully paid and non-assessable and have equal voting, distribution and liquidation rights. EastGroup Shares shall not be subject to call or redemption; provided, however, if the EastGroup trustees determine that the direct or indirect ownership of EastGroup Shares has or may become concentrated to an extent which threatens EastGroup's status as a REIT, the trustees may call for the redemption of a number of EastGroup Shares.

         Each EastGroup Share is entitled to one vote on matters put to a vote of the shareholders, except that in the election of trustees, shareholders shall have cumulative voting rights. This means an EastGroup shareholder is entitled to as many votes as equal the number of EastGroup Shares owned by him or her multiplied by the number of trustees to be elected. Shareholders may cast all their votes for one trustee candidate or distribute the votes as they so determine.

                           INDEMNIFICATION PROVISIONS


         Under the EastGroup Declaration, EastGroup is required to indemnify its trustees and officers to the fullest extent permitted by Maryland law as currently existing or later amended (but in the case of such amendment, only to the extent that it permits broader indemnification rights than permitted prior to such amendment). Each trustee and officer of EastGroup has a written agreement with EastGroup which requires, among other things, that EastGroup shall indemnify the trustee or officer to the fullest extent permitted under Maryland law. The EastGroup Declaration provides that its trustees shall not be personally liable to EastGroup or its shareholders except for acts, omissions or errors constituting bad faith, willful misfeasance, gross negligence or reckless disregard of a trustee's duties. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of EastGroup pursuant to the foregoing provisions or otherwise, EastGroup has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                    EXPERTS


         The consolidated financial statements of EastGroup as of December 31, 1994 and 1993, and for each of the years in the three year period ended December 31, 1994, have been incorporated by reference in the Proxy Statement/Prospectus and the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein.

         The consolidated financial statements of LNH REIT, Inc. appearing in LNH REIT, Inc.'s Annual Report (Form 10-KSB) for the years ended December 31, 1994 and 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.

         The financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


         The consolidated financial statements of Copley as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994 in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL OPINIONS


         The validity of the EastGroup Shares being offered hereby has been passed upon for EastGroup by Jaeckle, Fleischmann & Mugel. Jaeckle, Fleischmann & Mugel has also passed upon the significant federal income tax consequences of the Merger to the holders of LNH Shares.


                            REPORTS TO SHAREHOLDERS


         EastGroup will provide shareholders with annual reports containing financial statements reported upon by independent auditors, and also unaudited quarterly statements of operations.


                                 OTHER MATTERS


         The management of the LNH does not know of any other matters to come before the Meeting. However, if any other matters come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

         A portion of the expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof initially will be borne by LNH, but ultimately will be borne, directly or indirectly, by EastGroup if the Merger is consummated. If the Merger is not consummated, LNH would bear all expenses it incurred relating to this Proxy
Statement/Prospectus.

         In addition to solicitation by mail, members of the Board of Directors, officers and regular employees of LNH may solicit the return of proxies by telephone, telegram and personal interview.

         LNH may require brokers, custodians, nominees and other record holders to forward copies of this Proxy Statement/Prospectus to persons for whom they hold LNH Shares and to seek authority for the execution of proxies; in such cases, LNH will reimburse such holders for their charges and expenses. LNH has retained Beacon Hill Partners, Inc. ("Beacon Hill") to assist with the solicitation of proxies and will pay Beacon Hill a fee of $3,000 (subject to increase for additional services such as telephone solicitation) plus reimbursement for out of pocket expenses for its services.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                              PAGE
                                                                                              ----
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF EASTGROUP PROPERTIES
-------------------------------------------------------------------
Pro Forma Consolidated Balance Sheet
                 as of September 30, 1995 (unaudited) . . . . . . . . . . . . . . . . . . . .  F-2
Notes to Pro Forma Consolidated Balance Sheet
                 as of September 30, 1995 (unaudited) . . . . . . . . . . . . . . . . . . . .  F-5
Pro Forma Consolidated Statement of Operations for the year
                 ended December 31, 1994 (unaudited)  . . . . . . . . . . . . . . . . . . . .  F-8
Pro Forma Consolidated Statement of Operations
                 for the nine months ended September 30, 1995 (unaudited) . . . . . . . . . . F-11
Notes to Pro Forma Consolidated Statements of Operations (unaudited)  . . . . . . . . . . . . F-13


CONSOLIDATED FINANCIAL STATEMENTS OF COPLEY PROPERTIES
------------------------------------------------------


Report of Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-24
Consolidated Balance Sheets - December 31, 1994 and 1993  . . . . . . . . . . . . . . . . . . F-25
Consolidated Statements of Operations and Cumulative Deficit -
                 Years ended December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . . F-26
Consolidated Statements of Cash Flows-
                 Years ended December 31, 1994, 1993 and 1992 . . . . . . . . . . . . . . . . F-27
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . F-28
Consolidated Balance Sheets - September 30, 1995 (Unaudited)
                 and December 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . F-45
Consolidated Statements of Operations and Cumulative Deficit-
                 Three months and Nine months ended September 30, 1995 and 1994 (Unaudited) . F-46
Consolidated Statements of Cash Flows -
                 Nine months ended September 30, 1995 and 1994 (Unaudited)  . . . . . . . . . F-47
Notes to Consolidated Financial Statements (Unaudited)  . . . . . . . . . . . . . . . . . . . F-48


EASTGROUP PROPERTIES
PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
As of September 30, 1995



         The following unaudited pro forma consolidated balance sheet sets forth the effect of EastGroup Properties proposed merger with LNH REIT, Inc. and with Copley Properties, Inc. as if the mergers had been consummated on September 30, 1995. The pro forma consolidated balance sheet has been prepared by management of EastGroup based upon the historical financial statements of EastGroup, LNH REIT and Copley. This pro forma consolidated balance sheet may not be indicative of the financial position had the merger been in effect on the dates indicated or which may occur in the future. The pro forma consolidated balance sheet should be read in conjunction with the other financial statements and the notes to the financial statements of EastGroup and LNH REIT incorporated by reference herein. The pro forma consolidated balance sheet has been prepared using a price of $15.60 per share for the Copley shares. As discussed in Note (16), the price may be reduced to $12.00 per share due to the potential impact of the sale of University Business Center
(UBC) prior to the Merger.

                                              EastGroup             LNH
                                            September 30,       September 30,         Merger             Pro Forma
                                                1995                1995             Pro Forma          Consolidated
                                             (Historical)       (Historical)        Adjustments        Before Copley
                                           ---------------    ----------------      -----------        -------------
                                                              (In thousands, except per share data)
    ASSETS
      Real estate properties (net of
        accumulated depreciation)              $139,271             $ 11,123          $ (2,924)  (1)     $147,470
      Investments in tenancies-in-
        common                                        -                    -                 -                  -
      Mortgage loans (net of
        allowance for losses)                     5,984               12,856            (3,298)  (1)       15,542
      Land and land purchase-
        leasebacks                                1,327                    -                 -              1,327
      Investment securities                       6,150                  675                 -              6,825
      Equity method investments                   4,009                    -            (4,009)  (1)            -
      Cash and cash equivalents                     159                1,322                 -              1,481
      Other assets                                3,493                  445               (24)  (2)        3,914
                                           ---------------    ----------------      -----------        -------------
                                               $160,393             $ 26,421         $ (10,255)          $176,559
                                           ===============    ================      ===========        =============

    LIABILITIES
      Mortgage notes payable                   $ 62,202             $      -         $       -           $ 62,202
      Notes payable to banks                     13,835                    -                 -             13,835
      Accounts payable and accrued
          expenses                                2,189                1,064               (24)  (2)        3,229
      Minority interest                             922                1,480                 -              2,402
                                           ---------------    ----------------      -----------        -------------
                                                 79,148                2,544               (24)            81,668
                                           ---------------    ----------------      -----------        -------------

    SHAREHOLDERS' EQUITY
      Shares of beneficial interest               4,227                1,100            (1,100)  (1)        4,844
                                                                                           617   (1)
      Additional paid-in-capital                 68,269               25,169           (25,169)  (1)       81,298
                                                                                        13,029   (1)
      Treasury stock                                  -                    -                 -                  -
      Unrealized gain (loss) on
        securities                                   (2)                 506              (506)  (1)           (2)
      Undistributed earnings (deficit)            8,751               (2,898)            2,898   (1)        8,751
      Class A common stock                            -                    -                 -                  -

                                           ---------------    ----------------      -----------        -------------
                                                 81,245               23,877           (10,231)            94,891
                                           ---------------    ----------------      -----------        -------------
                                               $160,393             $ 26,421          $(10,255)          $176,559
                                           ===============    ================      ===========        =============

    Book value per share                         $19.22               $10.85                               $19.59

    Shares outstanding (In thousands)             4,227                2,200                                4,844

                                                              Copley
                                          Pro Forma        September 30,        Copley                   Merger
                                        Consolidated           1995            Exchanges/              Pro Forma      Pro Forma
                                        Before Copley      (Historical)       Dispositions            Adjustments    Consolidated
                                        -------------      ------------       ------------            -----------    ------------
                                       (See page F-3)            (In thousands, except per share data)
ASSETS
  Real estate properties (net of
    accumulated depreciation)              $147,470           $80,548              $14,871 (4)         $13,935 (3)       $256,824
  Investments in tenancies-in-
    common                                        -             2,186               (2,186)(4)               -                  -
  Mortgage loans (net of
    allowance for losses)                    15,542               739                    -                   -             16,281
  Land and land purchase
    leasebacks                                1,327                 -                    -                   -              1,327
  Investment securities                       6,825                 -                    -              (6,150)(3)            675
  Equity method investments                       -                 -                    -                   -                  -
  Cash and cash equivalents                   1,481             1,401               6,428 (4)                -              9,310
  Other assets                                3,914               185                (184)(4)                -              3,915
                                        -------------      ------------       ------------            -----------    ------------
                                           $176,559           $85,059             $18,929 (4)           $7,785           $288,332
                                        =============      ============       ============            ===========    ============

LIABILITIES
  Mortgage notes payable                   $ 62,202           $41,649             $18,529 (4)                -           $122,380
  Notes payable to banks                     13,835                 -                   -                    -             13,835
  Accounts payable,
     accrued expenses and other               3,229             5,221              (1,290)(4)                -              7,160
  Minority interest                           2,402                 -                   -                    -              2,402
                                        -------------      ------------       ------------            -----------    ------------
                                             81,668            46,870              17,239                    -            145,777
                                        -------------      ------------       ------------            -----------    ------------

SHAREHOLDERS' EQUITY
  Shares of beneficial interest               4,844             4,008                   -               (4,008)(3)         6,998
                                                                                                         2,154 (3)
  Additional paid-in-capital                 81,298            69,625                   -              (69,625)(3)       126,808
                                                                                                        45,510 (3)
  Treasury stock                                  -            (4,896)                  -                4,896 (3)             -

  Unrealized gain (loss) on                                                             -
    securities                                   (2)                -                                        -                (2)
  Undistributed earnings (deficit)            8,751           (30,549)              1,690 (4)           28,859 (3)         8,751

  Class A common stock                            -                 1                   -                   (1)(3)             -


                                        -------------      ------------       ------------            -----------    ------------
                                             94,891            38,189               1,690 (4)            7,785           142,555
                                        -------------      ------------       ------------            -----------    ------------
                                           $176,559           $85,059             $18,929 (4)           $7,785          $288,332
                                        =============      ============       ============            ===========    ============

Book value per share                         $19.59            $10.66                                                     $20.37

Shares outstanding (In thousands)             4,844             3,584                                                      6,998

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
As of September 30, 1995

1. EastGroup issues 616,805 shares to all LNH REIT shareholders (except for EastGroup) in exchange for all LNH REIT shares outstanding. The 515,200 LNH REIT shares owned by EastGroup (representing 23.42% of the total shares outstanding) are retired. The merger with LNH REIT is accounted for under the purchase method of accounting.

LNH REIT shares outstanding                                  2,200,000
Less LNH REIT shares owned by EastGroup                       (515,200)
                                                          ------------
                                                             1,684,800
Exchange ratio (8.10/22.125) Closing price of
     EastGroup on February 16, 1996.                             .3661
                                                          ------------
New EastGroup shares issued                                    616,805
Market value per EastGroup share                               $22.125
                                                          ------------
                                                          $ 13,646,000
EastGroup's investment in LNH at
     September 30, 1995                                      4,009,000
                                                          ------------
EastGroup's cost of LNH REIT's net assets                 $ 17,655,000
                                                          ============


     The difference between LNH's book value and EastGroup's cost is allocated to LNH's noncurrent assets (real estate and mortgage loans) based upon estimated fair values.

Cost                                                   $17,655,000
Book value                                              23,877,000
                                                      ------------
Difference                                            $ (6,222,000)
                                                      ============

     Difference is allocated as follows:
     Real estate                                      $ (2,924,000)
     Mortgage loans                                     (3,298,000)
                                                      ------------
                                                      $ (6,222,000)
                                                      ============


2. Eliminate LNH's management fee payable to EastGroup against EastGroup's management fee receivable.

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
As of September 30, 1995

3. EastGroup issues 2,161,049 shares to all Copley shareholders (except for EastGroup) in exchange for all Copley shares outstanding. The 529,000 Copley shares owned by EastGroup (representing 14.76% of the total shares outstanding) are retired. The merger with Copley is accounted for under the purchase method of accounting.

Copley shares outstanding                                        3,584,350
Less Copley shares owned by EastGroup                             (529,000)
                                                              ------------
                                                                 3,055,350
Exchange ratio (15.60/22.125) Closing price of
     EastGroup on February 16, 1996.                                 .7051
                                                              ------------
New EastGroup shares issued                                      2,154,327
Market value per EastGroup share                                   $22.125
                                                              ------------
                                                              $ 47,664,000
EastGroup's investment in Copley at
     September 30, 1995                                          6,150,000
                                                              ------------
EastGroup's cost of Copley's net assets                       $ 53,814,000
                                                              ============


     The difference between Copley's book value and EastGroup's cost is allocated to Copley's noncurrent assets (real estate) based upon estimated fair values. The interest rates on Copley's mortgage notes payable approximate market value rates.

Cost                                     $53,814
Book value after Copley
     exchanges/dispositions               39,879
                                         -------
Difference                               $13,935
                                         =======

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
As of September 30, 1995
4.  Copley's acquisition / disposition / exchanges:



                                                                        Pro Forma Adjustments
                                ---------------------------------------------------------------------------------------------
                                Real Estate      Investments in                                              Accounts Payable
                                Properties,       Tenancies-in       Cash and Cash                                  and
                                    net              Common           Equivalents        Other Assets        Accrued Expenses
                                    ----             ------           -----------        ------------        ----------------
 Peachtree Corners
 Distribution Center   (A)     $ (8,205)            $     -            $ 6,336               $   -                 $ (1,290)

 Columbia Place        (B)       11,550              (1,463)               230                   -                        -
 Metro Business Park
 & East Dominguez      (B)       11,526                (723)              (138)               (184)                       -
                                ---------------------------------------------------------------------------------------------
      TOTAL                    $ 14,871             $(2,186)           $ 6,428               $(184)                $ (1,290)
                                =============================================================================================
                                         Pro Forma Adjustments
                                   -----------------------------------

                                     Mortgage              Gain on
                                   Notes Payable        Sale/Exchange
                                   -------------        -------------
 Peachtree Corners
 Distribution Center   (A)           $ (2,250)             $ 1,671

 Columbia Place        (B)             10,298                   19
 Metro Business Park
 & East Dominguez      (B)             10,481                    -
                                   -----------------------------------
      TOTAL                          $ 18,529              $ 1,690
                                   ===================================

(A)  In November 1995, Copley sold all of its interests and rights related to the Peachtree Corners Distribution Center investment.
     In exchange for its interest in this investment, Copley received $6,336,000 in cash, realized a $1,290,000 deposit previously received and was relieved of its obligation to repay a  $2,250,000 mortgage note payable.

(B)  In February 1996, Copley effected two exchange transactions.  In the first exchange transaction Copley exchanged its tenancy-in-common interest in 270 Technology Park to gain 100% ownership of Columbia Place, subject to a mortgage note payable of $10,298,000.  In addition, Copley received $230,000 of monetary consideration.  In the second exchange transaction Copley exchanged its tenancy-in-common interest in West Side Business Park, Central Distribution Center, Carson Industrial Center and
     three buildings located on El Presidio Street in Carson, California to gain 100% ownership of Metro Business Park and a building located on East Dominguez Street in Carson, California, subject to a mortgage note payable of $10,481,000.  In addition, Copley was required to make a $138,000 cash payment.  These transactions were accounted for at the book value of the assets exchanged.

     For purposes of determining pro forma adjustments, it was assumed that the exchange transaction occurred at September 30,
     1995. As a result, all investments in tenancies-in-common have been eliminated from the pro forma balance sheet and the real estate properties which are eventually 100% owned by Copley have been reflected as such, with associated debt separately stated.

EASTGROUP PROPERTIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the year ended December 31, 1994 and the nine months ended September 30,
1995



        The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1994 and the nine months ended September 30, 1995 set forth the effect of EastGroup's proposed merger with LNH REIT and Copley as if these transactions had been consummated on January 1, 1994. These pro forma consolidated statements of operations have been prepared by management of EastGroup based upon historical statements of operations of EastGroup, LNH REIT and Copley. These pro forma statements of operations may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or which may be obtained in the future. These pro forma statements of operations should be read in conjunction with their notes and the other financial statements and notes to the financial statements of EastGroup and LNH REIT incorporated by reference herein. The pro forma consolidated statements of operations for the year ended December 31, 1994 and the nine months ended September 30, 1995, have been prepared using a price of $15.60 per share for the Copley shares. As discussed in Note (16), the price may be reduced to $12.00 per share due to the potential impact of the sale of University Business Center (UBC) prior to the Merger.

EASTGROUP PROPERTIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the year ended December 31, 1994


                                          EastGroup              LNH             EastGroup's
                                        December 31,         December 31,          Recent             Merger            Pro Forma
                                            1994                 1994           Acquisitions/       Pro Forma         Consolidated
                                        (Historical)         (Historical)      Dispositions(1)     Adjustments        Before Copley
                                        ------------         ------------      ---------------     -----------        -------------
                                                                  (In thousands, except per share data)
REVENUES
  Income from real estate operations        $ 23,194             $ 1,249             $4,137            $   -            $ 28,580
  Share of joint venture earnings
  (losses)
     Joint venture operations                      -                   -                  -                -                   -
     Lease termination charges                     -                   -                  -                -                   -
  Land rents                                     398                   -                (94)               -                 304
  Equity in earnings of real estate
     investment trust                            123                   -                  -             (123)    (2)           -
  Interest:
     Mortgage loans                            1,041                 574                109                -               1,724
     Other                                        13                 101                  -                -                 114
  Other                                          126                 226                  -             (107)    (3)         245
                                        ------------         ------------      ---------------     -----------        -------------
                                              24,895               2,150              4,152             (230)             30,967
                                        ------------         ------------      ---------------     -----------        -------------
EXPENSES
  Management fees                                  -                 338                  -             (338)    (4)           -
  Operating expenses from real
     estate operations                         9,741                 605              1,490                -              11,836
  Interest expense                             3,747                   -              1,768              224     (5)       5,739
  Depreciation and amortization                4,481                 277                646                -               5,404
  Minority interests in joint                    163                  54                104                -                 321
     ventures
  General and administrative
     expenses                                  2,046                 227                  -              125     (6)       2,398
  Stock appreciation rights and
    incentive compensation recovery             (129)                  -                  -                -                (129)
  Provision for possible losses                    -                 525                  -                -                 525
                                        ------------         ------------      ---------------     -----------        -------------
                                              20,049               2,026              4,008               11              26,094
                                        ------------         ------------      ---------------     -----------        -------------
     Income (loss) before gain (loss)
     on investments                            4,846                 124                144             (241)              4,873
                                        ------------         ------------      ---------------     -----------        -------------

GAIN (LOSS) ON INVESTMENTS
  Real estate and mortgage loans               2,322                 135             (2,494)               -                 (37)
                                        ------------         ------------      ---------------     -----------        -------------
                                               2,322                 135             (2,494)               -                 (37)
                                        ------------         ------------      ---------------     -----------        -------------
  NET INCOME (LOSS)                          $ 7,168               $ 259          $  (2,350)          ($ 241)            $ 4,836
                                        ============         ============      ===============     ===========        =============
  Net income (loss) per share                  $1.74               $0.12                                                   $1.02
                                        ============         ============                                             =============
WEIGHTED AVERAGE SHARES                        4,114               2,200                                                   4,730
  OUTSTANDING   (7)(8)
                                        ============         ============                                             =============

EASTGROUP PROPERTIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the year ended December 31, 1994

                                                               Copley            Copley's
                                          Pro Forma         December 31,       Acquisitions/        Merger
                                        Consolidated            1994           Dispositions/      Pro Forma           Pro Forma
                                        Before Copley       (Historical)       Exchanges(9)      Adjustments        Consolidated
                                        -------------       ------------       ------------      -----------        ------------
                                       (See page F-9)                     (In thousands except per share data)
REVENUES
  Income from real estate operations        $ 28,580            $ 13,338            $2,524            $   -             $44,442
  Share of joint venture earnings
  (losses)
     Joint venture operations                      -                 416              (416)
     Lease termination charges                     -              (1,770)            1,770                -                   -
  Land rents                                     304                   -                 -                -                 304
  Equity in earnings of real estate
     investment trust                              -                   -                 -                -                   -
  Interest:
     Mortgage loans                            1,724                   -                 -                -               1,724
     Other                                       114                  80                 -                -                 194
  Other                                          245                   -                 -                -                 245
                                        ---------------     ------------       ------------      -----------        --------------
                                              30,967              12,064             3,878                -              46,909
                                        ---------------     ------------       ------------      -----------        --------------
EXPENSES
  Management fees                                  -                 715                 -                -                 715
  Operating expenses from real
     estate operations                        11,836               3,073              (175)               -              14,734
  Interest expense                             5,739               4,907               911              519   (11)       12,076

  Depreciation and amortization                5,404               3,999             2,000              110   (12)       11,513
  Minority interests in joint                    321                 118                 -                -                 439
  ventures
  General and administrative
     expenses                                  2,398                 416                 -                -               2,814
  Stock appreciation rights and
     incentive compensation recovery            (129)                  -                 -                -                (129)
  Provision for possible losses                  525                   -                 -                -                 525
                                        ---------------     ------------       ------------      -----------        --------------
                                              26,094              13,228             2,736              629              42,687
                                        ---------------     ------------       ------------      -----------        --------------
     Income (loss) before gain (loss
       on investments                          4,873              (1,164)            1,142             (629)              4,222
                                        ---------------     ------------       ------------      -----------        --------------
GAIN (LOSS) ON INVESTMENTS
  Real estate and mortgage loans                 (37)                627              (627)               -                 (37)
                                        ---------------     ------------       ------------      -----------        --------------
                                                 (37)                627              (627)               -                 (37)
                                        ---------------     ------------       ------------      -----------        --------------
  NET INCOME (LOSS)                         $  4,836            $   (537)           $  515            $(629)            $ 4,185
                                        ===============     ============       ============      ===========        ==============
  Net income (loss) per share               $   1.02            $   (.15)                                               $   .61
                                        ===============     ============                                            ==============
WEIGHTED AVERAGE SHARES
  OUTSTANDING                                  4,730               3,584                                                  6,885(8)
                                        ===============     ============                                            ==============

EASTGROUP PROPERTIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the nine months ended September 30, 1995


                                          EastGroup             LNH                             Pro Forma
                                        September 30,      September 30,       Merger         Consolidated
                                            1995               1995           Pro Forma          Before
                                        (Historical)       (Historical)      Adjustments         Copley
                                        ------------       ------------      -----------      -------------
                                                      (In thousands, except per share data)
REVENUES
  Income from real estate
   operations                               $ 21,427           $ 1,083         $     -           $ 22,510
  Share of real estate investment
   operations                                      -                 -               -                  -
  Land rents                                     177                 -               -                177
  Equity in earnings of real
   estate investment trust                       167                 -            (167)  (2)            -
  Interest:
    Mortgage loans                               800               510               -              1,310
    Other                                                           41               -                 41
  Other                                          224                43             (91)  (3)          176
                                        ------------       ------------      -----------      -------------
                                              22,795             1,677            (258)            24,214
                                        ------------       ------------      -----------      -------------
EXPENSES
  Management fees                                  -               221            (221)  (4)            -
  Operating expenses from real
   estate operations                           8,762               400               -              9,162
  Interest expense                             4,508                 -              67   (5)        4,575
  Depreciation and amortization                4,371               273               -              4,644
  Minority interest in joint
   ventures                                      185                73               -                258
  Recovery of possible losses                      -              (250)              -               (250)
  General and administrative
   expenses                                    1,604               353              95   (6)        2,052
  Write-off of deferred financing
   costs                                           -                 -               -                  -
                                        ------------       ------------      -----------      -------------
                                              19,430             1,070             (59)            20,441
                                        ------------       ------------      -----------      -------------
  Income before gain
   on investments                              3,365               607            (199)             3,773
                                        ------------       ------------      -----------      -------------
GAIN ON INVESTMENTS
  Real estate and mortgage loans               1,451               535           (1986)  (1)            -
                                        ------------       ------------      -----------      -------------
                                               1,451               535           (1986)                  -
                                        ------------       ------------      -----------      -------------
  NET INCOME                                 $ 4,816           $ 1,142         $(2,185)           $ 3,773
                                        ============       ============      ===========      =============
    Net income per share                     $  1.14           $  0.52                            $  0.78
                                        ============       ============                       =============
WEIGHTED AVERAGE
 SHARES OUTSTANDING(7)(8)                      4,224             2,200                              4,841
                                        ============       ============                       =============

EASTGROUP PROPERTIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the nine months ended September 30, 1995


                                                            Copley           Copley's
                                         Pro Forma      September 30,      Acquisitions/        Merger
                                       Consolidated          1995         Dispositions/       Pro Forma             Pro Forma
                                       Before Copley     (Historical)      Exchanges(9)      Adjustments          Consolidated
                                       -------------     -----------       ------------      -----------          ------------
                                       (See p. F-11)                     (In thousands except per share data)
REVENUES
  Income from real estate
    operations                           $ 22,510           $ 9,738             1,595                 -                  33,843
  Share of real estate investment
     operations                                 -               609              (609)                -                       -
  Land rents                                  177                 -                 -                 -                     177
  Equity in earnings of real
    estate investment trust                     -                 -                 -                 -                       -
  Interest:
    Mortgage loans                          1,310                 -                 -                 -                   1,310
    Other                                      41                18                 -                 -                      59
  Other                                       176                 -                 -              (111)   (10)              65
                                       -------------     -----------       ------------      -----------          -------------
                                           24,214            10,365               986              (111)                 35,454
                                       -------------     -----------       ------------      -----------          -------------
EXPENSES

  Management fees                               -               390                 -                 -                     390
  Operating expenses from real
    estate operations                       9,162             2,333               (71) -                                 11,424
  Interest expense                          4,575             3,520               791                40   (11)            8,926
  Depreciation and amortization             4,644             2,877              (178)               83   (12)            7,426
  Minority interest in joint
    ventures                                  258                84                 -                 -                     342
  Recovery of possible losses                (250)                -                 -                 -                    (250)
  General and administrative
    expenses                                2,052               874                 -              (584)  (13)            2,342
  Write-off of deferred financing
    costs                                       -               501                 -              (501)  (14)                -
                                       -------------     -----------       ------------      -----------          -------------
                                           20,441            10,579               542              (962)                 30,600
                                       -------------     -----------       ------------      -----------          -------------
    Income (loss) before gain
    (loss) on investments                   3,773              (214)              444               851                   4,854
                                       -------------     -----------       ------------      -----------          -------------
GAIN (LOSS) ON INVESTMENTS
  Real estate and mortgage loans                -               758              (758)                -                       0
                                       -------------     -----------       ------------      -----------          -------------
                                                -               758              (758)                -                       -
                                       -------------     -----------       ------------      -----------          -------------
  NET INCOME                               $3,773             $ 544             $(314)             $851                  $4,854
                                       =============     ===========       ============      ===========          =============
    Net income per share                   $ 0.78            $ 0.15                                                      $ 0.69
                                       =============     ===========                                              =============
WEIGHTED AVERAGE
 SHARES OUTSTANDING                         4,841             3,584                                                       6,996
                                       =============     ===========                                              =============

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(1) EastGroup's recent acquisitions / dispositions:


    During 1994 EastGroup purchased ten properties and sold one land purchase leaseback. The Pro Forma Consolidated Statement of Operations is presented as if these transactions had been consummated on January 1, 1994. The operating revenues and expenses associated with EastGroup's acquisitions and dispositions in 1995 are immaterial. Gain on dispositions of $1,451,000 in 1995 has been removed in determining pro forma net income.


    The operating revenues and expenses associated with the LNH acquisitions and dispositions in 1994 and 1995 are immaterial. The operating revenues and expenses associated with the gain on dispositions of $535,000 in 1995 has been removed in determining pro forma net income.

    Recent transactions include the following properties purchased or sold by
    EastGroup:


                                                                     Pro Forma Adjustments
                         ------------------------------------------------------------------------------------------
                                               Income from                                  Operating
                         Transaction           real estate                    Interest     expense from    Interest
 Property                   Date                operations     Land rents      Income      real estate      expense
 --------                   ----                ----------     ----------      ------      ------------     -------
 Santa Fe Energy
 Building                February 1994              $ 237            $-          $-              $109         $-

 Plantations at
 Killearn Apartments     April 1994                   301             -           -               122          -

 Exchange
 Distribution Center     May 1994                     212             -          26                55        100
 (75% ownership)

 JetPort Commerce
 Park 516 Building       May 1994                      83             -           -                43         40
 (75% ownership)

 Phillips
 Distribution Center     July 1994                    367             -           -               131        198

 Hampton House
 Apartments              August 1994                  624             -           -               270        310

 Grande Pointe
 Apartments              September 1994               818             -           -               338        358
                                        Pro Forma Adjustments
                         -------------------------------------------------------
                                           Minority                        Net
                                          interest in      Gain on        Income
 Property                Depreciation    joint venture    investments     (loss)
 --------                ------------    -------------    -----------     ------
 Santa Fe Energy
 Building                      $30               $-             $-          $98

 Plantations at
 Killearn Apartments            65                -              -          114

 Exchange
 Distribution Center            25               33              -           25
 (75% ownership)

 JetPort Commerce
 Park 516 Building              11                2              -          (13)
 (75% ownership)

 Phillips
 Distribution Center            40                -              -           (2)

 Hampton House
 Apartments                    116                -              -          (72)

 Grande Pointe
 Apartments                    146                -              -          (24)

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                     Pro Forma Adjustments
                         ------------------------------------------------------------------------------------------
                                               Income from                                  Operating
                         Transaction           real estate                    Interest     expense from    Interest
 Property                   Date                operations     Land rents      Income      real estate      expense
 --------                   ----                ----------     ----------      ------      ------------     -------
 Northwest Point
 Distribution Center     September 1994              $750            $-          $-              $182       $411

 WestPort Commerce
 Center                  October 1994                 580             -          83               227        248
 (75% ownership)

 Baxter Warehouse        December 1994                165             -           -                13        103


 Parklane land
 purchase-leaseback      Sold April 1994                -           (94)          -                 -          -
                         ------------------------------------------------------------------------------------------
                             Total                 $4,137          $(94)       $109            $1,490     $1,768
                         ==========================================================================================
                                        Pro Forma Adjustments
                         -------------------------------------------------------
                                           Minority                        Net
                                          interest in      Gain on        Income
 Property                Depreciation    joint venture    investments     (loss)
 --------                ------------    -------------    -----------     ------
 Northwest Point
 Distribution Center     $106               $-                $-             $51

 WestPort Commerce
 Center                    79               69                 -              40
 (75% ownership)

 Baxter Warehouse          28                -                 -              21


 Parklane land
 purchase-leaseback         -                -            (2,494)         (2,588)
                       ---------------------------------------------------------
                         $646             $104           $(2,494)        $(2,350)
                       =========================================================

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS



(2) Eliminate equity in earnings of LNH REIT, Inc.

(3) Eliminate equity in earnings of EastGroup Managers, Inc.

(4) Eliminate LNH management fee expense payable to LNH REIT Managers.

(5) Increase interest expense for borrowings to purchase LNH Shares from the Walker Interests. The borrowings to purchase these shares was $3,070,000 at an average rate of 8.5% for 1994 and for the nine months of 1995.

(6) Eliminate management fee income received from LNH REIT Managers.

(7) A $1.00 change in the per share price of EastGroup will result in a corresponding change (increase or decrease) in the number of shares issued to LNH shareholders and pro forma net income per share as follows:



                                        Change in EastGroup Market Price Per Share
                                        ------------------------------------------
                                        $ 1.00 Increase          $1.00 Decrease
                                        ---------------          --------------

            Shares issued               26,668 decrease          29,201 increase
            Pro forma Net Income
               before Copley

              1994                      $.01 increase              No effect

              9 months - 1995               No effect            $.01 decrease

            Book value 9-30-95          $.11 increase            $.12 decrease

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


(8) Weighted average EastGroup Shares outstanding were computed as follows:

                                               Twelve Months                    Nine Months
                                                   Ended                           Ended
                                             December 31, 1994               September 30, 1995
                                             -----------------               ------------------
Historical weighted average
  EastGroup Shares outstanding                       4,113,627                        4,224,403

EastGroup Shares issued in
  merger with LNH REIT                                 616,805                          616,805
                                             -----------------               ------------------
Pro forma weighted average
  EastGroup Shares outstanding before
  Copley                                             4,730,432                        4,841,208
                                             -----------------               ------------------
EastGroup Shares issued in
   merger with Copley                                2,154,327                        2,154,327
                                             -----------------               ------------------
Pro Forma weighted average
  EastGroup Shares outstanding                       6,884,759                        6,995,535
                                             =================               ==================

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


(9) Copley's acquisitions / dispositions / exchanges:

EastGroup Properties
Pro Forma Adjustments
December 31, 1994

                                                                        Amounts (000's)

 Property
 --------                                                        Income From       R.E.
                                          Sale, Purchase         Real Estate    Operating     Depreciation    Interest
                                           or Exchange            Operations     Expense        Expense        Expense
                                           -----------            ----------     -------        -------        -------

                                    Description         Date
                                    -----------        -----
 Baygreen Industrial Park           Partial      Dec. 1994          $ (51)         $ 33            $ 40            $
                                     Sale(A)
 Peachtree Corners Dist Center         Sale      Nov. 1995         (1,177)          306             428

 Sample\I-95 Business Park               (B)                                                                      80

 Huntwood Associates                     (C)                          (96)

 University Business Center              (B)                                                                     343

 Park North Business Center            Sale       June 1995        (1,688)          368             813          472

 Broadway Industrial Center        Purchase      March 1994            90           (30)            (26)

 Kingsview Industrial Center       Purchase       July 1995           438                           (84)

 Columbia Place                  Exchange(D)     Feb. 1996          2,614           (85)         (2,811)      (1,063)

 Metro Business Park             Exchange(D)     Feb. 1996          1,448          (377)           (180)        (472)

 Dominguez Properties            Exchange(D)     Feb. 1996            946           (40)           (180)        (481)

                                            Amounts (000's)

 Property                         Share Of
 --------                           R.E.           Lease
                                 Investment     Termination      Gain on
                                 Operations       Charges      Investments      Total
                                 ----------       -------      -----------      -----



 Baygreen Industrial Park               $               $         $ (627)     $ (605)

 Peachtree Corners Dist Center                                                  (443)

 Sample\I-95 Business Park                                                        80

 Huntwood Associates                                                             (96)

 University Business Center                                                      343

 Park North Business Center           (45)                                       (80)

 Broadway Industrial Center                                                       34

 Kingsview Industrial Center                                                     354

 Columbia Place                      (377)        1,770(E)                        48

 Metro Business Park                  120                                        539

 Dominguez Properties                (131)                                       114

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS




 Property
 --------                                                        Income From       R.E.
                                          Sale, Purchase         Real Estate    Operating     Depreciation    Interest
                                           or Exchange            Operations     Expense        Expense        Expense
                                           -----------            ----------     -------        -------        -------

                                    Description         Date
                                    -----------        -----
 270 Technology Park             Exchange(D)     Feb. 1996

 West Side Business Park         Exchange(D)     Feb. 1996

 Central Distribution            Exchange(D)     Feb. 1996
 Center

 Carson Industrial Center        Exchange(D)     Feb. 1996

 Line of  Credit                         (B)                                                                     210
                                                            ----------------------------------------------------------
    Total                                                          $2,524           175          (2,000)        (911)
                                                            ==========================================================

 Property                          Share Of
 --------                            R.E.           Lease
                                  Investment     Termination      Gain on
                                  Operations       Charges      Investments      Total
                                  ----------       -------      -----------      -----



 270 Technology Park                  (155)                                      (155)

 West Side Business Park               103                                        103

 Central Distribution                  103                                        103
 Center

 Carson Industrial Center              (34)                                       (34)

 Line of  Credit                                                                  210
                                -----------------------------------------------------
    Total                             (416)          1,770           (627)        515
                                =====================================================


                                                                      Amounts (000's)


 Property
 --------                                                        Income From       R.E.
                                          Sale, Purchase         Real Estate    Operating     Depreciation    Interest
                                            or Exchange           Operations     Expense        Expense        Expense
                                    --------------------------    ----------     -------        -------        -------
                                    Description         Date
                                    -----------        -----
 Peachtree Corners Dist Center         Sale      Nov. 1994          $(961)         $215            $302            $

 University Business Center              (B)                                                                      57

 Park North Business Center            Sale       June 1995          (770)          207             410          374

 Kingsview Industrial Center       Purchase       July 1995           231                           (45)

                                              Amounts (000's)


 Property                           Share Of
 --------                             R.E.
                                   Investment      Gain on
                                   Operations    Investments      Total
                                   ----------    -----------      -----


 Peachtree Corners Dist Center            $              $       $(444)

 University Business Center                                         57

 Park North Business Center                           (758)       (537)

 Kingsview Industrial Center                                       186

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS




 Property
 --------                                                        Income From       R.E.
                                          Sale, Purchase         Real Estate    Operating     Depreciation    Interest
                                             or Exchange          Operations     Expense        Expense        Expense
                                    --------------------------    ----------     -------        -------        -------
                                    Description         Date
                                    -----------        -----
 Columbia Place                  Exchange(D)     Feb. 1996          1,377           (23)           (219)        (690)

 Metro Business Park             Exchange(D)     Feb. 1996            986          (273)           (135)        (385)

 Dominguez Properties            Exchange(D)     Feb. 1996            732           (55)           (135)        (320)

 270 Technology Park             Exchange(D)     Feb. 1996

 West Side Business Park         Exchange(D)     Feb. 1996

 Central Distribution Center     Exchange(D)     Feb. 1996

 Carson Industrial Center        Exchange(D)     Feb. 1996

 Line of  Credit                         (B)                                                                     173
                                                                 ------------------------------------------------------
    Total                                                          $1,595           $71            $178        $(791)
                                                                =======================================================


 Property                         Share Of
 --------                           R.E.
                                 Investment      Gain on
                                 Operations    Investments      Total
                                 ----------    -----------      -----


 Columbia Place                      (487)                       (42)

 Metro Business Park                   77                        270

 Dominguez Properties                (101)                       121

 270 Technology Park                 (115)                      (115)

 West Side Business Park               60                         60

 Central Distribution Center          (19)                       (19)

 Carson Industrial Center             (24)                       (24)

 Line of  Credit                                                 173
                                 ------------------------------------
    Total                           $(609)         $(758)      $(314)
                                 ====================================

(A) In December 1994, Copley sold two of the four buildings at Baygreen Industrial Park.

(B) Effect of Debt Repayments
    -------------------------

    For purposes of determining pro forma adjustments, it was assumed that the principal due under certain debt agreements was repaid with available cash and net proceeds available from dispositions which were assumed to occur on January 1, 1994. Principal on notes payable at Sample\I-95 Business Park and University Business Center were assumed to be repaid on January 1, 1994. As the Sample\I-95 Business Park $3.6 million note was actually repaid on June 30, 1994, the pro forma adjustment reduces interest expense by the interest accrued through June 1994 of $80,000. As the $3.5 million pay down on the University Business Center note actually occurred in February 1995, the pro forma adjustment reduces the interest expense by the interest accrued for that portion of the note ($343,000 in 1994 and $57,000 in 1995). As discussed above, on a pro forma basis Copley had sufficient cash available throughout the pro forma period to mitigate any need to draw on the line of credit. Therefore, the pro forma adjustments eliminate the effect of interest charges incurred related to amounts drawn under the line of credit during the pro forma period.

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


(C) During 1992, Copley sold two buildings at Huntwood Associates, as part of this transaction Copley accepted an interest-bearing purchase money mortgage note from the purchaser. In 1994, Copley received payment in full satisfaction of this note. For pro forma purposes, this note is assumed to have been repaid on January 1, 1994. Therefore, income of $96,000 which was earned on the note during 1994 has been eliminated.

(D) As discussed in footnote 4(B) to the pro forma balance sheet, in February 1996 Copley effected two exchange transactions swaping tenancy-in-common interests for wholly owned properties. For purposes of the pro forma statement of operations, share of real estate investment operations for all investments involved in the exchange has been eliminated and the separate components of income from operations for the 100% owned real estate properties have been reflected for the pro forma periods.

(E) Lease termination charges relate to a lease cancellation at Columbia Place which has been reclassified as depreciation expense in the pro forma presentation.

(10)  Eliminate dividend income from Copley's shares.

(11) Increase interest expense for borrowings to purchase Copley shares. The borrowings to purchase these shares were $6,193,000 for 1994 at an average rate of 8.38% and $1,992,000 for six months and $14,201,000 for three months of 1995 at an average rate 8.42%.

(12) Depreciation on step up in basis from allocation of the purchase price over an estimated life of forty years.

(13) Eliminate professional expenses associated with the assessment of the strategic alternatives available to Copley in order to maximize shareholder value, including the retention of Morgan Stanley as financial advisor.

(14) Eliminate the charge related to the write-off of certain costs incurred in connection with an unsuccessful private placement.

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


(15) A $1.00 change in the per share price of EastGroup (subject to a collar of $20.25 to $23.00) will result in a corresponding change ( increase or decrease) in the number of shares issued to Copley shareholders and pro forma net income per share as follows:


                                       Change in EastGroup Market Price Per Share
                                       ------------------------------------------
                                        $ 1.00 Increase          $1.00 Decrease
                                        ---------------          --------------
            Shares issued                 93,203 decrease        101,931 increase

            Pro forma Net Income

              1994                        $.01 increase           $.01 decrease

              9 months - 1995              .01 increase            .01 decrease

            Book value 9-30-95             .28 increase            .29 decrease

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS



(16) Potential impact of sale of University Business Center (UBC) prior to the merger

    Copley currently owns an 80% equity interest in UBC. The execution of the merger with EastGroup, triggered the 20% equity partner's right of first refusal to purchase Copley's interest in UBC. At the time of this filing, the 20% equity partner's rights are operative. If UBC is sold to the 20% equity partner prior to the merger of Copley and EastGroup, all net proceeds from the sale will be distributed to the Copley shareholders prior to the merger and the merger price for Copley shares will be reduced from $15.60 per share to $12.00 per share. This disclosure is presented to demonstrate the effect of sale of UBC prior to the merger of Copley and EastGroup on the pro forma information contained in the accompanying schedules.




           EastGroup shares:

               Shares issued at $15.60 per Copley share                 2,154,327
               Shares issued at $12.00 per Copley share                 1,657,222
                                                                    -------------
                  Decrease in shares issued                               497,105
                                                                    -------------
               Market value per EastGroup share                            22.125
                                                                    -------------
                  Reduction in purchase price                          10,998,000
                                                                    =============


             Effect on Pro Forma Balance Sheet:                       Increase
                                                                     (Decrease)
                                                                   --------------
                                                                   (In thousands)
               Real estate properties:
                  UBC book value                                         (21,974)
                  Reduction of purchase price allocation                 (10,998)
                  (above)

               Mortgage notes payable                                    (19,399)

               Shares of Beneficial Interest                                (497)
               Additional paid in capital                                (10,501)

               Undistributed Earnings

                  Gain on Sale                                            10,328
                  Dividend                                               (12,903)
                                                                    =============
                                                                          (2,575)
                                                                    -------------

EASTGROUP PROPERTIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


UBC adjustments for the Pro Forma Income Statements:

                                                        Increase (Decrease) category

                                                    Year Ended             Nine Months Ended
                                                 December 31, 1994         September 30, 1995
                                                 -----------------         ------------------
           Income from real estate operations      $ (4,519)                   $ (3,432)

           Operating expenses from real estate
             operations                                (879)                       (682)

           Interest expense                          (1,867)                     (1,403)

           Depreciation                                (830)                       (642)

           Minority interest in joint ventures         (118)                        (84)
                                                 --------------------------------------------
                  Net Income                           (825)                       (621)
                                                 ============================================
           Net income per share effect                 (.13)                       (.10)
                                                 ============================================
           Weighted average shares:
             Per pro forma statements                 6,885                       6,996
             Adjusted for UBC                          (497)                       (497)
                                                 --------------------------------------------
                                                      6,388                       6,499
                                                 ============================================

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of Copley Properties, Inc.

We have audited the accompanying consolidated balance sheets of Copley Properties, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1994 and 1993, and the related statements of operations and cumulative deficit and cash flows for each of the three years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Copley Properties, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                        /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 28, 1995

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Consolidated Balance Sheets
-------------------------------------------------------------------------------

                                                                                      December 31,
                                                                          1994                         1993
                                                                   -------------------         -------------------
ASSETS
Real estate investments (Note 4):
   Property, net                                                    $        88,795,709     $          78,168,097
   Joint ventures                                                             1,037,178                 1,791,735
   Loans to joint ventures                                                    5,036,792                 9,114,237
   Ground lease                                                               1,187,000                 1,187,000
   Notes receivable                                                             824,077                 2,568,696
   Investment income receivable                                                 681,356                   683,573
                                                                    -------------------     ---------------------
     Total real estate investments                                           97,562,112                93,513,338

Cash and cash equivalents                                                     1,491,554                 1,901,790
Short-term investments                                                                -                 1,996,896
Deferred financing costs (Note 10)                                              486,366                        -
                                                                    -------------------     ---------------------

     Total assets                                                   $        99,540,032     $          97,412,024

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
   Losses of joint ventures
     in excess of investment                                        $         3,261,463     $           3,774,364
   Accounts payable                                                             436,478                   109,500
   Accrued management advisory fees                                           2,491,445                 2,281,165
   Line of credit borrowings                                                  3,500,000                        -
    Mortgage notes payable (Notes 4 and 5)                                   49,374,668                46,864,843
                                                                    -------------------     ---------------------
     Total liabilities                                                       59,064,054                53,029,872
                                                                    -------------------     ---------------------

SHAREHOLDERS' EQUITY (Note 8):
   Common stock, $1.00 par value;
     authorized 20,000,000 shares;
     issued 4,007,500 shares                                                 4,007,500                 4,007,500
   Additional paid-in capital                                               69,625,444                69,625,444
   Treasury stock; 423,150 shares
     of common stock, at cost                                              (4,895,726)                (4,895,726)
   Cumulative deficit                                                     (28,261,241)               (24,355,067)
   Class A common stock                                                               1                         1
                                                                    -------------------     ---------------------
     Total shareholders' equity                                              40,475,978                44,382,152
                                                                    -------------------     ---------------------
     Total liabilities and
       shareholders' equity                                         $        99,540,032     $          97,412,024
                                                                    ===================     =====================


The accompanying notes are an integral part of these consolidated financial statements.

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Consolidated Statements of Operations and Cumulative Deficit
-------------------------------------------------------------------------------

                                                                        Year ended December 31,

                                                          1994                1993                    1992
                                                          ----                ----                    ----
INVESTMENT ACTIVITY (Notes 3 and 6):
   Property operations, net                       $       1,452,003    $      1,128,334      $      1,258,538
   Share of joint venture earnings (losses)
     Joint venture operations                               415,742             191,333            (1,463,750)
     Lease termination charges (Note 3)                  (1,770,471)                -                  -
   Investment valuation allowances                              -              (900,000)           (1,703,636)
                                                  ------------------   -----------------     ----------------
     Total real estate operations                            97,274             419,667            (1,908,848)

   Share of gains on sales of
     properties by joint ventures                               -                   -                 754,590
   Gain on sales of Property                                626,931                 -                 381,520
                                                  ------------------   -----------------     ----------------
     Total real estate activity                             724,205             419,667              (772,738)

   Interest on short-term investments
     and cash equivalents                                    79,975             195,885                53,525
                                                  ------------------   ----------------      ----------------

     Total investment activity                              804,180             615,552              (719,213)
                                                  ------------------   ----------------      ----------------

PORTFOLIO EXPENSES:
   Management advisory fee                                  714,761             601,535               533,483
   General and administrative                               416,123             324,999               270,042
   Interest expense                                         210,241                    -                     -
                                                  ------------------   -----------------     -----------------
                                                          1,341,125             926,534               803,525
                                                  ------------------   -----------------     -----------------

NET LOSS                                                   (536,945)           (310,982)           (1,522,738)

   Common stock dividends                                (3,369,229)         (2,867,442)           (2,863,982)

CUMULATIVE DEFICIT:
   Beginning of year                                    (24,355,067)        (21,176,643)          (16,789,923)
                                                  ------------------   -----------------     ----------------
   End of year                                    $     (28,261,241)   $    (24,355,067)     $    (21,176,643)
                                                  ==================   =================     =================

PER SHARE DATA:

   Net loss                                       $            (.15)   $           (.09)     $           (.42)
                                                  ==================   =================     ================

   Dividends                                      $              .94   $            .80      $            .80
                                                  ==================   ================      ================

The accompanying notes are an integral part of these consolidated financial statements.

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Consolidated Statements of Cash Flows
-------------------------------------------------------------------------------

                                                                              Year ended December 31,

                                                                   1994                 1993              1992
                                                                   ----                 ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                  $      (536,945)      $   (310,982)     $   (1,522,738)
   Adjustments to reconcile net loss to net
   cash provided by operating activities:
   Equity in joint venture (earnings) losses
      Joint venture operations                                      (352,606)            16,832            1,204,976
      Lease termination charges                                     1,770,471                 -                    -
   Cash distributions from joint ventures                           1,632,460          3,136,357           2,048,426
   Property depreciation and amortization                           3,999,341            810,305             975,716
   Gain on sales of Property                                        (626,931)                  -           (381,520)
   Investment valuation allowances                                          -            900,000           1,703,636
   Increase in investment income receivable                          (30,365)          (211,559)           (241,810)
   Increase in deferred lease commissions                           (519,173)           (33,153)            (53,489)
   Decrease (increase) in property working capital                  (358,974)            133,263             (3,697)
   Increase in accounts payable and
      accrued management advisory fees                                318,478            228,202             147,497
   Other, net                                                               -           (72,683)              23,725
                                                             ----------------      -------------     ---------------

      Net cash provided by operating
        activities                                                 5,295,756          4,596,582            3,900,722
                                                             ----------------      ------------      ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Increase in loans to joint ventures                              (191,037)           (42,290)         (2,889,425)
   Reduction of loans to joint ventures                                    -             551,895             368,757
   Investment in joint ventures                                     (143,494)        (3,336,120)           (151,054)
   Return of capital from joint ventures                                   -              25,119           1,048,216
   Investment in Property                                         (3,928,552)        (2,291,721)           (317,283)
   Net proceeds from sale of Property                               1,082,925                 -            7,157,650
   Decrease (increase) in short-term investments, net               1,967,451          (979,408)           (988,139)
   Decrease in notes receivable                                     2,444,619                 -                   -
                                                             ----------------      -------------     ---------------
        Net cash provided by (used in) investing
         activities                                                1,231,912         (6,072,525)           4,228,722
                                                             ----------------      ------------      ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase in line of credit borrowings, net                      3,500,000                  -                   -
   Principal payments on mortgage notes                           (6,801,089)                 -                   -
   Dividends paid                                                 (3,369,229)        (2,867,442)         (2,863,982)
   Financing costs                                                  (267,586)                 -                   -
                                                             ----------------      ------------      --------------
        Net cash used in financing activities                     (6,937,904)        (2,867,442)         (2,863,982)
                                                             ----------------      ------------      --------------

   Net increase (decrease) in cash and cash
      equivalents                                                   (410,236)        (4,343,385)          5,265,462

CASH AND CASH EQUIVALENTS:
      Beginning of year                                            1,901,790          6,245,175             979,713
                                                             ----------------      ------------      --------------
      End of year                                            $     1,491,554       $  1,901,790      $    6,245,175
                                                             ================      ============      ==============

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid during the year for interest                 $     4,784,473       $   358,177                    -
                                                             ===============       ===========       ==============

NON-CASH INVESTING AND FINANCING ACTIVITIES (NOTE 12)

The accompanying notes are an integral part of these consolidated financial statements.

COPLEY PROPERTIES, INC.
------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

1   ORGANIZATION AND BUSINESS

    Copley Properties, Inc. (the Company), a Delaware corporation, was incorporated in May 1985 and operates as a qualified real estate investment trust under applicable provisions of the Internal Revenue Code of 1986, as amended. The Company acquires, develops, operates and owns industrial real estate. The Company currently owns and operates, either directly or through joint ventures, 16 properties totaling over 3.3 million square feet of net rentable area. Copley Real Estate Advisors, Inc. (the Advisor) provides investment management and administrative services to the Company. The Advisor is a wholly-owned subsidiary of New England Investment Companies, L.P. (NEIC), a publicly traded limited partnership. New England Mutual Life Insurance Company is the principal unitholder of NEIC.


2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Presentation

    The accompanying consolidated financial statements include the accounts of the Company and its consolidated investment joint ventures as of and subsequent to the date on which the Company acquired a controlling ownership interest therein. The Company has several other joint ventures which are presented in these financial statements using the equity method, since control of the business is shared with the respective joint venture partner. All interentity balances and transactions have been eliminated.

    Under circumstances arising from the inability of certain of its venture partners to perform under joint venture agreements, the Company has assumed control over the respective businesses. Upon restructuring, these investments are classified as Properties in the consolidated balance sheets and any third-party mortgage financing is separately presented, and operating revenues and expenses are separately classified in property operations. Prior to restructuring, the real estate assets and third-party mortgage loans of joint ventures are considered in the investment balances and operating results are reported as joint venture earnings (losses). The restructuring transactions do not affect the Company's net income (loss) or shareholders' equity.

    Property

    Property includes land and buildings wholly-owned by the Company or owned by consolidated joint ventures. These investments are referred to herein as "Properties" and are stated at cost less accumulated depreciation. The Company's cost of a Property previously owned by a joint venture or by a borrower equals the Company's carrying value of the prior investment on the conversion date. It is the Company's policy to estimate the remaining useful life of real estate assets at the

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

conversion date. This balance sheet caption also includes deferred leasing costs, incidental working capital items related to Properties, and the minority interest related to a consolidated joint venture.

Joint Ventures and Secured Loans

    The Company accounts for its investments in unconsolidated joint ventures using the equity method, under which the cost of the investment is adjusted by the Company's share of the respective joint venture's results of operations and reduced by certain cash distributions received. The Company has also made loans to joint ventures in which the Company has an ownership interest. The loan balances reflect amounts funded net of principal repayments.

    Share of joint venture earnings (losses) in the accompanying consolidated statements of operations includes joint venture earnings (losses) allocated to the Company. Allocations of joint venture earnings (losses) are made to the Company's joint venture partners in accordance with the terms of the respective joint venture agreements as long as they have economic equity in the project.
A joint venture partner is determined to have economic equity if the appraised value of the property exceeds the Company's total cash investment plus accrued preferential returns and interest thereon, or if the venture partner is entitled to current operating cash distributions.

    Depreciation and Capitalization

    Maintenance and repair costs on property owned by the Company directly, or by joint ventures in which the Company is a participant, are charged to operations as incurred. Significant improvements and renewals are capitalized. Depreciation is computed using the straight-line method based on the estimated useful lives of the buildings and improvements. Leasing and financing costs are also capitalized and amortized over the related agreement terms.

    Rental Revenues

    Rental revenues from certain operating leases with fixed rent increases or rent credits are recognized on a straight-line basis over the terms of the leases. The difference between straight-line rental revenues and cash rents received in accordance with the terms of the leases is recorded as accounts receivable.

    Net Realizable Value

    The carrying value of the Company's real estate investments is reduced to net realizable value, if lower. Since the Company's intention is to hold properties for long-term investment, net realizable value is measured by the recoverability of the investment carrying value through expected undiscounted future cash flows, net of the cost of third-party financing associated with the
investment.   As of December 31, 1994 and 1993, after the valuation allowances described in Note

COPLEY PROPERTIES, INC.
------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

6, the estimated net realizable value of each real estate investment either exceeded or approximated its carrying value.

    Carrying value may be greater or less than current appraised value. Based on estimates prepared by the Advisor which have not been audited, the appraised values of certain investments exceeded the related carrying values by an aggregate of $19,400,000 and $14,000,000 at December 31, 1994 and 1993,
respectively. The appraised values of the remaining investments were less than the related carrying values by an aggregate of $4,700,000 and $9,900,000 at December 31, 1994 and 1993, respectively.

    The current appraised value of real estate investments has been estimated based on a combination of traditional appraisal approaches. Because of the subjectivity inherent in the valuation process, the estimated current appraised value of real estate may differ significantly from that which could be realized if the real estate were offered for sale in the marketplace.

    Cash Equivalents and Short-Term Investments

    Cash equivalents and short-term investments are stated at cost, plus accrued interest, which approximates market. Such investments consist primarily of certificates of deposit and commercial paper. The Company considers all highly liquid debt instruments purchased with a maturity of ninety days or less to be cash equivalents; otherwise, they are classified as short-term investments.

    Financial Instruments

    Statement of Financial Accounting Standards No. 107 entitled "Disclosures about Fair Value of Financial Instruments" becomes effective for the Company for the year ending December 31, 1995. Mortgage notes payable are the Company's most significant financial instruments at December 31, 1994. Based on the interest rates on these notes, some of which are variable and several of which have recently been negotiated, management does not believe the fair value of the mortgage loans will be significantly different from their carrying value.

    Per Share Computations

    Net income (loss) per share is computed by dividing net income (loss), after deducting any Class A dividends, by the weighted average number of shares outstanding during each year (3,584,350 in 1994, 1993 and 1992).

    Reclassifications

    Certain reclassifications have been made to prior year amounts to conform with the 1994 presentation. There is no effect on net income (loss) or cash flow from operations.

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------


3   REAL ESTATE INVESTMENTS

    The Company's real estate investments are either owned in their entirety or jointly through a joint venture. Wholly-owned property operations are under the oversight of local management companies. The joint ventures are organized as general or limited partnerships. The Company's venture partners are responsible for day-to-day operating activities and they are entitled to fees for such services. Joint venture agreements provide for the funding of cash flow deficits by the venture partners in proportion to ownership interests, and for the dilution of ownership interest in cases where a partner does not so contribute.

    The Company's cash investments in joint ventures is in two forms. It makes a capital contribution which is generally subject to preferential cash distributions at a specified rate and to priority distributions with respect to sale or refinancing proceeds. The Company has also made secured, interest-bearing loans to certain ventures.

         Acquisitions
         ------------

    The Company purchased an industrial building located in Tempe, Arizona on March 31, 1994, which is referred to as Broadway Industrial Center. The total purchase price was approximately $2,350,000.

    The Company purchased four industrial buildings located in Hayward, California in October 1993, which are referred to as Baygreen Industrial Park. The total purchase price was approximately $1,980,000.

    In November 1993, the Company purchased an additional 30% interest in the University Business Center joint venture. The total purchase price was approximately $1,990,000.

    Sales and Dispositions
    ----------------------

    During 1994, the Company sold two buildings at the Baygreen Industrial Park. Proceeds from the sales totaled $1,782,925, including a $700,000 purchase money mortgage note. Under the terms of this note, interest only is due monthly at the rate of 9% per annum, and the note matures January 1, 1997. The note is included in Notes Receivable in the accompanying consolidated balance sheet at December 31, 1994. The Company recognized a gain on these sales of $626,931.

    In March 1993, the Woods at Patuxent joint venture deeded back the venture's property to the first mortgage lender. In anticipation of this transaction, the Company reduced the carrying value of its investment to zero at December 31, 1992, with the recognition of an investment valuation allowance of $1,003,636 in 1992.

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

    During 1992, two buildings owned by the Huntwood Associates joint venture were sold. Proceeds from this sale, which included cash as well as a purchase money mortgage note, were retained by the joint venture. The Company recognized a gain of $754,590. The note receivable of $2,336,319 appears on the Company's consolidated balance sheet at December 31, 1993. The note, which had a stated interest rate of 9.5% per annum, was repaid prior to maturity in June 1994.

    In December 1992, the Company sold its Calibre Park apartment property. It received net proceeds of $7,157,650 and realized a gain of $381,520.

    Restructurings
    --------------

    As of December 31, 1993, the ownership of three joint ventures (Huntwood Associates, Sample/I-95 Associates and Wiegman Associates) was restructured whereby the Company became owner of the property in the entirety or became the controlling venturer.

    As of January 1, 1994, the ownership of three partnerships that were formed to own a portion of the Park North Business Center investment (the "Parknorth Partnerships") was restructured whereby the Company became the controlling venturer and increased its legal ownership percentage. The restructuring agreement also provides for the transfer of 100% ownership of the property owned by the Parknorth Partnerships to the Company on March 30, 1995. Another portion of the Park North Business Center investment includes land that is leased under a long-term ground lease arrangement. The lessee was in arrears on its ground lease payments and, effective February 1994, the Company agreed to forebear from exercising the remedies available to it as a result of the arrearages provided 1) all operating cash flow from the property is paid to the Company and 2) if all amounts in arrears are not paid by January 1, 1996, the Company may exercise an option to purchase the buildings for an amount equal to the amounts then owed to the Company (see Note 13).

    The following is a summary of the real estate investment structures at December 31, 1994:

COPLEY PROPERTIES, INC.
------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

                                                              Date           Cessation Date
                                                          Consolidated       for Preferred          Interest
                                                Legal      or Converted       Allocations           Rate on
                                              Ownership     from Joint          and Loan            Secured
Investment                                     Share         Venture        Interest Accrual         Loans
---------------------------------              -----         -------        ----------------         ------
Broadway Industrial Center                        100%       3/31/94              --                    --

Central Distribution Center (1)                    50%          --               1991            Prime + 2%
West Side Business Park (1)                       150%          --               1990                  9.8%,

                                                                                                 Prime + 2%
Metro Business Park (1)                            50%          --                1991                  12%,
                                                                                                 Prime + 2%
Carson Industrial Center (1)                       50%          --                 --                   10%
Dominguez Properties (1)                           55%          --                 --                   --
Los Angeles Corporate Center                      100%        12/18/90            1988                  --
University Business Center                         80%        11/01/93             --                   --
Huntwood Associates                               100%        12/31/93            1990                  --
Wiegman Associates                                 80%        12/31/93            1989                  12%
Baygreen Industrial Park                          100%        10/26/93             --                   --
Columbia Place (3)                                 50%           --               1992          Prime + .5%
270 Technology Park                                50%           --                --                   11%
Peachtree Corners Distribution Center             100%        09/03/91            1990                  --
Park North Business Center                     75%-80%        01/01/94            1992                  12%
Sample\I-95 Business Park (2)                     100%        12/31/93            1989                  --

(1)  Formerly referred to collectively as the Southwest Business Parks.
(2)  Formerly referred to as Andrews Avenue Associates.
(3)  Formerly referred to as the BDM Building.

COPLEY PROPERTIES, INC.
------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

4      REAL ESTATE ASSETS AND LIABILITIES

   The following is a summary of the assets and liabilities underlying the Company's real estate investments:

                                                                                  December 31,
                                                                           1994                    1993
                                                                    -----------------       -----------------
      PROPERTY

      Land                                                          $     24,018,575         $    20,908,911
      Buildings and improvements                                          66,402,879              55,467,299
      Accumulated depreciation                                            (5,079,353)             (1,632,724)
      Deferred leasing costs and other assets, net                         1,487,678               1,265,492
      Minority interest                                                    1,471,483               1,453,873
                                                                    -----------------        ---------------
         Total real estate assets                                         88,301,262              77,462,851
      Accounts receivable                                                  2,254,603               1,453,923
      Accounts payable and other liabilities                              (1,760,156)               (748,677)
                                                                    -----------------        ----------------
                                                                    $     88,795,709         $    78,168,097
                                                                    =================        ================

      Mortgage notes payable to third-parties (see Note 5)          $      49,374,668        $     46,864,843
                                                                    =================        ================

      JOINT VENTURES

      Land                                                          $      8,246,048         $    11,064,288
      Buildings and improvements                                          35,542,264              47,640,970
      Accumulated depreciation                                           (12,370,021)            (13,605,441)
      Cash                                                                   346,176                 585,232
      Other, net                                                           3,521,924               2,798,304
                                                                    -----------------        ---------------
         Total assets                                                     35,286,391              48,483,353
                                                                    -----------------        ---------------

      Mortgage notes payable to third-parties (see Note 5)                32,127,307              42,121,052
      Other                                                                1,913,431               2,560,201
                                                                    -----------------        ---------------
         Total liabilities                                                34,040,738              44,681,253
                                                                    -----------------        ---------------

      Net assets                                                    $      1,245,653         $     3,802,100
                                                                    =================        ===============

      Company's share:
         Loans to joint ventures                                    $      5,023,392         $     9,114,237
         Capital                                                          (2,210,885)             (1,982,629)
                                                                    -----------------        ---------------
                                                                    $      2,812,507         $     7,131,608
                                                                    =================        ===============

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

   Assets of joint ventures exclude capitalized interest or preferred returns to the Company. Liabilities of joint ventures exclude amounts owed to the Company in connection with secured loans, accrued interest thereon, or accrued preferred returns.

5  MORTGAGE NOTES PAYABLE

   Mortgage notes payable on Properties are summarized below. They are collateralized by real estate and, in certain cases, the assignment of rents. The mortgage notes are generally non-recourse to the other assets of the Company.

                                                                                     December 31,

                                                                                 1994            1993
                                                                          ---------------  -----------------
   University Business Center
   --------------------------

   CIGNA; interest at 9.79% payable monthly;
   principal due February 28, 1995                                           $ 13,000,000       $ 13,000,000

   CIGNA; interest at 9.37% payable monthly;
   principal due January 1, 1997                                               10,000,000         10,000,000

   Sample/I-95 Business Park
   -------------------------

   Citicorp; interest at 1% over the Citicorp reference rate
   or .75% over LIBOR, payable monthly.  Principal
   balance was paid at maturity on June 30, 1994                                     -             3,600,000

   Huntwood Associates
   -------------------

   Wells Fargo Bank; interest is a fixed rate option with
   interest based on LIBOR plus 3.25% and a variable rate
   option with interest based on the prime rate plus
   1% (the effective interest rate was 9.5% at
   December 31, 1994); principal due June 15, 1995                              2,350,292          2,378,943

   Massachusetts Mutual Life Insurance Company;
   interest at 9.875% payable monthly; principal due
   January 1, 1996                                                             10,000,000         10,000,000

   Wiegman Associates
   ------------------

   Massachusetts Mutual Life Insurance Company;
   interest at 9.875% payable monthly; principal due
   January 1, 1996                                                              6,700,000          6,700,000

   Allstate Insurance Company; interest at 8.75%, payable
   monthly; principal due October 1, 1997                                       1,011,311          1,034,133

   Park North Business Center
   --------------------------

   Wells Fargo Realty Advisors; interest at .65% over the
   prime rate or 1.75% over LIBOR, payable monthly
   (the effective interest rate was 8.19% at December 31,
   1994); principal due May 31, 1995                                            3,362,692         See Note 3

   Wells Fargo Realty Advisors; interest at .65% over the prime rate or 1.75% over LIBOR, payable monthly

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

   (the effective interest rate was 8.19% at December 31,
   1994); principal due May 31, 1995                                            2,795,153         See Note 3
                                                                             ------------      -------------
   Total of principal balances                                                 49,219,448         46,713,076
   Aggregate accrued interest                                                     155,220            151,767
                                                                             ------------      -------------
                                                                              $49,374,668       $ 46,864,843
                                                                              ===========       ============

Mortgage notes payable to third-parties, based on contractual terms in existence as of December 31, 1994, mature as follows:

   Year ended
   December 31,                          Properties                    Joint Ventures
   ------------                          ----------                    --------------
            1995                        $21,688,258                        $4,233,921
            1996                         16,727,170                           567,299
            1997                         10,959,240                        10,997,965
            1998                                 --                         5,206,566
            1999                                 --                         1,855,141
      Thereafter                                 --                         9,266,415
                                   ----------------                      ------------
                                        $49,374,668                       $32,127,307
                                        ===========                       ===========

   The $13,000,000 University Business Center mortgage note payable to CIGNA, included in the $21,688,258 amounts payable in 1995 above, matured and was refinanced in February 1995. A principal paydown of $3,500,000 was made, the interest rate was reduced to 9.06% and the maturity date was extended to April 1, 2000. The modified note requires principal amortization payments based on a 20-year amortization schedule with the remaining balance due at maturity.
Funds for the paydown were obtained from a short-term mortgage loan secured by the Peachtree Corners Distribution Center property (see Note 13).

  The Company has provided a guarantee of $700,000 on the Wells Fargo Realty Advisors mortgage loan at Park North Business Center.

   Mortgage notes payable do not include revenue bonds at Park North Business Center owed by the ground lessee, repayment of which is guaranteed by the Company. The ground lease arrangement resulted from a transaction in which the Company purchased land in a portion of Park North Business Center for lease back to the seller for a term of sixty years. Contractual rent is $142,440 per annum. The Company subordinated its interest in the land and has guaranteed revenue bonds, totaling $7,200,000 at issuance. As of December 31, 1994 and 1993, principal totaling $5,324,000 and $5,494,000, respectively, was outstanding.

   The Company has guaranteed 50% of the outstanding obligation of the revenue bonds at 270 Technology Park up to a maximum of $2,000,000. The outstanding

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

principal balance of the bonds at December 31, 1994 and 1993 was $3,713,011 and $4,000,000, respectively.

   The Company has a master lease agreement which expires December 25, 1995 with the permanent mortgagee of one of the buildings at Wiegman Associates.

   No significant liability is anticipated by the Company under any of these guarantees or the master lease arrangement.

6  RESULTS OF REAL ESTATE INVESTMENTS

   Operations
   ----------

   The following is a summary of the operating results of the properties underlying the Company's real estate investments:

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

                                                                      Year ended December 31,
                                                                      -----------------------

                                                         1994                 1993               1992
                                                         ----                 ----               ----
        PROPERTY
        Rentals                                    $     13,338,097       $     3,128,332   $ 3,450,011
        Operating expenses                               (3,072,560)             (821,215)   (1,215,757)
        Interest expense                                (4,696,303)             (358,177)             -
        Depreciation and amortization                    (3,999,341)             (810,305)     (975,716)
        Minority interest                                  (117,890)      $       (10,301)  $         -
                                                   -----------------      ---------------    ----------
                                                   $      1,452,003       $      1,128,334  $ 1,258,538
                                                   =================      ================   ==========

        JOINT VENTURES
        Rentals                                    $      7,442,165       $    14,850,192   $15,630,833
        Operating expenses                               (1,136,267)           (2,749,486)   (2,909,546)
        Interest expense                                 (2,931,718)           (7,615,524)   (9,211,815)
        Depreciation and amortization                    (4,551,781)           (4,551,489)   (5,481,424)
                                                   -----------------      ----------------   ----------
                                                   $     (1,177,601)      $       (66,307)  $ (1,971,952)
                                                   =================      ================   ===========

        Company share:
          Interest on loans to joint ventures      $         63,136       $       208,165   $   495,816
          Equity in net income (losses)                  (1,417,865)              (16,832)   (1,959,566)
                                                   -----------------      ----------------   ----------
                                                   $     (1,354,729)      $       191,333   $(1,463,750)
                                                   =================      ===============    ===========

   Expenses of joint ventures exclude amounts attributable to the various financing arrangements with the Company.

   Future minimum rentals under non-cancelable operating leases are as follows:

        Year ended
       December 31,                        Properties                    Joint Ventures
       ------------                        ----------                    --------------
         1995                          $   10,489,698                     $ 4,697,745
         1996                               8,845,880                       4,231,188
         1997                               7,136,707                       2,335,294
         1998                               6,009,863                       2,086,943
         1999                               5,252,986                       2,008,606
         Thereafter                        12,153,814                      11,127,830
                                       --------------                     -----------
                                       $   49,888,948                     $26,487,606
                                       ==============                     ===========

COPLEY PROPERTIES, INC.
------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
------------------------------------------------------------------------------


   Investment Valuation Allowances
   -------------------------------

   The estimated net realizable value of the undeveloped land at Sample/I-95 Business Park declined significantly in 1993 and 1992. In accordance with the Company's policy, the carrying value was reduced to approximate estimated net realizable value, resulting in an investment valuation allowance of $900,000 in 1993 and $700,000 in 1992.

   Significant Lease Transaction
   -----------------------------

   In September 1994, M.O.R. XXXVI Associates Limited Partnership, a partnership in which the Company is a general partner (the "Partnership") and the owner of Columbia Place, modified the existing terms of its sole lease and mortgage loan agreements. BDM Federal, Inc. ("BDM"), the original tenant with a lease expiring in March 1998, desired to vacate the building and Ceridian Corporation ("Ceridian"), a new tenant, desired to occupy the building. BDM, Ceridian, and the Partnership entered into a series of agreements (the "Agreements") under which BDM is obligated for certain payments to the Partnership through March 1998. The payments are contingent on future events and are being recognized as income when the contingencies expire. In 1994, approximately $864,000 was recognized as additional income from BDM as a result of the transaction.

   Ceridian entered into a lease with the Partnership which commenced September 1994 and expires December 2009, subject to earlier termination options in December 2004 and December 2006.

   Ceridian was responsible for the cost of all of its tenant improvements and chose to substantially re-fit this space. This resulted in the write-off by the Partnership of approximately $2,635,000 of tenant improvements and other capital costs.

   In conjunction with the leasing transaction, the mortgage note payable to a third-party lender of approximately $10,490,000 was restructured. The interest rate was reduced from 10.125% to 8.875% per annum effective December 1, 1994, and the maturity date was extended from May 1998 to December 2009. The maturity date may be accelerated if Ceridian exercises its termination options. The revised mortgage note requires monthly payments of principal and interest based on a twenty-year amortization schedule.

   The Partnership's costs of the transaction have been capitalized and are being amortized over the life of the lease or loan as applicable.

COPLEY PROPERTIES, INC.
------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

7  LINES OF CREDIT

   The Company has an unsecured line of credit agreement with a bank which expires on June 1, 1995. Under its terms, the Company can borrow up to $5,000,000 at the prime rate of interest or LIBOR plus 1.5%. There were no borrowings in 1992 and 1993. The Company has an outstanding balance of $3,500,000 on its line of credit as of December 31, 1994. The average outstanding balance on the line of credit during 1994 was $3,402,000 and the weighted average interest rate was 6.18%. The Company has obtained a commitment and is currently negotiating documents for a new $15,000,000 line of credit which will replace this existing arrangement (see Note 10).


8  SHAREHOLDERS' EQUITY

   Increase in Authorized Shares

   The total number of authorized shares of the Company was increased from 8,000,000 to 20,000,000 effective June 14, 1994.

Class A Common Stock

   On June 3, 1985, the Company sold one share of Class A Common Stock (par value of one dollar) to the Advisor for $50,000. As the holder of such share, the Advisor is entitled to receive 10% of the Company's net gain (as defined) from the disposition of properties, reduced by any accumulated net losses.
Upon termination of the Advisory Agreement, the Company will have an option to purchase the share of Class A Common Stock for an amount equal to 10% of the net gain which would be realized by the Company had all of the real estate owned by the Company as of the date of termination been sold at its fair market value. If the Company does not elect to purchase the Class A Common Stock, such share will automatically convert to shares of common stock of the Company.

   Stock Repurchase Plan

   In January 1990, the Company adopted a stock repurchase plan, under which it could repurchase up to a maximum of 800,000 shares of its outstanding common stock on the open market. Through 1991, a total of 423,150 shares were repurchased at a total cost of $4,895,726. There were no repurchases in 1992 and the plan was terminated in January 1993.

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------
   Shareholders' Rights Plan

   The Company's Board of Directors unanimously adopted a shareholders' rights plan on June 28, 1990 applicable to shareholders of record on July 19, 1990. The plan provides for the dividend of a right to buy one share of common stock for a stated amount determined in accordance with the provisions of the plan for each share of common stock outstanding. Rights would initially become exercisable on the earlier of (1) the tenth day after the date on which a person has acquired beneficial ownership of 20% or more of the Company's common stock or (2) the tenth business day after a person commences a tender or exchange offer, the consummation of which would result in such person owning 30% or more of the Company's common stock.


9  MANAGEMENT ADVISORY FEES

   The Company has an agreement with the Advisor, pursuant to which the Advisor provides investment management and administrative services to the Company.
Fees for these services totaled $714,761, $601,535 and $533,483 for 1994, 1993 and 1992, respectively, and are determined as:


          a. A base fee of 7.5% of net cash flow (as defined in the Advisory Agreement) from sources other than short-term assets, as defined.

          b. An incentive fee of 5% of net cash flow (as defined in the Advisory Agreement) from sources other than short-term assets, as defined.

          c. A short-term investment fee of 0.25% of average annual short-term assets, as defined.

    At December 31, 1994 and 1993, payments of the incentive fees totaling $2,473,054 and $2,188,702, respectively, have been deferred and become payable only after the Company has achieved a specified return to shareholders, or refinancing or sale proceeds are distributed to shareholders. Payment of the deferred fee would also become payable upon termination or resignation of the Advisor.


10  COSTS ASSOCIATED WITH PENDING EQUITY OFFERING AND AN INCREASED LINE OF
CREDIT

    The Company is pursuing the raising of additional equity capital. In addition, the Company has obtained a commitment and is currently negotiating documents for a $15,000,000 line of credit to be used for interim financing of property acquisitions. Among the conditions to the closing of the new line of credit is the successful completion of due diligence by the lender and the closing of the equity offering. Costs associated with these efforts are being capitalized and will be charged against equity or

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

amortized when the equity is raised or the new line of credit is obtained, which is expected to occur in 1995. Such costs are included in Deferred Financing Costs on the accompanying consolidated balance sheets.


11  INCOME TAXES

    The Company believes that it continues to qualify as a real estate investment trust under the Internal Revenue Code. The Company has distributed all of its taxable income for 1994, 1993 and 1992. Accordingly, no provision for income taxes has been made in the accompanying consolidated financial statements. For federal income tax purposes, the amounts distributed as dividends were ordinary income for all years presented in the accompanying consolidated financial statements, except for $.17 per share, $.06 per share and $.34 per share in 1994, 1993 and 1992, respectively, which relate to capital gains.


12  NON-CASH INVESTING AND FINANCING ACTIVITIES

    The restructuring of certain joint ventures, as more fully described in
Note 3, resulted in the following non-cash investing and financing activities:

                                                                   1994              1993                1992
                                                             -----------------   -------------      --------------
   Conversion of loans to joint ventures and
      accrued interest to Property                          $     4,109,037     $       265,694     $           -
   Conversion of investments in joint ventures
      to Property                                                      -             14,424,483                 -
   Conversion of losses of joint ventures in
      excess of investment to Property                          (2,095,608)                                     -
   Recording of third-party mortgage notes                        9,310,914          46,864,843                 -
                                                            ---------------     ---------------     --------------

   Total converted assets                                   $    11,324,343     $    61,555,020     $           -
                                                            ===============     ===============     ==============


    In December 1994, the Company sold a building at Baygreen Industrial Park for cash proceeds of $1,082,925 and a note receivable of $700,000.

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

13  SUBSEQUENT EVENTS

    On March 28, 1995, the Company signed a purchase and sale agreement to sell all of its interests and rights related to the Park North Business Center investment (see Note 3) for approximately $18,500,000. The terms of the agreement provide for the buyer to either 1) pay all cash or 2) assume the existing mortgage debt of approximately $11,480,000 (including $5,324,000 of mortgage debt on the ground lease buildings for which the Company is currently the guarantor). Under either option, the Company will receive cash of approximately $7,020,000.

    Also on March 28, 1995, the Company signed a purchase and sale agreement, with the same buyer, to sell its interest in the Peachtree Corners Distribution Center investment for a purchase price of approximately $10,000,000. This sale is contingent upon the closing of the Park North Business Center sale. In addition, the buyer loaned the Company $3,250,000 in February 1995. The loan is secured by a first mortgage on the Peachtree property, bears interest at the rate of 10% per annum payable monthly in arrears, may be prepaid at any time, and matures November 30, 1995.

    The Company expects to recognize a gain on each of these sales.

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Consolidated Balance Sheets (Unaudited)
-------------------------------------------------------------------------------

                                                                          September 30,           December 31,
                                                                              1995                   1994
                                                                    -------------------    -------------------
ASSETS

Real estate investments (Notes 4 and 5):
   Property, net                                                    $      80,548,368      $      88,795,709
   Joint ventures                                                                   -               1,037,178
   Investment in tenancies-in-common                                        2,186,305                       -
   Loans to joint ventures                                                          -               5,036,792
   Ground lease (Note 4)                                                            -               1,187,000
   Notes receivable                                                           738,873                 824,077
   Other                                                                      184,260                 681,356
                                                                    -----------------      ------------------
     Total real estate investments                                         83,657,806              97,562,112

Cash and cash equivalents                                                   1,401,071               1,491,554
Deferred financing costs (Note 7)                                                   -                 486,366
                                                                    -----------------      ------------------

     Total assets                                                   $      85,058,877      $      99,540,032
                                                                    =================      ==================

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
   Losses of joint ventures
     in excess of investment                                        $               -      $        3,261,463
   Accounts payable and other liabilities                                     357,418                 436,478
   Deposit on sale of property (Note 4)                                     1,290,000                       -
   Accrued management advisory fees                                         2,606,205               2,491,445
   Line of credit borrowings                                                        -               3,500,000
   Mortgage notes payable (Notes 4 and 5)                                  41,649,080              49,374,668
   Dividend payable                                                           967,754                       -
                                                                    -----------------      ------------------
     Total liabilities                                                     46,870,457              59,064,054
                                                                    -----------------      ------------------

SHAREHOLDERS' EQUITY:
   Common stock, $1.00 par value;
     authorized 20,000,000 shares;
     issued 4,007,500 shares                                                4,007,500               4,007,500
   Additional paid-in capital                                              69,625,444              69,625,444
   Treasury stock; 423,150 shares
     of common stock, at cost                                             (4,895,726)             (4,895,726)
   Cumulative deficit                                                    (30,548,799)            (28,261,241)
   Class A common stock                                                             1                       1
                                                                    -----------------      ------------------
     Total shareholders' equity                                            38,188,420              40,475,978
                                                                    -----------------      ------------------
     Total liabilities and
       shareholders' equity                                         $      85,058,877      $       99,540,032
                                                                    =================      ==================

The accompanying notes are an integral part of these consolidated financial statements.

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Consolidated Statements of Operations and Cumulative Deficit (Unaudited)
-------------------------------------------------------------------------------

                                                            Quarter Ended     Quarter Ended    Nine Months Ended   Nine Months Ended
                                                            Sept. 30, 1995    Sept. 30, 1994     Sept. 30, 1995      Sept. 30, 1994
                                                            --------------    --------------     --------------      --------------
INVESTMENT ACTIVITY (Note 6):
  Property operations, net                                  $      314,475    $     410,147     $   1,097,441       $   1,078,734
  Share of real estate investment earnings
         Operations                                                256,536           63,999           608,987             346,423
         Lease termination charges                                       -      (2,020,471)                 -         (2,020,471)
                                                            --------------    -------------     -------------       -------------
         Total from real estate investments                        571,011      (1,546,325)          1,706,428          (595,314)

  Gain on sale of property                                               -                -           757,776                  -
                                                            --------------    -------------     -------------       ------------
         Total real estate activity                                571,011      (1,546,325)         2,464,204           (595,314)

  Interest on short-term investments
         and cash equivalents                                       13,634           17,052            18,237             70,204
                                                            --------------    -------------     -------------       ------------

         Total investment activity                                 584,645      (1,529,273)         2,482,441           (525,110)
                                                            --------------    -------------     -------------       -------------

PORTFOLIO EXPENSES:
  Management advisory fee                                        (109,807)        (151,023)         (390,152)           (533,679)
  General and administrative                                      (87,839)         (65,974)         (289,655)           (196,549)
  Professional fees                                              (229,882)         (44,516)         (583,959)           (135,603)
  Interest expense                                                 (9,520)         (76,178)         (173,427)           (134,916)
  Write-off of deferred financing costs (Note 7)                         -                -         (501,227)                  -
                                                            --------------    -------------     -------------       ------------
                                                                 (437,048)        (337,691)       (1,938,420)         (1,000,747)
                                                            --------------    -------------     -------------       -------------

NET INCOME (LOSS)                                                  147,597      (1,866,964)           544,021         (1,525,857)

  Common stock dividends                                         (967,754)        (896,071)       (2,831,579)         (2,473,159)

CUMULATIVE DEFICIT:
  Beginning of period                                         (29,728,642)     (25,591,048)      (28,261,241)        (24,355,067)
                                                            --------------    -------------     -------------       -------------
  End of period                                             $ (30,548,799)    $(28,354,083)     $(30,548,799)       $(28,354,083)
                                                            ==============    =============     =============       =============

PER SHARE DATA:

  Net Income                                                $         .04     $      (.52)     $         .15       $      (.43)
                                                            =============     ============     =============       ============

  Dividends                                                 $         .27     $        .25     $         .79       $        .69
                                                            =============     ============     =============       ============

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Cash Flows (Unaudited)
-------------------------------------------------------------------------------
COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------

                                                                           Nine Months ended September 30,
                                                                                1995                1994
                                                                    --------------------   --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                 $            544,021  $          (1,525,857)
  Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
   Joint venture and tenancy-in common operations                               (539,142)              (287,710)
   Lease termination charges                                                          -               2,020,471
   Cash distributions from joint ventures
     and tenancies-in-common                                                     629,020              1,216,676
   Property depreciation and amortization                                      2,877,433              2,930,965
   Write-off of deferred financing costs                                         501,227                      -
   Gain on sale of property                                                     (757,776)                     -
   Increase in investment income receivable                                      (79,088)                     -
   Increase in deferred leasing commissions                                     (380,147)              (292,789)
   Decrease (Increase) in property working capital                               194,214               (226,284)
   Increase in accounts payable and
     accrued management advisory fees                                             27,853                120,872
   Other, net                                                                          -                (27,068)
                                                                    --------------------   --------------------
     Net cash provided by operating
       activities                                                              3,017,615              3,929,276
                                                                    --------------------   ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in loans to joint ventures                                             (6,436)               (28,225)
  Reduction of loans to joint ventures                                                 -                 85,271
  Investment in Property                                                      (4,318,206)            (3,259,167)
  Decrease in short-term investments, net                                              -              1,967,451
  Investment in joint ventures                                                   (18,809)                     -
  Proceeds from sale of property                                              12,982,793                      -
  Decrease in notes receivable                                                    85,204              2,416,998
  Increase in other assets                                                       (46,040)              (199,477)
  Deposit received on sale of property                                         1,290,000                      -
                                                                    --------------------    -------------------
     Net cash provided by investing activities                                 9,968,506                982,851
                                                                    --------------------   --------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  (Decrease) increase in line of credit borrowings, net                       (3,500,000)             3,600,000
  Proceeds from third-party mortgage note                                      3,250,000                      -
  Principal payments on mortgage notes                                       (10,820,368)            (6,776,019)
  Dividends paid                                                              (1,863,825)            (1,577,088)
  Financing costs paid                                                          (142,411)                     -
                                                                    --------------------   --------------------
     Net cash used in financing activities                                   (13,076,604)            (4,753,107)
                                                                    --------------------   --------------------

  Net (decrease) increase in cash and cash
   equivalents                                                                   (90,483)               159,020

CASH AND CASH EQUIVALENTS:
   Beginning of period                                                        1,491,554               1,901,790
                                                                    --------------------   --------------------
   End of period                                                    $         1,401,071    $          2,060,810
                                                                    ====================   ====================

===============================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Unaudited)
-------------------------------------------------------------------------------

1  GENERAL

         These financial statements have been prepared by Copley Properties, Inc. (the "Company") without audit and reflect all normal and required adjustments which are, in the opinion of management, necessary to fairly present the interim results. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements for the year ended December 31, 1994.

        Certain 1994 amounts have been reclassified to conform to the 1995 presentation.

2  ORGANIZATION AND BUSINESS

         Copley Properties, Inc., a Delaware corporation, was incorporated in May 1985 and operates as a qualified real estate investment trust under applicable provisions of the Internal Revenue Code of 1986, as amended. The Company acquires, develops, operates and owns primarily industrial real estate. The Company currently owns and operates, either directly or through tenancy-in-common arrangements, 16 properties totaling over 2.8 million square feet of net rentable area. Copley Real Estate Advisors, Inc. (the "Advisor") provides investment management and administrative services to the Company. The Advisor is an indirect wholly-owned subsidiary of New England Investment Companies, L.P. ("NEIC"), a publicly traded limited partnership. New England Mutual Life Insurance Company is the principal unitholder of NEIC.


3  LINE OF CREDIT

         The Company has an unsecured line of credit agreement with a bank which expires on November 30, 1995. Under its terms, the Company can borrow up to $5,000,000 at the prime rate of interest or LIBOR plus 1.5%. As of September 30, 1995, the Company had no borrowings under the line of credit.
The Company is currently negotiating an extension of the line of credit.


4  RESTRUCTURINGS, FINANCINGS, ACQUISITIONS AND SALES

   Restructurings
   --------------

         On March 30, 1995, the restructuring of the ownership of three partnerships that were formed to own certain of the Park North Business Center properties was completed and transfer of 100% ownership of the properties to the Company occurred. This restructuring does not impact the accompanying consolidated financial statements as the Company obtained 100% economic control of the entities at the beginning of 1994. As discussed further under "Sales," the entire property was sold on June 30, 1995.

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Unaudited)
-------------------------------------------------------------------------------


         On August 16, 1995, the Company entered into agreements with certain of its co-venture partners to restructure the ownership of their joint venture investments as tenancies-in-common between the Company and the respective co-venturers. Certain amounts previously recorded by the Company as loans to the joint ventures have been reclassified as part of the Company's capital contribution to its ownership interest in the tenancies-in-common. These transactions did not generate a gain or loss or have an impact on shareholders' equity. Subsequent to the establishment of the tenancies in common, the respective ownership interests of the Company and its co-tenants-in-common are substantially as follows:

                                       Copley
                                   Properties, Inc.          Co-tenant
                                -----------------------------------------
Central Distribution Center              57.38%                42.62%
West Side Business Park                  75.49%                24.51%
Metro Business Park                      69.03%                30.97%
Dominguez Properties                     55.00%                45.00%
Columbia Place                           78.00%                22.00%
270 Technology Park                      61.00%                39.00%


   In September 1995, the Company paid approximately $100,000 to terminate an incentive property management agreement in the Broadway Industrial Center investment and paid approximately $200,000 in October 1995 to terminate an incentive property management agreement at the Baygreen Industrial Park. As the incentive property management agreements represent a contingent equity interest in the properties granted at the date of acquisition, payable upon sale, refinancing, or termination, the termination fees paid have been recorded as acquisition costs and consequently added to the Company's carrying value of the investments.


Financings
----------

   A mortgage note payable to CIGNA, secured by the University Business Center property, with a $13,000,000 outstanding principal balance at December 31, 1994, matured and was refinanced in February 1995. A principal paydown of $3,500,000 was made, the interest rate was reduced to 9.06% and the maturity date was extended to April 1, 2000. The modified note requires principal amortization payments based on a 20-year amortization schedule with the remaining balance due at maturity. The Company obtained funds for the principal paydown from a short-term mortgage loan secured by the Peachtree Corners Distribution Center.

   In May 1995, the Company entered into an agreement to extend the maturity of the mortgage notes payable to Wells Fargo Realty Advisors which were secured by certain properties included in the Park North Business Center investment. The maturity date of the

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Unaudited)
-------------------------------------------------------------------------------

notes was extended from May 31, 1995 to June 30,1995 and the notes were paid in full with proceeds from the sale of the Park North Business Center discussed below.

   In June 1995, the Company entered into an agreement to extend the maturity of a mortgage note payable to Wells Fargo Bank which is secured by the Huntwood Associates property from June 15, 1995 to January 15, 1997 on the same terms and conditions as the original financing.

   In July 1995, the Company entered into an agreement to extend the maturity of the mortgage notes payable to Massachusetts Mutual Life Insurance Company which are secured by the Huntwood Associates and Wiegman Associates properties from January 1, 1996 to June 1, 1996 on the same terms and conditions as the original financings.


Acquisitions
------------

   In July 1995, the Company purchased the Kingsview Industrial Center, an 83,000 square foot industrial building located in Carson, California, for approximately $3,000,000 in cash.


Sales
-----

   On March 28, 1995, the Company signed a purchase and sale agreement to sell all of its interests and rights, including its ground lease position, related to the Park North Business Center investment for approximately $18,500,000.
The closing occurred on June 30, 1995. Proceeds from the sale were used to pay off the mortgage notes payable to Wells Fargo Realty Advisors discussed above and the revenue bonds which were owed by the ground lessee and guaranteed by the Company. After settlement of the debt and payment of selling expenses, the Company received net cash proceeds of approximately $6,825,000, including a deposit of $125,000 received in March 1995. The proceeds from this sale were used to purchase the Kingsview Industrial Center property discussed above and to pay off the Company's line of credit. The Company recognized a gain of approximately $758,000 on the sale of this investment.

   Also on March 28, 1995, the Company signed a purchase and sale agreement, with the same buyer, to sell its interest in the Peachtree Corners Distribution Center investment for a purchase price of approximately $10,000,000. It is anticipated that the closing will occur by November 30, 1995. In addition, the buyer loaned the Company $3,250,000 in February 1995. The loan is secured by a first mortgage on the Peachtree Corners Distribution Center, bears interest at the rate of 10% per annum payable monthly in arrears, may be prepaid at any time without penalty, and matures November 30, 1995. In July 1995, the Company made a payment to reduce the outstanding principal by $1,000,000. In June 1995, coincident with the closing of the Park North Business Center sale, the buyer made an additional deposit of $1,165,000. Upon consummation of the Peachtree Corners Distribution Center sale, the Company expects to have received net cash proceeds of approximately $7,750,000, which includes an initial deposit of $125,000 received in March 1995 and the additional deposit

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Unaudited)
-------------------------------------------------------------------------------

received in June 1995. The Company also expects to recognize a gain on the sale of this investment.

5  REAL ESTATE ASSETS AND LIABILITIES

   The following is a summary of the assets and liabilities underlying the Company's real estate investments:

                                                                     September 30,         December 31,
                                                                             1995                  1994
                                                                       -------------------      --------------
      PROPERTY

      Land                                                          $     22,694,254    $    24,018,575
      Buildings and improvements                                          60,634,384         66,402,879
      Accumulated depreciation                                            (6,472,554)        (5,079,353)
      Deferred leasing costs and other assets, net                         1,384,082          1,487,678
      Minority interest                                                    1,507,692          1,471,483
                                                                    ----------------    ---------------
         Total real estate assets                                         79,747,858         88,301,262
      Accounts receivable                                                  1,825,703          2,254,603
      Accounts payable and other liabilities                              (1,025,193)        (1,760,156)
                                                                    ----------------    ---------------
                                                                    $     80,548,368    $    88,795,709
                                                                    ================    ===============

      Mortgage notes payable to third-parties                       $     41,649,080    $    49,374,668
                                                                    ================    ===============


      INVESTMENTS IN TENANCIES-IN-COMMON AND JOINT VENTURES

      Land                                                          $      8,246,048    $     A,246,048
      Buildings and improvements                                          35,667,726         35,542,264
      Accumulated depreciation                                           (13,624,385)       (12,370,021)
      Cash                                                                   462,240            346,176
      Other, net                                                           3,709,268          3,521,924
                                                                    ----------------    ---------------
         Total assets                                                     34,460,897         35,286,391
                                                                    ----------------    ---------------

      Mortgage notes payable to third-parties                             31,719,754         32,127,307
      Other                                                                1,052,193          1,913,431
                                                                    ----------------    ---------------
         Total liabilities                                                32,771,947         34,040,738
                                                                    ----------------    ---------------

      Net assets                                                    $      1,688,950    $     1,245,653
                                                                    ================    ===============

      Company's share:
         Loans to joint ventures                                    $              -    $     5,036,792
         Capital                                                           2,186,305         (2,224,285)
                                                                    ----------------    ---------------
                                                                    $      2,186,305    $     2,812,507
                                                                    ================    ===============

COPLEY PROPERTIES, INC.
-------------------------------------------------------------------------------
Notes to Consolidated Financial Statements (Unaudited)
-------------------------------------------------------------------------------

6     RESULTS OF REAL ESTATE INVESTMENTS

      Operations
      ----------

      The following is a summary of the operating results of the properties underlying the Company's real estate investments:

                                                                           Nine Months ended September 30,
                                                                              1995                  1994
                                                                    --------------------   --------------------
   PROPERTY
   Rentals                                                          $         9,737,669   $         9,910,390
   Operating expenses                                                        (2,332,605)           (2,263,831)
   Interest expense                                                          (3,346,967)           (3,523,708)
   Depreciation and amortization                                             (2,876,865)           (2,950,492)
   Minority interest                                                            (83,791)              (93,625)
                                                                    --------------------   -------------------
                                                                    $         1,097,441   $         1,078,734
                                                                    ===================   ===================

   OPERATIONS OF TENANCIES-IN-COMMON AND JOINT VENTURES
   Rentals                                                          $         5,131,829   $         5,599,091
   Operating expenses                                                          (937,771)             (854,372)
   Interest expense                                                          (2,167,829)           (2,180,695)
   Depreciation and amortization                                             (1,366,612)           (4,084,520)
                                                                    --------------------   --------------------
                                                                    $           659,617   $        (1,520,496)
                                                                    ===================   =====================

   Company share:
   Interest on loans to joint ventures                              $            69,845   $            58,713
   Equity in net income (losses)                                                539,142            (1,732,761)
                                                                    --------------------   --------------------
                                                                    $           608,987   $        (1,674,048)
                                                                    ====================  =====================


7  COSTS ASSOCIATED WITH PROPOSED EQUITY OFFERING AND AN INCREASED LINE OF
   CREDIT

   In late 1994, the Company commenced the marketing of additional equity on a private placement basis and incurred $501,227 in Deferred Financing Costs in connection with pursuing the private placement and arranging for an increased line of credit, which was contingent on additional equity. Discussions with potential investors did not produce an agreement on the terms of an equity investment and the Company wrote off the Deferred Financing Costs in the quarter ended March 31, 1995.

                                                                   Appendix A




                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                             EASTGROUP PROPERTIES,
                           EASTGROUP-LNH CORPORATION
                                      AND
                                 LNH REIT, INC.


                            DATED: DECEMBER 22, 1995

                                                                TABLE OF CONTENTS
ARTICLE I.
                                                                   THE MERGER   . . . . . . . . . . . . . . . . . . . . . . .  1
  Section 1.1  The Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
               ----------
  Section 1.2  Effective Time   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
               --------------
  Section 1.3  Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
               ---------------------
  Section 1.4  Articles of Incorporation and Bylaws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
               ------------------------------------
  Section 1.5  Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
               ---------
  Section 1.6  Conversion of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
               --------------------
  Section 1.7  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
               -------


ARTICLE II.
                                                      DISSENTING SHARES; EXCHANGE OF SHARES . . . . . . . . . . . . . . . . .  2
  Section 2.1  Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
               -----------------
  Section 2.2  Exchange of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
               ------------------


ARTICLE III.
                                                      REPRESENTATIONS AND WARRANTIES OF LNH . . . . . . . . . . . . . . . . .  3
  Section 3.1  Organization and Qualification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
               ------------------------------
  Section 3.2  Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
               --------------
  Section 3.3  Authority Relative to this Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
               ------------------------------------
  Section 3.4  SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
               -----------
  Section 3.5  Proxy Statement/Prospectus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
               --------------------------
  Section 3.6  Consents and Approvals; No Violation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
               ------------------------------------
  Section 3.7  Litigation, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
               ----------------
  Section 3.8  Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
               -------
  Section 3.9  Property and Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
               ----------------------------------
  Section 3.10 ERISA Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
               -------------
  Section 3.11 REIT Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
               -----------
  Section 3.12 Taxes, Tax Returns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
               ------------------
  Section 3.13 Tax Audits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
               ----------
  Section 3.14 Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
               -----------------------
  Section 3.15 No Default; Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
               ----------------------
  Section 3.16 Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
               -------------------------
  Section 3.17 Compliance with Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
               -----------------------
  Section 3.18 Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
               -----------------
  Section 3.19 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
               ---------
  Section 3.20 Control Share Provisions Inapplicable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
               -------------------------------------
  Section 3.21 Representations and Warranties Continuing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
               -----------------------------------------


ARTICLE IV.
                                                         REPRESENTATIONS AND WARRANTIES
                                                              OF EASTGROUP AND SUB  . . . . . . . . . . . . . . . . . . . . . 13
  Section 4.1  Organization and Qualification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
               ------------------------------
  Section 4.2  Capitalization; Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
               ----------------------------

  Section 4.3  Authority Relative to this Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
               ------------------------------------
  Section 4.4  SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
               -----------
  Section 4.5  Proxy Statements/Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
               ---------------------------

  Section 4.6  Consents and Approvals; No Violation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
               ------------------------------------
  Section 4.7  Litigation, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
               ----------------
  Section 4.8  Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
               -------
  Section 4.9  Property and Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
               ----------------------------------
  Section 4.10 Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
               ---------------------
  Section 4.11 REIT Status.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
               -----------
  Section 4.12 Taxes, Tax Returns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
               ------------------
  Section 4.13 Tax Audits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
               ----------
  Section 4.14 Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
               -----------------------
  Section 4.15 No Default; Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
               ----------------------
  Section 4.16 Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
               -------------------------
  Section 4.17 Compliance with Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
               -----------------------
  Section 4.18 Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
               -----------------
  Section 4.19 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
               ---------
  Section 4.20 Shares of Beneficial Interest of EastGroup   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
               ------------------------------------------
  Section 4.21 Representations and Warranties Continuing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
               -----------------------------------------

ARTICLE V.
                                                                    COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 23
  Section 5.1  Conduct of Business of LNH and EastGroup   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
               ----------------------------------------
  Section 5.2  Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
               ---------------------
  Section 5.3  Best Efforts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
               ------------
  Section 5.4  Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
               --------
  Section 5.5  Public Announcements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
               --------------------
  Section 5.6  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
               ---------------
  Section 5.7  Meetings of Shareholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
               ------------------------
  Section 5.8  Blue Sky   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
               --------


ARTICLE VI.
                                                    CONDITIONS TO CONSUMMATION OF THE MERGER  . . . . . . . . . . . . . . . 27
  Section 6.1  Certificates, Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
               --------------------------------
  Section 6.2  Other Conditions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
               ----------------

ARTICLE VII.
                                                         TERMINATION; AMENDMENTS; WAIVER  . . . . . . . . . . . . . . . . . 29
  Section 7.1  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
               -----------
  Section 7.2  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
               ---------------------
  Section 7.3  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
               ---------
  Section 7.4  Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
               -----------------
  Section 7.5  Reimbursement of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
               -------------------------

ARTICLE VIII.
                                                                  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 30
  Section 8.1  Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
               ------------------------------------------

  Section 8.2  Brokerage Fees; Commissions and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
               ----------------------------------------
  Section 8.3  Entire Agreement; Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
               ----------------------------
  Section 8.4  Validity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
               --------

  Section 8.5  Notices  . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
               -------
  Section 8.6  Governing Law  . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
               -------------
  Section 8.7  Jurisdiction and Venue   . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
               ----------------------
  Section 8.8  Descriptive Headings   . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
               --------------------
  Section 8.9  Counterparts   . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
               ------------
  Section 8.10 Expenses   . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
               --------
  Section 8.11 Certain Definitions  . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
               -------------------
  Section 8.12 Performance by Sub   . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
               ------------------
  Section 8.13 Disclosure Schedule  . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
               -------------------
  Section 8.14 Parties in Interest  . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
               -------------------

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                 AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of December 22, 1995, by and among LNH REIT, INC., a Maryland corporation engaged in the real estate business ("LNH"), EASTGROUP-LNH CORPORATION, a Maryland corporation and a wholly-owned subsidiary of EastGroup Properties ("Sub"), and EASTGROUP PROPERTIES, a Maryland real estate investment trust ("EastGroup").

                 WHEREAS, the respective Boards of Trustees and Directors of EastGroup, Sub and LNH have duly approved the acquisition of LNH by EastGroup by means of a merger of LNH with and into Sub pursuant to the terms of this Agreement, it is therefore agreed as follows:

                                   ARTICLE I.
                                   THE MERGER

                 Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Maryland General Corporation Law (the "Maryland Law"), including, without limitation, any required vote of shareholders of LNH as described in Section
5.7 of this Agreement, LNH shall be merged with and into Sub (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI hereof. Following the Merger, Sub shall continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Maryland and the separate corporate existence of LNH shall cease.

                 Section 1.2 EFFECTIVE TIME. The Merger shall be consummated by filing with the Maryland Secretary of State the Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger") (the time of such filing being the "Effective Time").

                 Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 3-114 of the Maryland Law. As of the Effective Time, LNH shall merge with and into Sub.

                 Section 1.4 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of Sub, both as in effect at the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

                 Section 1.5 DIRECTORS. As of the Effective Time, directors of Sub in office on the date of execution hereof shall be directors of the Surviving Corporation until their respective successors are duly elected and qualified.

                 Section 1.6         CONVERSION OF SHARES.

                          (a)        Each share of common stock, $.50 par value
per share ("Shares"), of LNH issued and outstanding immediately prior to the Effective Time (other than Shares held by LNH as treasury stock or held by EastGroup, which shall be cancelled) shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into the right to receive a certain amount of newly issued, fully paid and non-assessable shares of beneficial interest of EastGroup based on an exchange ratio (the "Exchange Ratio") as determined and set forth below. Such shares shall be issuable upon surrender of the certificates formerly representing Shares of LNH. The Exchange Ratio will be determined by dividing the value $8.10 by the average closing price for shares of beneficial interest of EastGroup for the 10 trading days preceding the Closing (as defined in Section 1.7) (the "Closing Price"). No fractional shares of beneficial interest of EastGroup shall be issued. Instead shareholders of LNH will be entitled to receive cash in lieu of fractional shares in an amount based upon the Closing Price, multiplied by the fraction of a share of beneficial interest of EastGroup to which the shareholder would have otherwise been entitled. The shares of beneficial interest of EastGroup issuable in exchange for the Shares of LNH and the cash payment in lieu of fractional shares are referred to herein as the "Merger Consideration." All shares issued to the shareholders of LNH representing the Merger Consideration shall be registered under the Securities Act of 1933, as amended (the "Securities Act"), on a Form S-4 Registration Statement being filed by EastGroup with the Securities and Exchange Commission (the "SEC"). Any shares representing the Merger Consideration held by persons who are affiliates (as that term is defined in SEC Rule 405) of LNH shall bear a legend restricting the transferability of shares pursuant to SEC Rule 145. EastGroup shall have no obligation to keep the Form S-4 Registration Statement effective and it shall expire by its terms on the earlier of (i) ninety (90) days after the Effective Time or (ii) the date that any event occurs which would cause EastGroup to be required to file a post-effective amendment under the Securities Act in order to update the Proxy Statement/Prospectus (as defined in Section 8.10) pursuant to Section 10 of the Securities Act.

                          (b)        Each Share held in the treasury of LNH and
each Share held by EastGroup immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist and no payment shall be made with respect thereto.

                 Section 1.7 CLOSING. Upon the terms and subject to the conditions hereof, as soon as practicable after the satisfaction of all conditions described in Article VI, LNH and Sub shall execute in the manner required by the Maryland Law and deliver to the Maryland Secretary of State the duly executed Articles of Merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. Contemporaneous with the filing referred to in this Section, a closing (the "Closing") will be held at the offices of EastGroup in Jackson, Mississippi (or such other place as the parties may agree), for the purpose of implementing all transactions described in this Agreement.

                                  ARTICLE II.
                     DISSENTING SHARES; EXCHANGE OF SHARES

                 Section 2.1 DISSENTING SHARES. Shareholders of LNH who do not vote for the Merger will not have appraisal rights.

                 Section 2.2         EXCHANGE OF SHARES.

                          (a)        Promptly after the Effective Time, Sub
shall cause EastGroup's transfer agent (the "Agent") to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares of LNH (the "Certificate(s)") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss of and title to the Certificate shall pass to Sub upon physical delivery to the Agent) and instructions for use in effecting the surrender of the Certificate and for receiving any payment for fractional shares. Upon surrender to the Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates and cash representing the Merger Consideration and such surrendered Certificate shall then be cancelled. If issuance is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of issuance that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate or Certificates surrendered or established to the satisfaction of EastGroup that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate shall represent for all purposes the right to receive the Merger Consideration.

                          (b)        At and after the Effective Time there
shall be no transfers of Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of LNH. If, after the Effective Time, Certificates are presented to Sub, they shall be cancelled and exchanged for the Merger Consideration provided in this Article II. At the close of business on the day prior to the Effective Time the stock ledger of LNH shall be closed.

                          (c)        From and after the Effective Time, holders
of Certificates formerly evidencing Shares shall cease to have any rights as shareholders of LNH, except as provided herein or by law.

                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF LNH

                 LNH represents and warrants to EastGroup as follows:

                 Section 3.1 ORGANIZATION AND QUALIFICATION. LNH is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. All Subsidiaries of LNH are legal entities that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of LNH and its Subsidiaries has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. LNH and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect (as defined in Section 8.10) on LNH or such Subsidiary.

                 Section 3.2         CAPITALIZATION.

                          (a)        The authorized capital stock of LNH
consists of 15,000,000 Shares. As of the date hereof, 2,200,000 Shares were issued and outstanding and no Shares were held in treasury. Neither LNH nor any Subsidiary has any shares of its capital stock reserved for issuance. All issued and outstanding Shares are validly issued, fully paid, non-assessable and free of preemptive rights.

                          (b)        The Disclosure Schedule sets forth the
name, the number of shares of authorized capital stock and the number of issued and outstanding shares of capital stock or other indicia of ownership of each direct or indirect Subsidiary of LNH. Except as set forth in such schedule, all of the outstanding shares of capital stock of each of such Subsidiaries are owned, directly or indirectly, by LNH, beneficially and of record. All of such shares of capital stock of the Subsidiaries are owned free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and are not subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares. There are no outstanding subscriptions, options, convertible securities, warrants or claims of any kind issued or granted by or binding on LNH to purchase or otherwise acquire any security of or equity interest in any of such Subsidiaries. All of the outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and none has been issued in violation of the preemptive rights of any stockholder.

                 Section 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. LNH has all requisite power and authority to execute and deliver this Agreement and (other than approval of the Merger and this Agreement by the holders of two-thirds of all the votes entitled to be cast) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been authorized by the Board of Directors of LNH, and no other corporate proceedings on the part of LNH are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than approval of the Merger and this Agreement by the holders of two-thirds of the Shares entitled to vote). This Agreement has been duly and validly executed and delivered by LNH and constitutes a valid and binding agreement of LNH, enforceable against LNH in accordance with its terms.

                 Section 3.4 SEC REPORTS. To the best of its knowledge, LNH has filed all required forms, reports and documents with the SEC ("LNH SEC Reports") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and interpretive releases promulgated thereunder. None of such LNH SEC Reports, including without limitation any financial statements, notes, or schedules included therein, at the time filed, contained nor contains, or if to be filed in the future, will contain, any untrue statement of a material fact, or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 Each of the financial statements in or incorporated by reference into the LNH SEC Reports is fairly stated as of its date (subject, in the case of unaudited interim statements, to normal year-end audit adjustments) and is presented in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as may be noted therein; and independent certified public accountants for LNH have rendered or will render an unqualified opinion with respect to each audited financial statement included in the LNH SEC Reports or, if qualified, such qualification is or will be reasonably satisfactory to EastGroup. The financial statements included or to be included in the LNH SEC Reports are hereinafter sometimes collectively referred to as the "LNH Financial Statements."

                 Section 3.5 PROXY STATEMENT/PROSPECTUS. The Proxy Statement/Prospectus required for the consummation of the Merger will comply in all material respects with the Securities Act and the Exchange Act, except that no representation will be made by LNH with respect to information supplied in writing by EastGroup or any affiliate of EastGroup specifically for inclusion in the Proxy Statement/Prospectus. None of the information relating to LNH and its Subsidiaries supplied in writing by LNH specifically for inclusion in the Proxy Statement/Prospectus shall, at the time the Proxy Statement/Prospectus is mailed or at the time of the Special Meeting (as defined in Section 8.10), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 Section 3.6         CONSENTS AND APPROVALS; NO VIOLATION.
Except as described in the Disclosure Schedule delivered herewith, neither the execution and delivery of this Agreement by LNH nor the consummation of the transactions contemplated hereby nor compliance by LNH with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation, as amended, Bylaws, as amended, or other organization documents of LNH or the Articles of Incorporation and Bylaws of any Subsidiary, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (as defined in Section 8.10), except (i) pursuant to the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger pursuant to the Maryland Law,
(iii) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states, or (iv) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect, (c) result in a default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Contract (as defined in Section 3.16), license, agreement or other instrument or obligation to which LNH or any of its Subsidiaries is a party or by which LNH, any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect, (d) result in the creation or imposition of any lien, charge or other encumbrance on the assets of LNH or any of its Subsidiaries which would have a Material Adverse Effect on LNH or any of its Subsidiaries, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to LNH, any of its Subsidiaries or any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect.

                 Section 3.7 LITIGATION, ETC. Except as described in the Disclosure Schedule, (a) there is no action, claim, or proceeding pending or, to the knowledge of LNH, threatened, to which LNH or any of its Subsidiaries is or would be a party before any court or Governmental Authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on LNH, (b) neither LNH nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on LNH and (c) there are no claims asserted or actions or proceedings pending against any officer or director of LNH arising out of or pertaining to any action or omission within the scope of his or her employment or position with LNH, which claim, action or proceeding would involve a Material Adverse Effect on LNH. All litigation and other administrative, judicial or quasi-judicial proceedings to which LNH is a party or to which it has been threatened, to LNH's knowledge, to be made a party, are described in the Disclosure Schedule.

                 Section 3.8 CHANGES. Except as expressly contemplated by this Agreement or as reflected in the Disclosure Schedule or in LNH SEC Reports, since December 31, 1994, LNH and its Subsidiaries has conducted its business only in the ordinary and usual course, and, except as set forth in the Disclosure Schedule or in LNH SEC Reports, none of the following has occurred:

                          (a)        any material adverse change in the
condition (financial or other), results of operations, business, assets and employee relations of LNH and its Subsidiaries, taken as a whole;

                          (b)        any change in accounting methods,
principles or practices by LNH materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

                          (c)        any damage, destruction or loss, whether
or not covered by insurance, materially adversely affecting the condition (financial or other), business or operations of LNH and its Subsidiaries, taken as a whole;

                          (d)        any declaration, setting aside or payment
of dividends or distributions in respect of the Shares (other than those dividends publicly announced, declared and paid by LNH), or any redemption, purchase or other acquisition of any of LNH's securities;

                          (e)        any issuance by LNH of, or commitment of
LNH to issue, any shares of capital stock or securities convertible into or exchangeable or exercisable for shares of capital stock;

                          (f)        any entry by LNH or any of LNH's
Subsidiaries into any commitment or transaction material to the condition (financial or other), business or operations of LNH and its Subsidiaries, taken as a whole, which is not in the ordinary course of business and consistent with past practice;

                          (g)        any revaluation by LNH or any of LNH's
Subsidiaries of any of its assets, including, without limitation, writing down the value of assets or writing off notes or accounts receivables other than in the ordinary course of business and consistent with past practice;

                          (h)        any action taken by LNH or any of LNH's
Subsidiaries of the type referred to in Section 5.1;

                          (i)        any agreement by LNH to do any of the
things described in the preceding clauses (a) through (h) other than as expressly contemplated or provided for herein; and

                          (j)        any waiver by LNH or any of its
Subsidiaries of any rights that, singularly or in the aggregate, are material to the business, assets, financial condition or results of operation of LNH and its Subsidiaries, taken as a whole.

                 Section 3.9         PROPERTY AND ENVIRONMENTAL MATTERS.

                          (a)        Except as disclosed in the Disclosure
Schedule, to the best knowledge of LNH, the location, construction, occupancy, operation, condition and use of the real property now or previously owned, leased by or in the possession of LNH or its Subsidiaries (the "Real Property"), the facilities or improvements located thereon and the operations and practices of LNH and its Subsidiaries are or at the time of ownership, lease or possession were in substantial compliance with all Environmental Laws (as defined in Section 8.10) and any restrictive covenant or deed restriction (recorded or otherwise) affecting the Real Property, including, without limitation, all applicable zoning ordinances and building codes in effect at the time of improvement of such Real Property, flood disaster and occupational health and safety laws.

                          (b)        Neither LNH nor any of its Subsidiaries is
subject to any material liability or obligation, including investigatory or remedial obligations under any Environmental Law or the common law with respect to Hazardous Materials (as defined in Section 8.10), relating to (i) the environmental conditions on, under or about the Real Property, including, without limitation, the air, soil, surface water and groundwater conditions at the Real Property, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Hazardous Materials.

                          (c)        With the exception of those Hazardous
Materials and activities described in the Disclosure Schedule, to the best knowledge of LNH, no portion of the Real Property is being used, nor has been used by LNH or its Subsidiaries at any previous time, for the generation, storage, treatment, processing, disposal or other handling of any Hazardous Materials.

                          (d)        Neither LNH nor any of its Subsidiaries
has received any notice and is not aware of any existing condition (including the condition of the Real Property, whether or not caused by LNH or any Subsidiary) or the practice of the business conducted by LNH or its Subsidiaries which forms or could form the basis of any claim, action, suit, proceeding, administrative consent or agreement, litigation or settlement, hearing or investigation, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport or handling of, or the emission, discharge, release or threatened release into the environment of, any Hazardous Materials which, if decided against LNH or any of its Subsidiaries, would have a Material Adverse Effect on LNH and its Subsidiaries.

                          (e)        LNH and its Subsidiaries have listed and
described on the Disclosure Schedule or made available to EastGroup, as appropriate (i) all treatment, storage and disposal facilities, as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as amended, or under similar Environmental Laws, and all underground storage tanks, whether empty, filled, or partially filled with any substance, that are located on the Real Property; (ii) the current and past Hazardous Material disposal practices of LNH and its Subsidiaries; and (iii) any environmental assessment or environmental audit reports delivered to LNH or its Subsidiaries.

                          (f)        To the best of its knowledge, LNH and its
Subsidiaries are not required to obtain or apply for any permit, license, registration, notification or similar authorization under any Environmental Law for the conduct of LNH's or its Subsidiaries' business or relating to the Real Property, the facilities, improvements or equipment located thereon.

                          (g)        No portion of the Real Property has been
designated as a covered facility under CERCLA (as defined in Section 8.10(a)) or included on any similar "superfund" list or registry or has been made subject to any environmental lien pursuant to any Environmental Law or by any Governmental Authority.

                 Section 3.10 ERISA MATTERS. LNH and each of its Subsidiaries have no "Employee Benefit Plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its employees. LNH has never contributed to a "multiemployer plan" as defined in Section 3(37) of ERISA.

                 Section 3.11 REIT STATUS. For all years in which it has been in existence, LNH has continuously been organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). LNH has no intention of changing its operations or engaging in activities which adversely affect its ability to qualify, or make economically undesirable its continued qualification as, a real estate investment trust.

                 Section 3.12        TAXES, TAX RETURNS.

                          (a)        LNH has delivered to EastGroup copies of
the federal income tax returns of LNH for each of the last three fiscal years and all schedules and exhibits





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
thereto. Except as set forth on the Disclosure Schedule, each of LNH and its Subsidiaries has duly and timely filed in correct form all federal, state and local information returns and tax returns ("Returns") required to be filed by it and its Subsidiaries on or prior to the date hereof (all such Returns, to the best knowledge of LNH, being accurate and complete in all material respects) and, to the best knowledge of LNH, has duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from them by any governmental authority (including, without limitation, those due in respect of LNH's properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith, and set forth in the Disclosure Schedule and
(ii) have not been finally determined. The liabilities and reserves for taxes in the LNH Financial Statements are sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended December 31, 1994 or for any year or period prior thereto, and for which LNH or any of its Subsidiaries may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

                          (b)        To the best knowledge of LNH, (i) proper
and accurate amounts have been withheld by LNH and its Subsidiaries from its employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) Returns which are accurate and complete in all material respects have been filed by LNH and its Subsidiaries for all periods for which Returns were due with respect to income tax withholding, Social Security and unemployment taxes, and (iii) the amounts shown on such Returns to be due and payable have been paid in full or adequate provision therefor has been included by LNH in the most recent LNH Financial Statements.

                 Section 3.13 TAX AUDITS. Except as disclosed in LNH SEC Reports or in the Disclosure Schedule, (a) no audit of any material Return of LNH or any Subsidiary is currently in progress nor has LNH or any Subsidiary been notified that such an audit is contemplated by any taxing authority, (b) neither LNH nor any Subsidiary has extended any statute of limitations with respect to the period for assessment of any federal, state or local tax, (c) neither LNH nor any Subsidiary contemplates the filing of an amendment to any Return, which amendment would have a Material Adverse Effect on LNH and its Subsidiaries, and (d) neither LNH nor any Subsidiary has any actual or potential material liability for any tax obligation of any taxpayer (including, without limitation, any affiliated group of corporations or other entities which included LNH or any Subsidiary during a prior period) other than LNH or its Subsidiaries. Except as disclosed in the LNH SEC Reports or the Disclosure Schedule, there are no material tax claims pending against LNH or any Subsidiary, there are no material tax claims threatened to be asserted against LNH or any Subsidiary, and there are no material issues which have been raised in prior periods or audits which by application of similar principles are expected to result in a material tax claim for any other period. For purposes of this Section 3.12, "tax" and "taxes" shall include all income, gross receipt, franchise, excise, real and personal property, sales, ad valorem,





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employment, withholding and other taxes imposed by any foreign, federal, state, municipal, local or other Governmental Authority, including assessments in the nature of taxes.

                 Section 3.14 UNDISCLOSED LIABILITIES. LNH and its Subsidiaries are not liable for or subject to any material Liabilities (as hereinafter defined), except (a) Liabilities adequately disclosed or reserved for in the most recent LNH Financial Statements and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed on the Disclosure Schedule, none of which Liabilities under any such contract, commitment or agreement was required under generally accepted accounting principles consistently applied to have been adequately and specifically disclosed or reserved for in the most recent LNH Financial Statements, or (c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of LNH, and in accordance with this Agreement, since the date of the most recent LNH Financial Statements. As used in this Agreement, the term "Liability" shall include any direct or indirect liability, indebtedness, obligation, guarantee or endorsement (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business), whether known or unknown, accrued, absolute, contingent or otherwise.

                 Section 3.15        NO DEFAULT; COMPLIANCE.

                          (a)        Except as set forth in the Disclosure
Schedule, neither LNH nor any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which LNH or any of its Subsidiaries is a party or by which either LNH or any of its Subsidiaries or any of its properties is bound, (ii) any judgment, order or injunction of any court, arbitrator or governmental agency or (iii) any other agreement, contract, lease, license or other instrument, which default or potential default might reasonably be expected to have a Material Adverse Effect.

                          (b)        Except as set forth in the Disclosure
Schedule, LNH and each of its Subsidiaries has complied with all laws, regulations, orders, judgments or decrees of any federal or state court or governmental authority applicable to its business and operations, the non-compliance with which might reasonably be expected to have a Material Adverse Effect.

                 Section 3.16 CONTRACTS AND COMMITMENTS. Except as listed and described in the Disclosure Schedule, to the best of its knowledge, neither LNH nor any of its Subsidiaries is a party to, nor is it or any of its assets bound by, any written or oral:

                          (a) contract with any present or former shareholder, director, officer, employee or consultants;

                          (b) contract with any labor union or other representative of employees;





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
                                        (c)        contract for the future
                 purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving payment or potential payment by LNH of $25,000 or more under any one contract or series of related contracts;

                                        (d)        any contract, including,
                 without limitation, any outstanding quotations, bids or proposals, to sell goods or to perform services in an aggregate amount in excess of $25,000;

                                        (e)        distributorship,
                 representative or sales agency agreement, contract or commitment;

                                        (f)        conditional sale agreement
                 or lease under which LNH is either the seller or purchaser, lessor or lessee, involving annualized payments or potential payments by or to LNH that are in excess of $25,000;

                                        (g)        contract (including, without
                 limitation, any note, debenture, bond, conditional sale or equipment trust agreement, letter of credit agreement or loan agreement) for the borrowing or lending of money (including, without limitation, those to or from officers, directors or shareholders of LNH, or any affiliates or members of their immediate families, for a line of credit, or for a guarantee, security, indemnitee, pledge or undertaking of the indebtedness or obligations of any other person);

                                        (h)        contract for any charitable
                 or political contribution;

                                        (i)        contract for any capital
                 expenditure involving future payments, which, together with future payments under all other existing contracts for the same capital project, are in excess of $25,000;

                                        (j)        contract limiting or
                 restraining LNH from engaging or competing in any lines of business with any person, nor is any officer or employee of LNH subject to any such agreement, contract or commitment;

                                        (k)        license, franchise,
                 distributorship or other contract relating in whole or in part to any ideas, technical assistance or other know-how of or used by LNH;

                                        (l)        contract which is expected
                 to continue for more than six months from the date hereof;

                                        (m)        contract not made in the
                 ordinary course of business; or

                                        (n)        any guaranty, direct or
                 indirect, of any contract, lease or agreement entered into by LNH, any of its Subsidiaries, their officers or directors.

(Each of the foregoing is referred to herein as a "Contract".) Except as may be disclosed on the Disclosure Schedule, each of the Contracts listed on the Disclosure Schedule is valid and enforceable in accordance with its terms; LNH and, to the best of LNH's knowledge, the other parties thereto are in substantial compliance with the provisions thereof; except as may be disclosed on the Disclosure Schedule, neither LNH nor any other party is (or, by reason of the consummation of the transactions contemplated by this Agreement, will
be) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein and no event has occurred or is anticipated to occur (including the consummation of the transactions contemplated by this Agreement) which with or without the giving of notice or lapse of time, or both, would constitute a default or give the right of termination thereunder; furthermore, except as may be disclosed on the Disclosure Schedule, no such Contract contains any contractual requirement with which there is a reasonable likelihood that either (i) LNH or any other party thereto will be unable to comply or (ii) compliance therewith by LNH will have a Material Adverse Effect on LNH and its Subsidiaries, taken as a whole.
Except as set forth in the Disclosure Schedule, neither LNH nor any of its officers has made any oral commitments or has any oral understandings which may be material to LNH.

                 Section 3.17 COMPLIANCE WITH PERMITS. To the best of LNH's knowledge, all necessary governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by LNH or its Subsidiaries of its properties and assets have been obtained and no violation exists in respect of such licenses, permits or authorizations, except where the failure to obtain and hold such permits, or any violation thereof by LNH or its Subsidiaries, would not reasonably be expected to have a Material Adverse Effect. None of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or business of LNH or its Subsidiaries contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

                 Section 3.18 TITLE TO PROPERTY. Except as disclosed on the Disclosure Schedule, LNH and each of its Subsidiaries has good and marketable title, free and clear (except as indicated in the most recent LNH Financial Statements and liens for current taxes not yet due and payable), of all security interests, liens, encumbrances and encroachments of a material nature, to its property and assets that are material to LNH's business.

                 Section 3.19 INSURANCE. The Disclosure Schedule sets forth a complete and accurate list and description of all insurance policies in force naming LNH, any of its Subsidiaries or any employees of any of them as an insured or beneficiary or as a loss payable payee or for which LNH or any of its Subsidiaries has paid or is obligated to pay all or part of the premiums. Neither LNH nor any of its Subsidiaries has received notice of any pending or threatened termination or retroactive premium increase with respect thereto, and LNH and its Subsidiaries are in compliance with all conditions contained therein, the noncompliance with which could result in the termination of insurance coverage or increased premiums for prior or future periods. There are no pending material claims against such insurance by LNH or any of its Subsidiaries as to which insurers have denied liability, no defenses provided by insurers under reservations of rights, and no material claim under such insurance that has not been properly filed by LNH or any of its Subsidiaries.

                 Section 3.20        CONTROL SHARE PROVISIONS INAPPLICABLE.
The Merger will not be subject to Sections 3-601 et. seq. of the Maryland Law concerning special voting requirements for transactions with interested stockholders and Sections 3-701 et. seq. of the Maryland Law concerning the voting rights of certain control shares.

                 Section 3.21        REPRESENTATIONS AND WARRANTIES CONTINUING.
The representations and warranties set forth herein shall be true and correct on the date hereof and at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Effective Time.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                              OF EASTGROUP AND SUB

                 EastGroup and Sub, jointly and severally, represent and warrant to LNH as follows:

                 Section 4.1 ORGANIZATION AND QUALIFICATION. EastGroup is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. All Subsidiaries of EastGroup are legal entities that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of EastGroup and its Subsidiaries has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. EastGroup and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on EastGroup or such Subsidiary.

                 Section 4.2         CAPITALIZATION; SUBSIDIARIES.

                          (a)  The authorized capital stock of EastGroup
consists of 10,000,000 shares of beneficial interest, par value $1.00 per share. As of December 19, 1995, 4,231,656 shares of beneficial interest were issued are outstanding and no shares held in treasury. Neither EastGroup nor any Subsidiary has any shares of its capital stock reserved for issuance, except for 300,000 shares of beneficial interest of EastGroup issuable pursuant to employee and director stock options. No other options, warrants or other securities convertible into capital stock of EastGroup are outstanding. All issued and outstanding shares of beneficial interest of EastGroup are validly issued, fully paid, non-assessable and free of preemptive rights.





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                          (b)        The Disclosure Schedule sets forth the
name, the number of shares of authorized capital stock and the number of issued and outstanding shares of capital stock or other indicia of ownership of each direct or indirect Subsidiary of EastGroup. Except as set forth in such schedule, all of the outstanding shares of capital stock of each of such Subsidiaries are owned, directly or indirectly, by EastGroup, beneficially and of record. All of such shares of capital stock of the Subsidiaries are owned free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and are not subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares. There are no outstanding subscriptions, options, convertible securities, warrants or claims of any kind issued or granted by or binding on EastGroup and Sub to purchase or otherwise acquire any security of or equity interest in any of such Subsidiaries. All of the outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and none has been issued in violation of the preemptive rights of any stockholder.

                 Section 4.3         AUTHORITY RELATIVE TO THIS AGREEMENT.
EastGroup and Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Trustees of EastGroup and the Board of Directors of Sub and by EastGroup as sole shareholder of Sub, and no other corporate proceedings on the part of EastGroup and Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by EastGroup and Sub and constitutes a valid and binding agreement of EastGroup and Sub, enforceable against EastGroup and Sub in accordance with its terms.

                 Section 4.4 SEC REPORTS. To the best of its knowledge, EastGroup has filed all required forms, reports and documents with the SEC ("EastGroup SEC Reports") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and interpretive releases promulgated thereunder. None of such EastGroup SEC Reports, including without limitation any financial statements, notes, or schedules included therein, at the time filed, contained or contains, or, if to be filed in the future will contain, any untrue statement of a material fact, or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 Each of the consolidated financial statements in or incorporated by reference into the EastGroup SEC Reports is fairly stated as of its date (subject, in the case of unaudited interim statements, to normal year-end audit adjustments), and is presented in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as may be noted therein; and independent certified public accountants for EastGroup have rendered or will render an unqualified opinion with respect to each audited financial statement included in the EastGroup SEC Reports or, if qualified, such qualification is reasonably satisfactory to LNH. The consolidated financial statements included or to be included in the EastGroup SEC Reports are hereinafter sometimes collectively referred to as the "EastGroup Financial Statements."

                 Section 4.5 PROXY STATEMENTS/PROSPECTUS. The Proxy Statement/Prospectus required for the consummation of the Merger will comply in all material respects with the Securities Act and the Exchange Act, except that no representation will be made by EastGroup with respect to information supplied in writing by LNH or any affiliate of LNH specifically for inclusion in the Proxy Statement/Prospectus. None of the information relating to EastGroup and its Subsidiaries supplied in writing by EastGroup specifically for inclusion in the Proxy Statement/Prospectus shall, at the time the Proxy Statement/Prospectus is mailed or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 Section 4.6         CONSENTS AND APPROVALS; NO VIOLATION.
Except as described in the Disclosure Schedule, neither the execution and delivery of this Agreement by EastGroup and Sub nor the consummation of the transactions contemplated hereby nor compliance by EastGroup and Sub with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Declaration of Trust, as amended or Trustees Regulations of EastGroup or the Articles of Incorporation and Bylaws of any Subsidiary, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) pursuant to the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger pursuant to the Maryland Law, (iii) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states, or (iv) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect, (c) result in a default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, EastGroup Contract (as defined in Section 4.16), license, agreement or other instrument or obligation to which EastGroup or any of its Subsidiaries is a party or by which EastGroup, any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect, (d) result in the creation or imposition of any lien, charge or other encumbrance on the assets of EastGroup or any of its Subsidiaries, which would have a material Adverse Effect on EastGroup or any of its Subsidiaries or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to EastGroup, any of its Subsidiaries or any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect.

                 Section 4.7 LITIGATION, ETC. Except as described in the Disclosure Schedule, (a) there is no action, claim, or proceeding pending or, to the knowledge of EastGroup and Sub, threatened, to which EastGroup or any of its Subsidiaries is or would be a party before any court or Governmental Authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on EastGroup and Sub, (b) neither EastGroup nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on EastGroup and Sub, and (c) there have been no claims made or actions or proceedings brought against any officer, trustee or director of EastGroup and Sub arising out of or pertaining to any action or omission within the scope of his or her employment or position with EastGroup and Sub, which claim, action or proceeding would involve a Material Adverse Effect on EastGroup and Sub taken as a whole. All litigation and other administrative, judicial or quasi-judicial proceedings to which EastGroup or Sub is a party or to which it has been threatened to EastGroup's knowledge to be made a party, are described in the Disclosure Schedule.

                 Section 4.8 CHANGES. Except as expressly contemplated by this Agreement or as reflected in the Disclosure Schedule or in the EastGroup SEC Reports, since December 31, 1994, EastGroup and the Subsidiaries have conducted their business only in the ordinary and usual course, and, except as set forth in the Disclosure Schedule or in the EastGroup SEC Reports, none of the following has occurred:

                          (a)        any material adverse change in the
condition (financial or other), results of operations, business, assets and employee relations of EastGroup and its Subsidiaries, taken as a whole;

                          (b)        any change in accounting methods,
principles or practices by EastGroup materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

                          (c)        any damage, destruction or loss, whether
or not covered by insurance, materially adversely affecting the condition (financial or other), business or operations of EastGroup and its Subsidiaries, taken as a whole;

                          (d)        any declaration, setting aside or payment
of dividends or distributions in respect of the shares of beneficial interest of EastGroup (other than those dividends publicly announced, declared and paid by EastGroup), or any redemption, purchase or other acquisition of any of its securities;

                          (e)        any issuance by EastGroup and Sub of, or
commitment of EastGroup and Sub to issue, any shares of capital stock or securities convertible into or exchangeable or exercisable for shares of capital stock;

                          (f)        any entry by EastGroup and Sub or any of
EastGroup's Subsidiaries into any commitment or transaction material to the condition (financial or other), business or operations of EastGroup and its Subsidiaries, taken as a whole, which is not in the ordinary course of business and consistent with past practice;

                          (g)        any revaluation by EastGroup or any of its
Subsidiaries of any of their respective assets, including without limitation, writing down the value of assets or writing off notes or accounts receivables other than in the ordinary course of business and consistent with past practice;

                          (h)        any action taken by EastGroup or any of
its Subsidiaries of the type referred to in Section 5.1;

                          (i)        any agreement by EastGroup and Sub to do
any of the things described in the preceding clauses (a) through (h) other than as expressly contemplated or provided for herein; and

                          (j)        any waiver by EastGroup or any of its
Subsidiaries of any rights that, singularly or in the aggregate, are material to the business, assets, financial condition or results of operation of EastGroup and its Subsidiaries, taken as a whole.

                 Section 4.9         PROPERTY AND ENVIRONMENTAL MATTERS.

                          (a)        Except as disclosed in the Disclosure
Schedule, to the best knowledge of EastGroup and Sub, the location, construction, occupancy, operation, condition and use of the real property now or previously owned, leased by or in the possession of EastGroup or its Subsidiaries (the "EastGroup Real Property"), the facilities or improvements located thereon and the operations and practices of EastGroup and its Subsidiaries are or at the time of ownership, lease or possession were in substantial compliance with all Environmental Laws and any restrictive covenant or deed restriction (recorded or otherwise) affecting EastGroup Real Property, including, without limitation, all applicable zoning ordinances and building codes in effect at the time of improvements to such EastGroup Real Property, flood disaster and occupational health and safety laws.

                          (b)        Neither EastGroup nor any of its
Subsidiaries is subject to any material liability or obligation, including investigatory or remedial obligations under any Environmental Law or the common law with respect to Hazardous Materials relating to (i) the environmental conditions on, under or about EastGroup Real Property, including, without limitation, the air, soil, surface water and groundwater conditions at the EastGroup Real Property, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Hazardous Materials.

                          (c)        With the exception of those Hazardous
Materials and activities described in the Disclosure Schedule, to the best knowledge of EastGroup and Sub, no portion of the EastGroup Real Property is being used, nor has been used by EastGroup or its Subsidiaries at any previous time, for the generation, storage, treatment, processing, disposal or other handling of any Hazardous Materials.

                          (d)        Neither EastGroup nor any of its
Subsidiaries has received any notice or is aware of any existing condition (including the condition of the EastGroup Real Property, whether or not caused by EastGroup or any Subsidiary) or the practice of the businesses conducted by EastGroup or its Subsidiaries which forms or could form the basis of any claim, action, suit, proceeding, administrative consent or agreement, litigation or settlement, hearing or investigation, arising out of the manufacture, processing, distribution,

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use, treatment, storage, spill, disposal, transport, or handling of, or the emission, discharge, release or threatened release into the environment of, any Hazardous Material which, if decided against EastGroup or any of its Subsidiaries, would have a Material Adverse Effect on EastGroup and its Subsidiaries.

                          (e)        EastGroup and its Subsidiaries have listed
and described on the Disclosure Schedule (i) all treatment, storage and disposal facilities, as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as amended, or under similar Environmental Laws, and all underground storage tanks, whether empty, filled, or partially filled with any substance, that are located on the EastGroup Real Property; (ii) the current and past Hazardous Material disposal practices of EastGroup and its Subsidiaries; and (iii) any environmental assessment or environmental audit reports delivered to EastGroup or its Subsidiaries.

                          (f)        To the best of their knowledge, EastGroup
and its Subsidiaries have obtained or applied for all permits, licenses, registrations, notifications and similar authorizations required under Environmental Laws for the conduct of EastGroup's or its Subsidiaries' business or relating to EastGroup's Real Property, the facilities, improvements or equipment located thereon. The Disclosure Schedule includes a list of the Environmental Permits.

                          (g)        Except as identified in the Disclosure
Schedule, EastGroup and its Subsidiaries are in substantial compliance with all terms and conditions of the Environmental Permits and no proceeding is pending for the revocation of any Environmental Permit.

                          (h)        No portion of the EastGroup Real Property
has been designated as a covered facility under CERCLA or included on any similar "superfund" list or registry or has been made subject to any environmental lien pursuant to any Environmental Law or by any Governmental Authority.

                 Section 4.10 COMPLIANCE WITH ERISA. EastGroup, each of its Subsidiaries and all EastGroup Employee Benefit Plans, that cover any of its or their employees (which EastGroup Employee Benefit Plans are listed on the Disclosure Schedule), comply with all laws, requirements and orders under ERISA and the Code, the breach or violation of which would have a Material Adverse Effect on EastGroup and its Subsidiaries, taken as a whole; the present value of all of the assets of each of its EastGroup Employee Benefit Plans that is subject to Title VI of ERISA equals or exceeds the present value of all of the benefits accrued under each such EastGroup Employee Benefit Plan as of the end of the most recent plan year with respect to such plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the last actuarial evaluation for each such plan; none of the employees of EastGroup or any of its Subsidiaries is covered by a collective bargaining agreement; neither EastGroup nor any of its Subsidiaries has ever contributed to a "multiemployer plan" as defined in Section 3(37) of ERISA; neither the EastGroup Employee Benefit Plans nor any fiduciary or administrator thereof has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or, where applicable, Section 4975 of the Code for which no exemption is applicable, that may have any Material Adverse Effect on

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EastGroup and its Subsidiaries, taken as a whole, nor have there been any
"reportable events" as defined in Section 4043 of ERISA for which the thirty-day notice has not been waived.

                 Section 4.11 REIT STATUS. For all years in which it has been in existence, EastGroup has continuously been organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Code. EastGroup has no intention of changing its operations or engaging in activities which adversely affect its continued qualification as, a real estate investment trust.

                 Section 4.12        TAXES, TAX RETURNS.

                          (a)        EastGroup will deliver to LNH copies of
the federal income tax returns of EastGroup for each of the last three fiscal years and all schedules and exhibits thereto. Except as set forth on the Disclosure Schedule, each of EastGroup and its Subsidiaries has duly and timely filed in correct form all Returns required to be filed by it and its Subsidiaries on or prior to the date hereof (all such Returns to the best knowledge of EastGroup being accurate and complete in all material respects) and, to the best knowledge of EastGroup, has duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from them by any governmental authority (including, without limitation, those due in respect of their properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith and set forth in the Disclosure Schedule and
(ii) have not been finally determined. The liabilities and reserves for taxes in the EastGroup Financial Statements are sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended December 31, 1995 or for any year or period prior thereto, and for which EastGroup or any of its Subsidiaries may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

                          (b)        To the best knowledge of EastGroup, (i)
proper and accurate amounts have been withheld by EastGroup and its Subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state or local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) Returns which are accurate and complete in all material respects have been filed by EastGroup and each of its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, and (iii) the amounts shown on such returns to be due and payable have been paid in full, or adequate provision therefore has been included by EastGroup in the EastGroup Financial Statements.

                 Section 4.13 TAX AUDITS. Except as disclosed in the EastGroup SEC Reports or in the Disclosure Schedule, (a) no audit of any material Return of EastGroup or any Subsidiary is currently in progress, nor has EastGroup or any Subsidiary been notified that such an audit is contemplated by any taxing authority, (b) neither EastGroup nor any Subsidiary has extended any statute of limitations with respect to the period for assessment of

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any federal, state or local tax, (c) neither EastGroup nor any Subsidiary contemplates the filing of an amendment to any Return, which amendment would have a Material Adverse Effect on EastGroup and its Subsidiaries, taken as a whole, and (d) neither EastGroup nor any Subsidiary has any actual or potential material liability for any tax obligation of any taxpayer (including, without limitation, any affiliated group of corporations or other entities which included EastGroup or any Subsidiary during a prior period) other than EastGroup or its Subsidiaries. Except as disclosed in the EastGroup SEC Reports or the Disclosure Schedule, there are no material tax claims pending against EastGroup or any Subsidiary, there are no material tax claims threatened to be asserted against EastGroup or any Subsidiary, and there are no material issues which have been raised in prior periods or audits which by application of similar principles are expected to result in a material tax claim for any other period. For purposes of this Section 4.12, "tax" and "taxes" shall include all income, gross receipt, franchise, excise, real and personal property, sales, ad valorem, employment, withholding and other taxes imposed by any foreign, federal, state, municipal, local or other Governmental Authority, including assessments in the nature of taxes.

                 Section 4.14 UNDISCLOSED LIABILITIES. EastGroup and its Subsidiaries are not liable for or subject to any material Liabilities except (a) Liabilities adequately disclosed or reserved for in the most recent EastGroup Financial Statements and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed on the Disclosure Schedule, none of which Liabilities under any such contract, commitment or agreement were required under generally accepted accounting principles consistently applied to have been adequately and specifically disclosed or reserved for in the most recent EastGroup Financial Statements, or
(c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of EastGroup, and in accordance with this Agreement, since the date of the most recent EastGroup Financial Statements.

                 Section 4.15        NO DEFAULT; COMPLIANCE.

                          (a)        Except as set forth in the Disclosure
Schedule, neither EastGroup nor any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which either EastGroup or any of its Subsidiaries is a party or by which either EastGroup or any of its Subsidiaries or its properties is bound, (ii) any judgment, order or injunction of any court, arbitrator or governmental agency or (iii) any other agreement, contract, lease, license or other instrument, which default or potential default might reasonably be expected to have a Material Adverse Effect.

                          (b)        Except as set forth in the Disclosure
Schedule, EastGroup and each of its Subsidiaries have complied with all laws, regulations, orders, judgments or decrees of any federal or state court or governmental authority applicable to their respective businesses and operations, the non-compliance with which might reasonably be expected to have a Material Adverse Effect.

                 Section 4.16 CONTRACTS AND COMMITMENTS. Except as listed and described in the Disclosure Schedule, to the best of EastGroup's knowledge, neither EastGroup nor any of its Subsidiaries is a party to, nor are they or their assets bound by any written or oral:

                                     (a)           contract with any present or
                 former stockholder, trustee, director, officer, employee or consultants;

                                     (b)           contract with any labor
                 union or other representative of employees;

                                     (c)           contract for the future
                 purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving payment or potential payment by EastGroup of $25,000 or more under any one contract or series of related contracts;

                                     (d)           any contract, including,
                 without limitation, any outstanding quotations, bids or proposals, to sell goods or to perform services in an aggregate amount in excess of $25,000;

                                     (e)           distributorship,
                 representative or sales agency agreement, contract or commitment;


                                     (f)           conditional sale agreement
                 or lease under which EastGroup is either the seller or purchaser, lessor or lessee, involving annualized payments or potential payments by or to EastGroup that are in excess of $25,000;

                                     (g)           contract (including, without
                 limitation, any note, debenture, bond, conditional sale or equipment trust agreement, letter of credit agreement or loan agreement) for the borrowing or lending of money (including, without limitation, those to or from officers, trustees or shareholders of EastGroup, or any affiliates or members of their immediate families, for a line of credit, or for a guarantee, security, indemnitee, pledge or undertaking of the indebtedness or obligations of any other person);

                                     (h)           contract for any charitable
                 or political contribution;

                                     (i)           contract for any capital
                 expenditure involving future payments, which, together with future payments under all other existing contracts for the same capital project, are in excess of $25,000;

                                     (j)           contract limiting or
                 restraining EastGroup from engaging or competing in any lines of business with any person, nor is any officer or employee of EastGroup subject to any such agreement, contract or commitment;

                                     (k)           license, franchise,
                 distributorship or other contract relating in whole or in part to any ideas, technical assistance or other know-how of or used by EastGroup;

                                     (l)           contract which is expected
                 to continue for more than six months from the date hereof;

                                     (m)           contract not made in the
                 ordinary course of business; or

                                     (n)           any guaranty, direct or
                 indirect, of any person of any contract, lease or agreement entered into by EastGroup, any of its Subsidiaries or any of their officers, trustees or directors.

(Each of the foregoing is referred to herein as a "EastGroup Contract.")
Except as may be disclosed on the Disclosure Schedule, each of the EastGroup Contracts listed on the Disclosure Schedule is valid and enforceable in accordance with its terms; EastGroup and, to the best of EastGroup's knowledge, the other parties thereto are in substantial compliance with the provisions thereof; except as may be disclosed on the Disclosure Schedule, neither EastGroup nor any other party is (or by reason of the consummation of the transactions contemplated by this Agreement, will be) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein and no event has occurred or is anticipated to occur (including the consummation of the transactions contemplated by this Agreement) which with or without the giving of notice or lapse of time, or both, would constitute a default or give the right of termination thereunder; furthermore, except as may be disclosed on the Disclosure Schedule, no such contract contains any contractual requirement with which there is a reasonable likelihood that either (i) EastGroup or any other party thereto will be unable to comply or (ii) compliance therewith by EastGroup will have a Material Adverse Effect on EastGroup and its Subsidiaries taken as a whole. Except as set forth in the Disclosure Schedule, neither EastGroup nor any of its officers has made any oral commitments or has any oral understandings which may be material to EastGroup.

                 Section 4.17 COMPLIANCE WITH PERMITS. To the best of EastGroup's knowledge, all necessary governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by EastGroup or its Subsidiaries of their respective properties and assets have been obtained and no violation exists in respect of such licenses, permits or authorizations, except where the failure to obtain and hold such permits, or any violation thereby by EastGroup or its Subsidiaries, would not reasonably be expected to have a Material Adverse Effect. None of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of EastGroup or its Subsidiaries contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

                 Section 4.18 TITLE TO PROPERTY. Except as disclosed on the Disclosure Schedule, EastGroup and each of its Subsidiaries has good and marketable title, free and clear (except as indicated in the most recent EastGroup Financial Statements and liens for current taxes not yet due and payable), of all security interests, liens, encumbrances and encroachments of a material nature, to its property and assets that are material to EastGroup's businesses on a consolidated basis.

                 Section 4.19 INSURANCE. The Disclosure Schedule sets forth a complete and accurate list and description of all insurance policies in force naming EastGroup, any of its Subsidiaries or any employees of any of them as an insured or beneficiary or as a loss payable payee or for which EastGroup or any of its Subsidiaries has been paid or is obligated to pay all or part of the premiums. Neither EastGroup nor its Subsidiaries has received notice of any pending or threatened termination or retroactive premium increase with respect thereto, and EastGroup and its Subsidiaries are in compliance with all conditions contained therein, the noncompliance with which could result in the termination of insurance coverage or increased premiums for prior or future periods. There are no pending material claims against such insurance by EastGroup or any of its Subsidiaries as to which insurers have denied liability, no defenses provided by insurers under reservations of rights, and no material claim under such insurance that has not been properly filed by EastGroup or any of its Subsidiaries.

                 Section 4.20 SHARES OF BENEFICIAL INTEREST OF EASTGROUP. The shares of beneficial interest of EastGroup to be issued in the Merger will have been duly authorized and, when issued in accordance with the terms of the Articles of Merger and this Agreement, will be validly issued and fully paid and nonassessable, and no shareholder of EastGroup will have any preemptive rights with respect thereto.

                 Section 4.21        REPRESENTATIONS AND WARRANTIES CONTINUING.
The representations and warranties set forth herein shall be true and correct on the date hereof and at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Effective Time.

                                   ARTICLE V.
                                   COVENANTS

                 Section 5.1         CONDUCT OF BUSINESS OF LNH AND EASTGROUP.
Except as contemplated by this Agreement or disclosed in the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, LNH, LNH's Subsidiaries, EastGroup and EastGroup's Subsidiaries will each conduct their operations according to their ordinary and usual course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or disclosed in the Disclosure Schedule, neither LNH or any of LNH's Subsidiaries nor EastGroup or any of EastGroup's Subsidiaries will, prior to the Effective Time, without the prior written consent of EastGroup and LNH (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, other than pursuant to commitments outstanding at the date hereof and referred to in Section 3.2 or 4.2, or (ii) any other securities in respect of, in lieu of or in substitution for, capital stock outstanding on the date hereof, (b) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding securities, (c) declare or pay any dividend or distribution on any shares of its capital stock (except, in the case of EastGroup and LNH, EastGroup's and LNH's regular quarterly dividend with respect to their shares ), (d) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any release or relinquishment of any material contract rights, not in the ordinary course of business, (e) propose or adopt any amendments to its charter or bylaws, (f) enter into, assign or terminate, or amend in any material respect, any Contract or EastGroup Contract, (g) acquire, dispose of, encumber or relinquish any material asset (other than the sale of real properties with the consent of the other parties, which consent shall not be unreasonably withheld), (h) waive, compromise or settle any right or claim that would adversely affect the ownership, operation or value of any asset, (i) make any material capital expenditures other than pursuant to existing capital expenditure programs that are disclosed in the Disclosure Schedule, (j) allow or permit the expiration, termination or cancellation at any time prior to the Effective Time of any of the insurance policies or coverages or surety bonds currently maintained by or on behalf of EastGroup or LNH unless replaced with a policy, coverage or bond having substantially the same coverage and similar terms and conditions, (k) waive, settle or compromise any material litigation or other claim on a basis materially adverse to LNH, LNH's Subsidiaries, EastGroup or EastGroup's Subsidiaries, (l) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect, or (m) incur any indebtedness for borrowed money (other than indebtedness in place at the date of this Agreement).

                 Section 5.2         Access to Information.
                                     ---------------------

                          (a)        Between the date of this Agreement and the
Effective Time, the parties will afford to each other and their authorized representatives reasonable access (subject to tenants' rights) to the real estate, offices, warehouses or other facilities and to the books and records of such party and LNH's Subsidiaries and EastGroup's Subsidiaries, will permit the parties and their representatives to make such reasonable inspections as they may require and will cause their officers and those of LNH's Subsidiaries and EastGroup's Subsidiaries to furnish the parties and their representatives with such financial and operating data, environmental assessments and other information with respect to the business and real property of the parties, LNH's Subsidiaries and EastGroup's Subsidiaries as they and their representatives may from time to time reasonably request. No inspection or examination by either party will constitute a waiver of any claim against the other party for misrepresentation or breach of this Agreement.

                          (b)        The parties will hold and will cause their
representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other requirements of law, all documents and information concerning the parties furnished to them and their representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of the parties or their representatives, or (ii) later lawfully acquired by the parties or their representatives from other sources unless they or their representatives know that such other sources are not entitled to disclose such information) and will not release or disclose such information to any other person, except their auditors, attorneys, financial advisors and other consultants and advisors in connection with this Agreement, provided that such person shall have first been advised of the confidentiality provision of this Section 5.2. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information can be shown to have been (iii) in the public domain through no fault of EastGroup, Sub or LNH, as the case may be, or their respective representatives, or (ii) later lawfully acquired by the parties or representatives from other sources, and, if requested, either party will, and will cause its agents, auditors, consultants, representatives and advisors to return to the other, or destroy, all copies of written information furnished.

                          (c)        Each of EastGroup and LNH agrees to
furnish the other at the time of filing with copies of all reports and filings (including exhibits and schedules) filed by either party with the SEC between the date hereof and the Closing.

                 Section 5.3 BEST EFFORTS. Subject to the terms and conditions herein provided, and to the fiduciary duties of the Boards of Trustees and Directors of the parties under applicable law, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and trustees and directors of each party to this Agreement shall take all such necessary action.

                 Section 5.4 CONSENTS. EastGroup and LNH each will use its best efforts to obtain such consents of third parties to agreements which would otherwise be violated by any provisions hereof, to take all actions necessary to effect the transactions contemplated hereby, and to make such filings with Governmental Authorities necessary to consummate the transactions contemplated by this Agreement including, without limitation, (a) the vigorous defense of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transaction contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated or reviewed, and (b) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

                 Section 5.5 PUBLIC ANNOUNCEMENTS. Except as required by law, neither party shall make any news releases or other public announcement pertaining to the existence of this Agreement or the Merger without the prior consent of the other party hereto. To the extent such a release or announcement is required by law, the party making the same shall give the other party advance notice of, and an opportunity to comment on, the proposed release or announcement.

                 Section 5.6 INDEMNIFICATION. If the Merger occurs, then from and after its Effective Time EastGroup shall indemnify each person who becomes an employee, agent, officer or trustee of EastGroup to the full extent permitted by the Declaration of Trust, as amended, and Trustees Regulations of EastGroup and permitted by law in respect of any claim arising after the Effective Time in connection with such person's service as such. In addition, LNH shall indemnify to the full extent of its assets and to the fullest extent permitted by its Articles of Incorporation, as amended, and Bylaws, as amended, and permitted by law, each person who held positions with LNH prior to the Effective Time as an employee, agent, officer or director in respect of any claim arising in connection with such person's service as such. Any obligation of LNH hereunder shall be assumed by EastGroup to the extent of
(a) any distribution of assets from LNH to EastGroup or any affiliate of EastGroup following the Merger and (b) any liability or obligation of such person arising under this Agreement or in connection with the Merger. All persons indemnified herewith are referred to as "Indemnified Parties." All such indemnification provided for herein shall be to the fullest extent authorized by law as now in effect or as hereafter amended (but, in the case of any amendment, only to the extent that such amendment permits greater indemnification rights than prior to such amendment) against any losses, claims, damages, liabilities, costs, expenses (including legal fees and disbursements of counsel), penalties, judgments and amounts paid in settlement ("Damages"), including but not limited to those based in contract, tort, negligence, strict liability, or any theory of recovery, arising out of or relating to any act, omission, transaction, cause of action, liability, debt or obligation pertaining to (a) the fact that the Indemnified Party was an officer, trustee, director, employee or agent of LNH or a Subsidiary of LNH or EastGroup or a Subsidiary of EastGroup or (b) this Agreement or any of the transactions contemplated hereby; provided, however, that (a) EastGroup and LNH as appropriate will be entitled to participate in and, to the extent that they may wish, to assume the defense of any action, with counsel reasonably satisfactory to the Indemnified Party but if any Indemnified Party (or group thereof) believes that, by reason of an actual or potential conflict of interest, it is advisable for such Indemnified Party (or group thereof) to be represented by separate counsel, such Indemnified Party (or group thereof) may retain counsel reasonably satisfactory to EastGroup who will represent such Indemnified Party (or group thereof) and EastGroup and Sub as appropriate shall pay all reasonable fees and disbursements of such counsel promptly as statements therefor are received, (b) the Indemnified Party, EastGroup and Sub will cooperate with each other, and use their respective best efforts to assist, in the vigorous defense of any such matter, and (c) EastGroup and Sub shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld.

                 Section 5.7 MEETINGS OF SHAREHOLDERS. LNH shall promptly take all action necessary in accordance with applicable law and its Articles of Incorporation, as amended, and Bylaws, as amended, to convene the Special Meeting to consider and vote on the Merger and this Agreement. LNH and EastGroup shall prepare the Form S-4 Registration Statement, file it with the SEC under the Securities Act as promptly as practicable after execution hereof, and use all reasonable efforts to have the Form S-4 Registration Statement declared effective by the SEC. As promptly as practicable after the Proxy Statement/Prospectus has been cleared by the SEC, LNH shall mail the Proxy Statement/Prospectus forming a part of the Form S-4 Registration Statement to the shareholders of LNH as of the record date for the Special Meeting.

                 Section 5.8 BLUE SKY. EastGroup shall use its best efforts to obtain, prior to the SEC effective date of the Form S-4 Registration Statement, all necessary state law or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement, provided that EastGroup shall not be required by virtue thereof to submit to general jurisdiction in any state.

                                  ARTICLE VI.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

                 Section 6.1         CERTIFICATES, OPINION OF COUNSEL.
Immediately prior to the Effective Time, LNH and EastGroup shall cause to be delivered to each other or to have received the following:

                          (a)        A certificate, dated the date of the
Effective Time, as the case may be, of the chief executive and chief financial officer certifying that all representations and warranties made herein are true and correct as of the date made and as of the Effective Time and that all agreements or other actions required to be performed prior to the Effective Time as a condition to consummating the Merger have been performed or taken and such conditions satisfied in accordance with the terms of this Agreement.

                          (b)        An opinion of counsel to LNH dated the
date of the Effective Time in form and substance satisfactory to each as to the matters set forth in Sections 3.1 and 3.3 (except as to the Subsidiaries of LNH, for which no opinion need be given), and such other matters as EastGroup shall request, which opinion may contain customary exceptions and qualifications.

                          (c)        An opinion of counsel to EastGroup and Sub
dated the date of the Effective Time as to each of the matters set forth in Sections 4.1 and 4.3 (except as to the Subsidiaries of EastGroup, for which no opinion need be given), and such other matters as LNH may request, which opinion may contain customary exceptions and qualifications.

                          (d)        Jaeckle, Fleischmann & Mugel shall have
rendered an opinion, dated the Effective Time, in form and substance satisfactory to LNH, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will for federal income tax purposes constitute a reorganization within the meaning of Section 368, or any successor thereto, of the Code and that (except with respect to cash in lieu of fractional share interests), (i) no gain or loss will be recognized by a holder of Shares upon conversation in the Merger into shares of beneficial interest of EastGroup, (ii) the basis of shares of beneficial interest of EastGroup to be received in the Merger by a holder of Shares of LNH will be the same as such holder's basis in the Shares of LNH exchanged therefore, and (iii) the holding period of the Shares of beneficial interest of EastGroup to be received in the Merger by a holder of such LNH Shares will include the period during which such holder of such Shares held the Shares exchanged therefore, provided that such Shares were held as a capital asset immediately prior to the consummation of the Merger; in rendering such opinion, such tax advisor may rely upon certificates of officers of EastGroup and LNH as to factual matters.

                          (e)        LNH shall have received an opinion of
Rauscher Pierce Refsnes, Inc. updated to the Effective Time to the effect that the Merger and the transactions provided for herein are fair to the shareholders of LNH from a financial point of view.

                 Section 6.2 OTHER CONDITIONS. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time of the following conditions:

                          (a)        This Agreement and the transactions
contemplated hereby shall have been approved by the affirmative vote of the shareholders of LNH by the requisite vote.

                          (b)        No statute, rule, regulation, executive
order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction in the United States or domestic governmental authority which prohibits or restricts the consummation of the Merger.

                          (c)        LNH shall have obtained all material
consents listed on the Disclosure Schedule.

                          (d)        There shall have been no Material Adverse
Change in the business, properties or financial condition of EastGroup or LNH.

                          (e)        All parties shall have delivered all
documents and taken all other actions required by this Agreement.

                          (f)        The Form S-4 Registration Statement shall
have become effective and no stop order suspending the effectiveness of the Form S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any state.

                          (g)        EastGroup shall have received all state
securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby and no stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any state.

                          (h)        All representations and warranties of any
party shall be true and effective as of the Closing.

                          (i)        Sub shall have incurred no material
indebtedness between its date of formation and the Closing except as specifically contemplated by this Agreement.

                                  ARTICLE VII.
                        TERMINATION; AMENDMENTS; WAIVER

                 Section 7.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time, notwithstanding approval thereof by the shareholders of LNH, prior to the Effective Time:

                          (a)        by mutual written consent duly authorized
by the Boards of Trustees and Directors of LNH, EastGroup and Sub;

                          (b)        by EastGroup or LNH if the Effective Time
shall not have occurred on or before April 15, 1996;

                          (c)        by EastGroup or LNH if any court of
competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or if litigation or proceedings shall be pending that are reasonably likely to result in any of the foregoing;

                          (d)        by LNH, if EastGroup or Sub shall not have
performed all obligations required to be performed by them under this Agreement, except where any failures to perform would, in the aggregate, not materially impair or delay the ability of LNH to effect the Merger;

                          (e)        by EastGroup or Sub, if LNH shall not have
performed all obligations required to be performed by it under this Agreement, except where any failures to perform would, in the aggregate, not materially impair or delay the ability of EastGroup and Sub to effect the Merger;

                          (f)        by LNH, if there shall have been a breach
by EastGroup or Sub of any of the covenants contained herein or if any representation or warranty made by EastGroup or Sub is untrue in any material respect; and

                          (g)        by EastGroup or Sub, if there shall have
been a breach by LNH of any of the covenants contained herein or if any representation or warranty made by LNH is untrue in any material respect.

                 Section 7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 subsections (a), (b) or (c) this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its trustees, directors, officers or shareholders, other than the provisions of Section 5.2(b), 7.5 and 8.9.

                 Section 7.3 AMENDMENT. This Agreement may be amended by action taken by or on behalf of the Boards of Trustees and Directors of LNH, EastGroup and Sub at any time before or after any adoption of this Agreement by the shareholders of LNH but, after any such approval, no amendment shall be made which decreases the Merger

Consideration per Share or which adversely affects the rights of LNH's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of EastGroup, LNH and Sub.

                 Section 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Trustees and Directors of LNH, EastGroup and Sub, may (a) extend the time for the performance of any of the obligations or other acts of any other applicable party hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party, or (c) subject to the proviso contained in Section 7.3, waive compliance with any of the agreements of any other applicable party or with any conditions to its own obligations. Any agreement on the part of any other applicable party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                 Section 7.5 REIMBURSEMENT OF EXPENSES. In the event that either EastGroup or LNH terminates this Agreement and the Merger pursuant to the provision of Section 7.1(d) or (e) hereof, (the party receiving notice that it has failed to perform under Section 7.1(d) or (e) being referred to in this section as the "Terminating Party"), the Terminating Party shall pay the other party (for purposes of this Section 7.5, the "Non-Terminating Party") the Non-Terminating Party's out-of-pocket expenses incurred in connection with this transaction, including without limitation professional fees and travel expenses, which shall be paid by wire transfer not later than three (3) business days after the Non-Terminating Party notifies the Terminating Party of the amount of such expenses. Payment of such expenses shall not preclude the Non-Terminating Party from asserting any other claim it may have in law or in equity against the Terminating Party. If the Terminating Party fails to pay such expenses on the date provided herein, the Terminating Party shall pay interest thereon from the due date thereof until the date paid at the rate of ten percent per annum and shall reimburse the Non-Terminating Party all reasonable attorneys' fees and other costs and expenses incurred in collecting such expenses from the Terminating Party.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

                 Section 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. This Section 8.1, however, shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time.

                 Section 8.2         BROKERAGE FEES; COMMISSIONS AND EXPENSES.
LNH hereby represents and warrants to EastGroup with respect to LNH, and EastGroup hereby represents and warrants to LNH with respect to EastGroup, that no person or entity is entitled to receive from LNH or EastGroup, respectively, any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services (except the fee for the fairness opinions) in connection with this Agreement or the transactions contemplated hereby. Other costs, expenses and liabilities which may be incurred in connection with the consummation of this Agreement or the Merger, such as, for example and without limitation, the cost of professional fees shall be paid by the party incurring the cost, except as contemplated by Section 7.5.

                 Section 8.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

                 Section 8.4         VALIDITY.  The invalidity or
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

                 Section 8.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when (i) delivered in person or (ii) on the fifth business day following the day duly sent by facsimile telegram, telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

              If to LNH:

                       LNH REIT, Inc.
                       300 One Jackson Place
                       188 East Capitol Street
                       Jackson, MS 39201-2195
                       Attention:    Leland R. Speed, Chief Executive Officer


              with a copy (which shall not affect the validity of notice hereunder) to:

                       Butler, Snow, O'Mara, Stevens & Cannada
                       17th Floor, Deposit Guaranty Plaza
                       210 East Capitol Street, P.O. Box 22567
                       Jackson, MS  39225-2567
                       Attention:    Daniel G. Hise, Esq.

              If to EastGroup or Sub:

                       EastGroup Properties
                       300 One Jackson Place
                       188 East Capitol Street
                       Jackson, MS 39201-2195
                       Attention:    David H. Hoster II, President
                          with a copy (which shall not affect the validity of notice hereunder) to:

                                     Jaeckle, Fleischmann & Mugel
                                     800 Fleet Bank Building
                                     Twelve Fountain Plaza
                                     Buffalo, New York 14202
                                     Attention:    Joseph P. Kubarek, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                 Section 8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                 Section 8.7 JURISDICTION AND VENUE. The parties agree that the courts of the State of Mississippi shall have personal jurisdiction over all parties to this Agreement and any action involving a dispute under this Agreement shall have as its venue a court located in the State of Mississippi.

                 Section 8.8 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 Section 8.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                 Section 8.10 EXPENSES. Except as otherwise provided herein, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

                 Section 8.11        CERTAIN DEFINITIONS.

                          (a)        "Environmental Laws" shall mean any and
all laws, subsequent enactments, modifications and amendments, including, without limitation, any foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, administrative consent orders or agreements, interpretations, orders and decrees of courts or Governmental Authorities relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, for example and without limitation, the Resource Conservation and Recovery Act of 1976; the Comprehensive Environmental Response, Cleanup and Liability Act of 1980 ("CERCLA"); the Hazardous Materials Transportation Act; the Clean Water Act (the Federal

Water Pollution Control Act); the Toxic Substances Control Act; the Safe Drinking Water Act; the Emergency Planning and Community Right-to-Know Act; the United States Environmental Protection Agency's Underground Storage Tank Regulations; all as amended and modified; and occupational health and safety, flood control and sanitation laws.

                          (b)        "Governmental Authority" shall mean the
United States, any foreign country, state, county, city or other political subdivision, agency or instrumentality exercising executive, legislative, judicial, regulatory or administration jurisdiction, over EastGroup, Sub, LNH, LNH's Subsidiaries and EastGroup's Subsidiaries.

                          (c)        "Hazardous Material" shall mean any
substance or material (i) which is or becomes defined as a hazardous waste, hazardous substance, pollutant, contaminant or toxic substance or water under any Environmental Law; (ii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iii) the presence of which requires investigation or remediation under any Environmental Law or common law; or
(iv)the presence of which is deemed to constitute a nuisance, trespass or pose a health or safety hazard to persons or neighboring properties.

                          (d)        "Material Adverse Effect" shall mean any
adverse change in the financial condition, assets, business or operations of any party which is material to such party taken as a whole.

                          (e)        "Proxy Statement/Prospectus" shall mean
the document forming Part I of the Registration Statement on Form S-4 filed with the SEC pursuant to the requirements of the Securities Act and the Exchange Act.

                          (f)        "Special Meeting" shall mean the special
meeting of the shareholders of LNH called pursuant to the Proxy
Statement/Prospectus to consider approval of the Merger.

                          (g)        "Subsidiary" shall mean, when used with
reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity. Such term shall also refer to any other partnership, limited partnership, joint venture, trust, or other business entity in which a party hereto owns a majority interest.

                 Section 8.12 PERFORMANCE BY SUB. EastGroup agrees to cause Sub to comply with its obligations hereunder and to cause Sub to consummate the Merger as contemplated herein.

                 Section 8.13 DISCLOSURE SCHEDULE. If the Disclosure Schedule becomes misleading in any respect, LNH and EastGroup shall notify the other, in writing, of any facts making the Disclosure Schedule misleading; provided, however, that no such notice shall be deemed to amend or modify the representations and warranties herein.

                 Section 8.14 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                 IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year set forth above.

                                LNH REIT, INC.


                                By: /s/ Leland R. Speed
                                   --------------------
                                   Leland R. Speed
                                   Chief Executive Officer
ATTEST:

/s/ N. Keith McKey
-------------------------
N. Keith McKey, Secretary

                                EASTGROUP-LNH CORPORATION


                                By: /s/David H. Hoster II
                                   ----------------------
                                   David H. Hoster II
                                   President
ATTEST:

/s/ N. Keith McKey
-------------------------
N. Keith McKey, Secretary

                                EASTGROUP PROPERTIES

                                By: /s/David H. Hoster II
                                   ----------------------
                                   David H. Hoster II
                                   President
ATTEST:


/s/ N. Keith McKey
------------------
N. Keith McKey, Secretary

                                                                      APPENDIX C

                         JAECKLE, FLEISCHMANN & MUGEL
                               ATTORNEYS AT LAW

  FLEET BANK BUILDING   TWELVE FOUNTAIN PLAZA   BUFFALO, NEW YORK  14202-2292
                     TEL (716) 856-0600  FAX (716) 856-0432


                 TAX OPINION OF JAECKLE, FLEISCHMANN & MUGEL



                              February 26, 1996


LNH REIT, Inc.
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi  39201-2195

Ladies and Gentlemen:

                 We have acted as counsel to EastGroup Properties, a Maryland real estate investment trust ("EastGroup"), in connection with the transactions contemplated by the Agreement and Plan of Merger dated December 22, 1995 among EastGroup, LNH REIT, Inc., a Maryland corporation ("LNH"), and EastGroup-LNH Corporation, a Maryland corporation and wholly-owned subsidiary of EastGroup ("Sub"), (the "Agreement").

                 We have examined executed counterparts of the Agreement and have examined such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied on certificates of officers of EastGroup and Sub and on certificates of officers of LNH as well as upon information set forth in the Registration Statement on Form S-4 relating to the transactions contemplated by the Agreement and on representations of the parties set forth in the Agreement. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

                 In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered necessary and relevant. Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

                 1. The merger of LNH with and into Sub (the "Merger"), will constitute a reorganization within the meaning of section 368(a) of the Code, and

LNH REIT, Inc.

February 26, 1996

Page 2



                          EastGroup, LNH and Sub will each be a party to the reorganization within the meaning of section 368(b) of the Code.

                 2. No gain or loss will be recognized by EastGroup, LNH or Sub in the Merger.

                 3. No gain or loss will be recognized by the holders of shares of common stock, $0.50 par value per share, of LNH ("LNH Shares"), upon their receipt of shares of beneficial interest, $1.00 par value per share, of EastGroup ("EastGroup Shares"), in exchange for their LNH Shares, except that holders of LNH Shares who receive cash proceeds from the sale of fractional interests in EastGroup Shares will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to their fractional share interests and such gain or loss will constitute capital gain or loss if their LNH Shares are held as a capital asset at the effective time of the Merger.

                 4. The aggregate tax basis of the EastGroup Shares (including fractional share interests treated as received) received by the holders of LNH Shares will be the same as the aggregate tax basis of their LNH Shares.

                 5. The holding period of the EastGroup Shares in the hands of the holders of LNH Shares will include the holding period of their LNH Shares, provided such LNH Shares are held as a capital asset at the effective time of the Merger.

                 Except as set forth above, we express no opinion as to the tax consequences, whether federal, state, local, or foreign, to any party of the Merger or of any transactions related to the Merger or contemplated by the Agreement. This opinion is being furnished to you in connection with the Merger and may not be used or relied upon for any other purpose. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to its attachment as an exhibit to the Proxy Statement/Prospectus contained therein, as well as to the reference to this opinion therein.

                               Very truly yours,

                               JAECKLE, FLEISCHMANN & MUGEL

                                    PART II
                                    -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.          INDEMNIFICATION OF TRUSTEES AND OFFICERS

                 EastGroup's Restated Declaration of Trust, as amended, contains a provision authorizing EastGroup to indemnify and hold harmless, to the fullest extent permitted by Maryland law, trustees and officers involved in an action, suit or proceeding.

                 Section 2-418 of the Maryland General Corporation Law (the "Indemnification Statute"), the law of the state in which EastGroup is organized, empowers a Trust, subject to certain limitations, to indemnify its officers and trustees against expenses, including attorneys' fees, judgments, penalties, fines, settlements and expenses, actually and reasonably incurred by them in any suit or proceeding to which they are parties unless the act or omission of the trustee was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty, or the trustee received an improper personal benefit or, with respect to a criminal action or proceeding, the trustee had no reasonable cause to believe their conduct was unlawful.

                 EastGroup has entered into an indemnification agreement (the "Indemnification Agreement") with each of its trustees and officers, and the Board of Trustees has authorized EastGroup to enter into an Indemnification Agreement with each of the future trustees and officers of EastGroup. The Indemnification Statute permits a corporation to indemnify its trustees and officers. However, the protection that is specifically afforded by the Indemnification Statute authorizes other arrangements for indemnification of trustees and officers, including insurance. The Board of Trustees has approved and the shareholders have ratified the Indemnification Agreement, which is intended to provide indemnification to the maximum extent allowable by, or not in violation of, or offensive to, any law of the State of Maryland.

                 The Indemnification Agreement provides that EastGroup shall indemnify a trustee or officer who is a party to the agreement (the "Indemnitee") if he or she was or is a party to or otherwise involved in any proceeding by reason of the fact that he or she was or is a trustee or officer of EastGroup, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. This indemnification shall be provided to the fullest extent permitted by Maryland law. This is similar to the indemnification provided by the Indemnification Statute except that indemnification is not available to the Indemnitee who is adjudged liable on the basis that a personal benefit was improperly received or who pays any amount in settlement of a proceeding without EastGroup's written consent.

ITEM 21.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      The following exhibits are filed herewith (or incorporated by reference):

(2)(a) Agreement and Plan of Merger among EastGroup, Sub and LNH dated as of December 22, 1995, attached to the Proxy Statement/Prospectus as Appendix A. EastGroup agrees to furnish supplementally to the SEC upon request a copy of any omitted schedule or exhibit to the Merger Agreement.

   (b) EastGroup's Annual Report on Form 10-K for the year ended December 31, 1994 (incorporated by reference).

   (c) Amendment No. 2 to EastGroup's Registration Statement on Form S-2 (No. 33-70574) filed January 20, 1994 (incorporated by reference).


(3)(a)  EastGroup's Restated Declaration of Trust, filed herewith.

   (b) EastGroup's Trustees Regulations (incorporated by reference to Exhibit 3 of EastGroup's 1980 Annual Report on Form 10-K).

   (c) Amendment to EastGroup's Trustees Regulations (incorporated by reference to Exhibit 3 of EastGroup's 1980 Annual Report on Form 10-K).

   (d) Amendment to EastGroup's Trustees Regulations (incorporated by reference to Exhibit 3(d) of EastGroup's 1983 Annual Report on Form 10-
        K).


(5) Opinion of Jaeckle, Fleischmann & Mugel regarding legality of shares being registered, filed herewith.

(8) Opinion of Jaeckle, Fleischmann & Mugel, as to federal income tax consequences of the Merger, attached to the Proxy Statement/Prospectus as Appendix C.

(10)(a) Amendment and Restatement of the Expense-Sharing Agreement among Congress Street Properties, Inc., Eastover Corporation, EastGroup Properties and The Parkway Company dated as of September 1, 1990
        (incorporated by reference     to Exhibit 10(a) of EastGroup's 1991
        Annual Report on Form 10-K).

    (b) First Amendment to Amendment and Restatement of Expense-Sharing Agreement among Congress Street Properties, Inc., Eastover Corporation, EastGroup Properties and The Parkway Company dated as of October 1, 1993 (incorporated by reference to Exhibit 10B of EastGroup's Registration Statement on Form S-2 (No. 33-70574) filed October 19,
        1993).

  (c) EastGroup Properties 1989 Incentive Plan (incorporated by reference to Exhibit A of EastGroup's proxy statement dated April 26, 1991).

  (d) EastGroup Properties 1991 Trustees Stock Option Plan (incorporated by reference to Exhibit B of EastGroup's proxy statement dated April 26,
        1991).


  (e) Agreement and Plan of Merger dated February 12, 1996 by and between EastGroup and Copley Properties, Inc., filed herewith.


(11) Statement regarding computation of earnings per share (incorporated by reference to Exhibit (11) of EastGroup's 1993 Annual Report on Form 10-K).

(13)(a) EastGroup's Annual Report to Shareholders for the year ended December 31, 1994 (incorporated by reference).

    (b) LNH's Annual Report to Shareholders for the year ended December 31, 1994 (incorporated by reference).

(22)    Subsidiaries of EastGroup,     filed herewith.

(23)(a) Consent of Ernst & Young LLP, filed herewith.

    (b) Consent of KPMG Peat Marwick LLP, filed herewith.

    (c) Consent of Arthur Andersen LLP, filed herewith.

    (d) Consent of Rauscher Pierce Refsnes, Inc., filed herewith.

    (e) Consent of Jaeckle, Fleischmann & Mugel, contained in Exhibit 5(a) hereto.

(24)    Powers of Attorney (incorporated by reference).

(28) Agreement of EastGroup to furnish the SEC with copies of instruments defining the rights of holders of long-term debt (incorporated by reference to Exhibit 28(e) of EastGroup's 1986 Annual Report on Form 10-K).

 99 (a) Opinion of Rauscher Pierce Refsnes, Inc. as to the fairness of the transaction to LNH shareholders, attached as Appendix B to the Proxy Statement/Prospectus.

 99 (b) Form of proxy, filed herewith.


ITEM 22.   UNDERTAKINGS

   EastGroup, the undersigned registrant, hereby undertakes:

   (1) To file, during any period during which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (c) To include any additional or changed material information with respect to the plan of distribution.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

      (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act, the registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on February 26, 1996.



                              EASTGROUP PROPERTIES

                               By:  /s/ David H. Hoster II
                                  ------------------------
                                  David H. Hoster II, President



         Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by N. Keith McKey on February
26, 1996, individually and as attorney-in-fact for the following persons:

       Name                        Title

Leland R. Speed             Managing Trustee and Chief
                            Executive Officer (Principal
                            Executive Officer)

N. Keith McKey              Executive Vice President, Chief
                            Financial Officer and Secretary
                            (Principal Financial Officer)

Diane W. Hayman             Controller (Principal
                            Accounting Officer)


Alexander G. Anagnos        Trustee


H.C. Bailey, Jr.            Trustee
                                                           /s/ N. Keith McKey
                                                           N. Keith McKey,
                                                           Individually and as
                                                           Attorney-in-Fact

David H. Hoster II          President and Trustee

Harold B. Judell            Trustee

David M. Osnos              Trustee

John N. Palmer              Trustee

                                                                      Appendix B
                                    [logo]
                        RAUSCHER PIERCE REFSNES, INC.


G. CLYDE BUCK
Managing Director

                                        December 21, 1995


LNH REIT, Inc.
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi 39201

Attention:      Mr. N. Keith McKey
                Senior Vice President, Chief Financial Officer and Secretary

Dear Mr. McKey:

        You have asked us for our opinion as to the fairness from a financial point of view to the shareholders of LNH REIT, Inc. ("LNH") of the consideration to be received pursuant to the terms of a merger agreement between LNH and EastGroup Properties ("EastGroup") whereby the shareholders of LNH would receive a value of $8.10 for each share of LNH stock in the form of EastGroup common stock (the "Exchange") based on the average of EastGroup's closing market price for the 10 trading days prior to the Effective Date (as defined in the Merger Agreement).

        Rauscher Pierce Refsnes, Inc., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquistions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.



        1001 Fannin, Suite 700 - Houston, Texas 77002 - (713) 651-3354
                     Member New York Stock Exchange, Inc.

LNH REIT, Inc.
December 21, 1995

Page 2

        In arriving at our opinion, we have, among other things:

        1. Reviewed a draft dated December 13, 1995 of an "Agreement and Plan of Merger" between LNH and EastGroup;

        2. Reviewed a draft dated December 13, 1995 of a Form S-4 registration statement for the merger of LNH into EastGroup;

        3. Reviewed an analysis dated August 23, 1995 prepared by LNH, of the values of assets and liabilties indicating a ratio of 0.375 for the Exchange;

        4. Reviewed EastGroup's annual report and Form 10-K for the years ended December 31, 1994 plus quarterly earnings reports on Form 10-Q for the quarters ended March 31, 1994; June 30, 1994; September 30, 1994; March 31, 1995; June 30, 1995 and
                September 30, 1995;

        5. Reviewed quarterly earnings reports on Form 10-Q for LNH for the quarters ended March 31, 1994; June 30, 1994; September 30, 1994; March 31, 1995; June 30, 1995 and September 30, 1995
                plus LNH's annual report and Form 10-K for the year ended December 31, 1994;

        6. Reviewed LNH's Notice of Annual Meeting and Proxy Statement dated April 27, 1995;

        7. Reviewed EastGroup's Notice of Annual Meeting and Proxy Statement dated April 27, 1995;

        8. Reviewed LNH Board of Directors' Meeting file dated September 6, 1995, May 31, 1995 and March 21, 1995;

        9. Reviewed EastGroup Properties Board of Trustees meeting file dated September 6, 1995, June 1, 1995 and March 16, 1995;

        10.     Reviewed proforma financial statements for Form S-4;

LNH REIT, Inc.
December 21, 1995
Page 3


        11. Reviewed a liquidation value estimate for LNH in a memo prepared by LNH management on November 8, 1995;

        12. Discussed with management of LNH and EastGroup the outlook for future operating results, the assets and liabilities of both companies, material in the foregoing documents, and other matters we considered relevant to our inquiry.


        In our review and in arriving at our opinion, we have, with your permission, (i) not independently verified any of the foregoing information and have relied upon its being complete and accurate in all material respects, and (ii) not made an independent evaluation or appraisal of specific real estate holdings or other assets of LNH and EastGroup. Our opinion is provided solely for your benefit in connection with the proposed transaction, according to the terms of our engagement letter dated October 19, 1995.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the shareholders of LNH pursuant to the proposed Exchange is fair to the shareholders of LNH from a financial point of view.

                                        RAUSCHER PIERCE REFSNES, INC.


                                        By: /s/ Clyde Buck
                                           ------------------------------
                                           G. Clyde Buck
                                           Managing Director